      As filed with the Securities and Exchange
            Commission on January 31, 1997

                                     File No. 333-16331
       _________________________________________
          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C. 20549
             PRE-EFFECTIVE AMENDMENT NO. 3
                          to
                       FORM S-4
           REGISTRATION STATEMENT UNDER THE
                SECURITIES ACT OF 1933

                GERMAN AMERICAN BANCORP
(Exact name of Registrant as specified in its charter)

                        INDIANA
           (State or other jurisdiction of
            incorporation or organization)

                         6711
             (Primary Standard Industrial
              Classification Code Number)

                      35-1547518
         (I.R.S. Employer Identification No.)

               711 MAIN STREET, BOX 810
      JASPER, INDIANA 47546-3042; (812) 482-1314
  (Address, including Zip Code, and telephone number,
    including area code, of registrant's principal
                  executive offices)

              GEORGE W. ASTRIKE, CHAIRMAN
                GERMAN AMERICAN BANCORP
               711 MAIN STREET, BOX 810
      JASPER, INDIANA 47546-3042; (812) 482-1314
               Telecopier (812) 482-0745
          (Name, address, including Zip Code,
            and telephone number, including
           area code, of agent for service)

                       Copy to:

Mark B. Barnes, Esq.          John W. Tanselle, Esq.
Leagre & Barnes               Krieg, DeVault, Alexander
9100 Keystone Crossing          & Capehart
Suite 800                     One Indiana Square
P. O. Box 40609               Suite 2800
Indianapolis, IN 46240-0609   Indianapolis, IN  46204
Telephone (317) 843-1655      Telephone (317) 636-4341
Telecopier (317) 846-7900     Telecopier (317) 636-1507

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

_______________________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

_______________________________________________________

                  PEOPLES BANCORP OF WASHINGTON

                      201 EAST MAIN STREET
                 WASHINGTON, INDIANA  47501-2912

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD FEBRUARY 28, 1997

     Notice is hereby given that a Special Meeting of Shareholders of Peoples Bancorp of Washington ("Peoples") will be held at the Community Room at the Holiday Inn Express, 1808 East
National Highway, Washington, Indiana, on February 28, 1997, at
1:00 p.m. Washington time (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated September 27, 1996, among Peoples; The Peoples National Bank and Trust Company, a wholly owned subsidiary of Peoples ("Peoples Bank"); German American Bancorp ("German American"); German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and The Union Bank, a wholly owned subsidiary of German American (the "Reorganization Agreement"), and a Merger Agreement between Peoples and GAHC, and joined in by German American in the form attached to the Reorganization Agreement as Appendix A, and to approve the transactions contemplated thereby, including the merger of Peoples with and into GAHC (the "Merger").

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Holders of Peoples Common Stock of record at the close of business on January 15, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              Joseph A. Wellman, President
January 30, 1997
Washington, Indiana

                     GERMAN AMERICAN BANCORP

                         711 MAIN STREET
                     JASPER, INDIANA  47546

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD FEBRUARY 28, 1997

     Notice is hereby given that a Special Meeting of Shareholders of German American Bancorp ("German American") will be held at the principal office of The German American Bank, 711
Main Street, Jasper, Indiana 47546, on Friday, February 28, 1997, at 10:00 a.m. Jasper time (the "Special Meeting"), for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated September 27, 1996, among Peoples Bancorp of Washington ("Peoples"); The Peoples National Bank and Trust Company, a wholly owned subsidiary of Peoples ("Peoples Bank"); German American; German American Holdings Corporation, a wholly owned subsidiary of German American ("GAHC"); and The Union Bank, a wholly owned subsidiary of German American (the "Reorganization Agreement"), and a Merger Agreement between Peoples and GAHC, and joined in by German American in the form attached to the Reorganization Agreement as Appendix A, and to approve the transactions contemplated thereby, including the issuance of up to an additional 692,344 shares of German American Common Stock in connection with the merger of Peoples with and into GAHC.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Holders of German American Common Stock of record at the close of business on January 15, 1997, are entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

     SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              George W. Astrike, Chairman
January 30, 1997
Jasper, Indiana

                     GERMAN AMERICAN BANCORP

                   PROSPECTUS/PROXY STATEMENT

                  PEOPLES BANCORP OF WASHINGTON

                         PROXY STATEMENT

     This Prospectus/Proxy Statement relates to the proposed merger (the "Merger") of Peoples Bancorp of Washington, Washington, Indiana ("Peoples"), into German American Holdings Corporation ("GAHC"), a wholly owned subsidiary of German American Bancorp, Jasper, Indiana ("German American"), pursuant to and in accordance with an Agreement and Plan of Reorganization, dated September 27, 1996 (the "Reorganization Agreement"), among Peoples, German American, GAHC, The Peoples National Bank and Trust Company ("Peoples Bank") and The Union Bank ("Union"). Simultaneously with and as an integral part of the Merger, Union will merge with and into Peoples Bank.

     If the proposed Merger is consummated, German American will issue not fewer than 1.0372 nor more than 1.1669 shares of German American Common Stock for each of the 593,334 issued and outstanding shares of Peoples Common Stock, as adjusted for the five percent stock dividend declared by German American in October 1996 and subject to further adjustment in the event of any future stock dividends and the like. The exact number of shares to be issued by German American in the Merger will be determined by the average closing bid/asked quotations for German American's Common Stock during a ten business day period ending on the second business day preceding the closing date (the "Valuation Period"). On January 24, 1997 (the latest date practicable prior to the printing of this Prospectus/Proxy Statement), the average of the closing bid/asked quotations for German American Common Stock was $37.25 per share. Assuming that such average value remains not less than $34.29 during the Valuation Period (as to which there is no assurance), then the minimum number of shares specified by the Reorganization Agreement (1.0372 shares of German American for each Peoples common share and an aggregate of 615,417 shares of German American Common Stock) will be issued in the Merger. See "THE MERGER -- The Acquisition Agreements -- Terms of the Merger -- Conversion of Peoples Common Stock."

     The Merger is subject to the approval of the holders of a majority of the shares of the Peoples Common Stock eligible to vote thereon and the satisfaction of certain other conditions, including obtaining regulatory approval. The Merger is also being submitted for approval of the shareholders of German American in compliance with German American's agreement with the NASDAQ Stock Market in order for German American Common Stock to continue to be listed on the NASDAQ National Market System. For a more complete description of the Merger, see "THE MERGER."

     The Special Meeting of the shareholders of Peoples will be held at the Community Room at the Holiday Inn Express, 1808 East National Highway, Washington, Indiana, at 1:00 p.m., Washington time, on Friday, February 28, 1997 to (a) consider the Merger proposal, and (b) transact such other business as may properly come before the meeting. The Special Meeting of the shareholders of German American will be held at the principal office of The German American Bank, 711 Main Street, Jasper, Indiana, at 10:00 a.m. on Friday, February 28, 1997, to (a) consider the Merger proposal and (b) transact such other business as may properly come before said meeting. This Prospectus/Proxy Statement constitutes both a Prospectus of German American covering the German American Common Stock to be issued by it pursuant to the Merger and a Proxy Statement in connection with the solicitation by the Boards of Directors of Peoples and German American of proxies to be voted at their respective Special Meetings.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus/Proxy Statement is January 30,
1997.

                      AVAILABLE INFORMATION

     German American is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Accordingly, German American files proxy statements, annual and quarterly reports, and other information with the Securities and Exchange Commission (the "Commission"). Those proxy statements, reports, and other information may be inspected and copied at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth below.

     German American has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), covering the shares of German American Common Stock to be issued in connection with the Merger. This Proxy Statement also constitutes the Prospectus of German American filed as part of that Registration Statement. This Proxy Statement does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits thereto can be inspected and copied at prescribed rates at the Commission's public reference room, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, as well as the Commission's regional offices located at: Seven World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants (including German American) that file electronically with the SEC.

                 -------------------------------

                     SOURCES OF INFORMATION

     The information in the above-described Registration
Statement, including this Prospectus/Proxy Statement, concerning
German American and its affiliates, on the one hand, and concerning Peoples and its affiliates, on the other hand, has been supplied by management of the respective companies.

                 -------------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OR OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GERMAN AMERICAN OR PEOPLES. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY

JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INFERENCE OR IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF GERMAN AMERICAN OR PEOPLES SINCE THE DATE HEREOF.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     German American's 1995 Annual Report to Shareholders is being delivered with this prospectus and German American's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 is included as Appendix D to this Prospectus/Proxy Statement. The following documents are incorporated by reference into this Prospectus/Proxy Statement: (1) German American's Annual Report on Form 10-K for the year ended December 31, 1995, which was filed on April 1, 1996, as amended; (2) German American's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, which was filed on May 14, 1996; (3) German American's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, which was filed on August 14, 1996, as amended August 20, 1996; (4) German American's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which was filed November 13, 1996; and (5) German American's Current Report on Form 8-K, which was filed on July 17, 1996. Except as set forth in this Prospectus/Proxy Statement, there have been no material changes in the information set forth in such Reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO GERMAN AMERICAN WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (EXCLUDING UNINCORPORATED EXHIBITS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON (INCLUDING ANY BENEFICIAL OWNER) TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO JOHN M. GUTGSELL, GERMAN AMERICAN BANCORP, 711 MAIN STREET, BOX 810, JASPER, INDIANA 47546-3042 (812) 482-1314. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FEBRUARY 21, 1997.

                        TABLE OF CONTENTS

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . .  7

SOURCES OF INFORMATION . . . . . . . . . . . . . . . . . . . .  7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . .  8

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 13

SUMMARY OF PROSPECTUS/PROXY STATEMENT. . . . . . . . . . . . . 14
  THE SPECIAL MEETINGS . . . . . . . . . . . . . . . . . . . . 14
     PEOPLES . . . . . . . . . . . . . . . . . . . . . . . . . 14
     GERMAN AMERICAN . . . . . . . . . . . . . . . . . . . . . 15
  PARTIES TO THE MERGER. . . . . . . . . . . . . . . . . . . . 15
     GERMAN AMERICAN . . . . . . . . . . . . . . . . . . . . . 15
     GAHC. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     PEOPLES . . . . . . . . . . . . . . . . . . . . . . . . . 16
  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . 16
     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 16
     MERGER CONSIDERATION. . . . . . . . . . . . . . . . . . . 16
     THE BANK MERGER . . . . . . . . . . . . . . . . . . . . . 17
     OPINION OF FINANCIAL ADVISOR. . . . . . . . . . . . . . . 17
     RIGHTS OF DISSENTING SHAREHOLDERS . . . . . . . . . . . . 18
     FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER . . . . . . 18
     REGULATORY APPROVAL . . . . . . . . . . . . . . . . . . . 19
     VOTES REQUIRED FOR APPROVAL . . . . . . . . . . . . . . . 19
     PER SHARE MARKET VALUES AND EQUIVALENT PER SHARE MARKET
       VALUES. . . . . . . . . . . . . . . . . . . . . . . . . 20
     SUMMARY SELECTED FINANCIAL INFORMATION. . . . . . . . . . 21

RECENT FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . 28
  GERMAN AMERICAN. . . . . . . . . . . . . . . . . . . . . . . 28
  PEOPLES. . . . . . . . . . . . . . . . . . . . . . . . . . . 28

INFORMATION CONCERNING THE SPECIAL MEETING . . . . . . . . . . 29
  THE PEOPLES SPECIAL MEETING. . . . . . . . . . . . . . . . . 29
     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 29
     VOTES REQUIRED. . . . . . . . . . . . . . . . . . . . . . 29
  THE GERMAN AMERICAN SPECIAL MEETING. . . . . . . . . . . . . 30
     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 30
     VOTES REQUIRED. . . . . . . . . . . . . . . . . . . . . . 31
     PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . 31
     SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . 32

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  BACKGROUND AND REASONS FOR THE MERGER. . . . . . . . . . . . 32
     PEOPLES . . . . . . . . . . . . . . . . . . . . . . . . . 32
     GERMAN AMERICAN . . . . . . . . . . . . . . . . . . . . . 36
  THE ACQUISITION AGREEMENTS . . . . . . . . . . . . . . . . . 38
     EFFECT OF THE MERGER. . . . . . . . . . . . . . . . . . . 38
     TERMS OF THE MERGER . . . . . . . . . . . . . . . . . . . 39
       CONVERSION OF PEOPLES COMMON STOCK. . . . . . . . . . . 39
       SURRENDER OF CERTIFICATES . . . . . . . . . . . . . . . 42

       RIGHTS DETERMINED AT EFFECTIVE TIME . . . . . . . . . . 44
       EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . 44
     CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . 45
     TERMINATION OF ACQUISITION AGREEMENTS . . . . . . . . . . 46
  ACCOUNTING TREATMENT . . . . . . . . . . . . . . . . . . . . 47
  FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . 48
  REGISTRATION STATEMENT . . . . . . . . . . . . . . . . . . . 49
  TRANSFER RESTRICTIONS. . . . . . . . . . . . . . . . . . . . 49
  MANAGEMENT OF GERMAN AMERICAN AFTER THE MERGER . . . . . . . 50
  REGULATORY MATTERS . . . . . . . . . . . . . . . . . . . . . 50
  RIGHTS OF DISSENTING SHAREHOLDERS. . . . . . . . . . . . . . 50
  OPINION OF FINANCIAL ADVISOR TO PEOPLES. . . . . . . . . . . 52
     PRELIMINARY APPRAISAL OF PEOPLES. . . . . . . . . . . . . 53
     THE PROCESS FOR SOLICITING INDICATIONS OF INTEREST FROM
       OTHER BANK HOLDING COMPANIES. . . . . . . . . . . . . . 53
     COMPARATIVE PRICE ANALYSIS. . . . . . . . . . . . . . . . 54
     CONTRIBUTION ANALYSIS . . . . . . . . . . . . . . . . . . 54
     DILUTION ANALYSIS . . . . . . . . . . . . . . . . . . . . 55
     DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . 55

PRO FORMA FINANCIAL STATEMENTS OF GERMAN AMERICAN AND PEOPLES. 56

INFORMATION ABOUT GERMAN AMERICAN. . . . . . . . . . . . . . . 63

INFORMATION ABOUT PEOPLES. . . . . . . . . . . . . . . . . . . 63
  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 63
  COMPETITION. . . . . . . . . . . . . . . . . . . . . . . . . 64
  REGULATION AND SUPERVISION . . . . . . . . . . . . . . . . . 64
  PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . 64
     MARKET PRICE AND DIVIDEND INFORMATION . . . . . . . . . . 65
  STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS . . 66

PEOPLES BANCORP OF WASHINGTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. . . 69
  OVERVIEW OF OPERATIONS . . . . . . . . . . . . . . . . . . . 69
  NET INTEREST INCOME & INTEREST RATE RISK . . . . . . . . . . 70
  LOAN QUALITY AND PROVISION FOR LOAN LOSSES . . . . . . . . . 72
  NON-INTEREST INCOME. . . . . . . . . . . . . . . . . . . . . 74
  NON-INTEREST EXPENSE . . . . . . . . . . . . . . . . . . . . 74
  INCOME TAX EXPENSE . . . . . . . . . . . . . . . . . . . . . 75
  CAPITAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 75

DESCRIPTION OF GERMAN AMERICAN CAPITAL STOCK . . . . . . . . . 88
  AUTHORIZED BUT UNISSUED SHARES . . . . . . . . . . . . . . . 88
  COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . 88
     VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . 88
     DIVIDEND RIGHTS . . . . . . . . . . . . . . . . . . . . . 89
     LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . 90
     OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . 90
  PREFERRED STOCK. . . . . . . . . . . . . . . . . . . . . . . 90
  ANTI-TAKEOVER PROVISIONS . . . . . . . . . . . . . . . . . . 91
     POSSIBLE ISSUANCE OF COMMON STOCK . . . . . . . . . . . . 91
     POSSIBLE ISSUANCE OF PREFERRED STOCK. . . . . . . . . . . 92

     SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR
       BUSINESS COMBINATIONS . . . . . . . . . . . . . . . . . 92
     CLASSIFIED BOARD. . . . . . . . . . . . . . . . . . . . . 93
     REMOVAL OF DIRECTORS. . . . . . . . . . . . . . . . . . . 94
     AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES. . . . . 94
     CONTROL SHARE RESTRICTIONS. . . . . . . . . . . . . . . . 94
     POTENTIAL DISADVANTAGES TO SHAREHOLDERS . . . . . . . . . 94

COMPARISON OF PEOPLES COMMON STOCK AND GERMAN AMERICAN COMMON
STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
  GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 95
  NUMBER OF SHARES AUTHORIZED BUT UNISSUED . . . . . . . . . . 95
  PREFERRED STOCK. . . . . . . . . . . . . . . . . . . . . . . 96
  DIVIDEND RIGHTS. . . . . . . . . . . . . . . . . . . . . . . 96
  VOTING RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . 96
  LIQUIDATION RIGHTS . . . . . . . . . . . . . . . . . . . . . 97
  ABSENCE OF PREEMPTIVE RIGHTS . . . . . . . . . . . . . . . . 97
  ANTI-TAKEOVER PROVISIONS . . . . . . . . . . . . . . . . . . 97
     POSSIBLE ISSUANCE OF COMMON STOCK . . . . . . . . . . . . 97
     SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR
       BUSINESS COMBINATIONS . . . . . . . . . . . . . . . . . 98
     CLASSIFIED BOARD. . . . . . . . . . . . . . . . . . . . . 98
     REMOVAL OF DIRECTORS. . . . . . . . . . . . . . . . . . . 98
     AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES. . . . . 98
     CONTROL SHARE RESTRICTIONS. . . . . . . . . . . . . . . . 99

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . 99

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 99

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .100

INDEX TO PEOPLES BANCORP OF WASHINGTON FINANCIAL STATEMENTS. .101

APPENDICES:

APPENDIX A -- Agreement and Plan of Reorganization

APPENDIX B -- Provisions of Chapter 44 of the Indiana Business
              Corporation Law Governing Dissenters' Rights

APPENDIX C -- Fairness Opinion of Austin Associates, Inc.

APPENDIX D -- German American Bancorp Quarterly Report on Form
              10-Q for the Quarter ended September 30, 1996




MATERIALS DELIVERED WITH PROSPECTUS/PROXY STATEMENT:

  German American Bancorp 1995 Annual Report to Shareholders

                            MERGER OF
                  PEOPLES BANCORP OF WASHINGTON
                              INTO
              GERMAN AMERICAN HOLDINGS CORPORATION,
                         A SUBSIDIARY OF
                     GERMAN AMERICAN BANCORP



                       SPECIAL MEETINGS OF
                         SHAREHOLDERS OF
                  PEOPLES BANCORP OF WASHINGTON
                 AND OF GERMAN AMERICAN BANCORP


                          INTRODUCTION

     This Prospectus/Proxy Statement is being furnished to shareholders of Peoples Bancorp of Washington ("Peoples") and German American Bancorp ("German American") in connection with the separate solicitations of proxies by the Boards of Directors of Peoples and of German American to be voted at Special Meetings of their Shareholders. The purpose of each of the Special Meetings is to consider and vote upon a proposal to merge Peoples into German American Holdings Corporation ("GAHC"), a wholly-owned subsidiary of German American Bancorp ("German American") (which transaction is hereafter referred to as the "Merger").

     The Merger proposal is in accordance with the Agreement and Plan of Reorganization, dated September 27, 1996, among Peoples, German American, GAHC, The Peoples National Bank and Trust Company ("Peoples Bank"), and The Union Bank ("Union") (the "Reorganization Agreement"), and the Merger Agreement between Peoples and GAHC, joined in by German American, in the form attached to the Reorganization Agreement as Exhibit A (collectively the "Acquisition Agreements").

     If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by (a) delivering to the Secretary of the corporation holding the meeting (Peoples or German American, as the case may be), (i) a written instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Special Meeting and voting in person. Unless revoked, the proxy will be voted at the meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted FOR the Merger and on other matters that may come before the meeting as recommended by the Directors.

     Consummation of the Merger is subject to approval by the vote of the holders of a majority of the outstanding shares of the common stock of Peoples ("Peoples Common Stock"). The continued listing of German American Common Stock on the NASDAQ National Market System is subject to the approval of the issuance of additional shares pursuant to the Acquisition Agreements by a majority of the votes cast thereon at the German American Special Meeting. THE BOARD OF DIRECTORS OF PEOPLES AND THE BOARD OF DIRECTORS OF GERMAN AMERICAN EACH BELIEVE THAT THE MERGER IS IN THE BEST INTEREST OF THEIR RESPECTIVE CORPORATIONS AND THEIR RESPECTIVE SHAREHOLDERS AND UNANIMOUSLY RECOMMEND THAT THEIR SHAREHOLDERS VOTE FOR APPROVAL OF THE ACQUISITION AGREEMENTS.
For information concerning the reasons for these recommendations, see "THE MERGER."



              SUMMARY OF PROSPECTUS/PROXY STATEMENT

     The following is a brief summary of certain information contained in this Prospectus/Proxy Statement. This summary is not intended to be complete and is qualified in all respects by the more detailed information appearing elsewhere in this Prospectus/Proxy Statement. Shareholders are urged to review carefully the entire Prospectus/Proxy Statement, including the Appendices and other documents referred to herein.

THE SPECIAL MEETINGS

    PEOPLES. . . . . . . The Special Meeting is scheduled to be held on February 28, 1997, at the
                         Community Room at the Holiday Inn
                         Express, 1808 East National Highway,
                         Washington, Indiana, at 1:00 p.m., to
                         consider and vote upon adoption of the
                         Acquisition Agreements and the Merger
                         contemplated thereby.  Only
                         shareholders of record at the close of
                         business on January 15, 1997, will be
                         entitled to vote at the Special
                         Meeting.  On such date, there were
                         593,334 shares of Peoples Common Stock
                         outstanding.  Approval of the
                         Acquisition Agreements requires the
                         affirmative vote of the holders of a
                         majority of the outstanding shares of
                         Peoples Common Stock.  See "INFORMATION
                         CONCERNING THE SPECIAL MEETING."

    GERMAN AMERICAN. . . The German American Special Meeting is
                         scheduled to be held on February 28,
                         1997 at the principal office of The
                         German American Bank, 711 Main Street,
                         711 Main Street, Jasper, Indiana at
                         10:00 a.m., to consider and vote upon
                         the Acquisition Agreements and the
                         issuance of German American Common
                         Stock contemplated thereby.  Only
                         shareholders of record at the close of
                         business on January 15, 1997, will be
                         entitled to vote at the German American
                         Special Meeting.  On such date, there
                         were 1,923,774 shares of German
                         American Common Stock outstanding.
                         Continued listing of German American's
                         Common Stock on the NASDAQ National
                         Market System requires the approval of
                         the issuance of the additional German
                         American Common Stock pursuant to the
                         Acquisition Agreements by a majority of
                         the votes cast thereon at the German
                         American Special Meeting.  See
                         "INFORMATION CONCERNING THE SPECIAL
                         MEETINGS."

PARTIES TO THE MERGER

    GERMAN AMERICAN. . . German American is a multibank holding company incorporated under Indiana law
                         in 1982 that owns all the outstanding
                         capital stock of The German American
                         Bank, Jasper, Indiana; The Union Bank,
                         Loogootee, Indiana; First State Bank,
                         Southwest Indiana, Tell City, Indiana;
                         and GAHC and GAHC's subsidiary,
                         Community Trust Bank, Otwell, Indiana.
                         The mailing address and telephone
                         number of the principal executive
                         offices of German American are 711 Main
                         Street, Jasper, Indiana  47546-3042;
                         812/482-1314.  See "INFORMATION ABOUT
                         GERMAN AMERICAN."

    GAHC . . . . . . . . GAHC is an Indiana corporation and a
                         wholly owned subsidiary of German
                         American, which owns all of the
                         outstanding capital stock of Community
                         Trust Bank, Otwell, Indiana.

    PEOPLES. . . . . . . Peoples is an Indiana corporation that owns all of the issued and outstanding
                         shares of Peoples Bank, a national
                         banking association that was originally
                         chartered in 1888.  Peoples was
                         incorporated in 1985.  Peoples'
                         principal executive offices are located
                         at 201 East Main Street, Washington,
                         Indiana 47501-2912 and its telephone
                         number is 812/254-4630.  See
                         "INFORMATION ABOUT PEOPLES".

THE MERGER

    GENERAL. . . . . . . The Acquisition Agreements, which have been approved unanimously by the Boards
                         of Directors of Peoples and German
                         American, provide that Peoples will be
                         merged into GAHC, with GAHC being the
                         surviving corporation.  As a result of
                         the Merger, the separate corporate
                         existence of Peoples will cease.  The
                         Acquisition Agreements also provide
                         that simultaneously with the Merger,
                         The Union Bank, Loogootee, Indiana, a
                         wholly owned banking subsidiary of
                         German American, will be merged into
                         Peoples Bank with Peoples Bank
                         surviving the Merger.  As a consequence
                         of the Merger and the merger of Union
                         into Peoples Bank, Peoples Bank will
                         become a direct, wholly owned banking
                         subsidiary of GAHC.  See "THE
                         MERGER--The Acquisition Agreements."
                         The Acquisition Agreements are hereby
                         incorporated into this Prospectus/Proxy
                         Statement by reference.

    MERGER
    CONSIDERATION. . . . On the effective date of the Merger
                         (the "Effective Time"), German American
                         will issue not fewer than 1.0372 nor
                         more than 1.1669 shares of German
                         American Common Stock for each of the
                         593,334 issued and outstanding shares
                         of Peoples Common Stock (as adjusted
                         for the five percent stock dividend
                         declared by German American in October
                         1996 and subject to further adjustment
                         in the event of any future stock
                         dividends and the like).  The exact
                         number of shares to be issued by German
                         American in the Merger will be
                         determined by the average closing
                         bid/asked quotations for German
                         American Common Stock during the ten
                         business day period ending on the
                         second business day preceding the
                         closing date (the "Valuation Period").
                         On January 24, 1997 (the latest
                         practicable date prior to the printing
                         of this Prospectus/Proxy Statement),
                         the average of the closing bid/asked
                         quotations for German American Common
                         Stock was $37.25 per share.  Assuming
                         that such average value remains not
                         less than $34.29 during the Valuation
                         Period (as to which there is no
                         assurance), then the minimum number of
                         shares specified by the Reorganization
                         Agreement (1.0372 shares of German
                         American for each Peoples common share
                         and an aggregate of 615,417 shares of
                         German American Common Stock) will be
                         issued in the Merger.  See "THE
                         MERGER--The Acquisition Agreements--
                         Terms of the Merger--Conversion of
                         Peoples Common Stock."

    THE BANK MERGER. . . Simultaneously with the Merger, Union, a wholly owned banking subsidiary of
                         German American, will be merged into
                         Peoples Bank (the "Bank Merger").  The
                         bank surviving the Bank Merger will
                         retain the name "The Peoples National
                         Bank and Trust Company" and will
                         operate as a nationally chartered bank
                         under the Articles of Association and
                         Bylaws of Peoples Bank that were in
                         effect immediately prior to the Bank
                         Merger.  The main office of Union will
                         become a branch of Peoples Bank.  As a
                         consequence of the Merger and the Bank
                         Merger, Peoples Bank will become a
                         wholly-owned subsidiary of GAHC, which
                         in turn is a wholly owned subsidiary of
                         German American.

    OPINION OF FINANCIAL
    ADVISOR. . . . . . . Peoples has received an opinion of
                         Austin Associates, Inc. that the
                         exchange ratio in the Merger is fair,
                         from a financial point of view, to the
                         holders of Peoples Common Stock.  See
                         "THE MERGER--Opinion of Financial
                         Advisor to Peoples" and the opinion of
                         Austin Associates, Inc. attached hereto
                         as Appendix C.

    RIGHTS OF DISSENTING
    SHAREHOLDERS . . . . Subject to certain conditions, a
                         shareholder of Peoples who (a) before
                         the time the vote is taken on the
                         Merger at the Peoples Special Meeting,
                         delivers to Peoples a written demand
                         for payment of his or her shares of
                         Peoples Common Stock, and (b) does not
                         vote in favor of the Merger, will have
                         the right to receive in cash the fair
                         value of his or her shares of Peoples
                         Common Stock as determined pursuant to
                         Chapter 44 of the Indiana Business
                         Corporation Law ("IBCL").  See "THE
                         MERGER--Rights of Dissenting
                         Shareholders" and Appendix B to this
                         Prospectus/Proxy Statement.
                         Shareholders of German American do not
                         have any right to exercise dissenters
                         rights with respect to the Merger and
                         receive cash for their shares under the
                         IBCL.

    FEDERAL INCOME TAX
    CONSEQUENCES OF
    THE MERGER . . . . . The Merger is intended to constitute a tax-free reorganization to Peoples,
                         German American, and GAHC.  Assuming
                         the merger qualifies as a tax-free
                         reorganization, (a) shareholders of
                         Peoples will recognize no gain or loss
                         upon the exchange of shares of Peoples
                         for shares of German American Common
                         Stock, (b) shareholders of Peoples who
                         receive cash in exchange for shares of
                         Peoples Common Stock either in lieu of
                         a fractional shares or because they
                         have perfected dissenters' rights under
                         the IBCL will recognize gain or loss
                         upon the receipt of cash for their
                         shares, and (c) cash received by
                         shareholders receiving cash in lieu of
                         fractional share interests and cash
                         received by shareholders perfecting
                         dissenters' rights will be treated as a
                         distribution in full payment of such
                        fractional share interests, or shares
                        surrendered in exercise of dissenters'
                        rights, resulting in capital gain or
                        loss or ordinary income or loss, as the
                        case may be, depending upon each
                        shareholder's particular situation.  See
                        "THE MERGER -- Federal Income Tax
                        Consequences." Each Peoples shareholder is urged to consult his or her own tax advisors regarding the specific tax consequences of the Merger to him or her.

    REGULATORY
    APPROVAL . . . . . . The Merger will not be made effective unless the Bank Merger occurs
                         simultaneously.  The Bank Merger is
                         subject to the approval of the Office
                         of the Comptroller of the Currency (the
                         "OCC"), and the OCC approved the Bank
                         Merger in November, 1996.

    VOTES REQUIRED
    FOR APPROVAL . . . . The affirmative vote of the holders of a majority of the outstanding shares of
                         Peoples Common Stock is required to
                         approve the Merger.  All of the
                         Directors of Peoples have agreed to
                         vote the shares of Peoples Common Stock
                         owned of record by them in favor of
                         approval of the Acquisition Agreements.
                         At September 30, 1996, the 52,420
                         shares of Peoples Common Stock owned of
                         record by Directors of Peoples
                         represented approximately nine percent
                         of the shares entitled to vote at the
                         Peoples Special Meeting.  The Directors
                         and executive officers of Peoples own
                         beneficially (including not only shares
                         owned of record but also shares owned
                         by spouses, minor children and other
                         close associates) an aggregate of
                         78,348 shares or approximately 13% of
                         the shares entitled to vote at the
                         Peoples Special Meeting.  In addition,
                         the approval of the issuance of
                         additional shares pursuant to the
                         Merger by a majority of the votes cast
                         at the German American Special Meeting
                         is being solicited in accordance with

                         German American's listing agreement
                         with the NASDAQ Stock Market in order
                         to assure continued listing of German
                         American's Common Stock on the NASDAQ
                         National Market System.  As of October
                         31, 1996, the Directors and executive
                         officers of German American (all of
                         whom are expected to vote in favor of
                         the proposal) owned beneficially
                         approximately 26% of the shares of
                         German American Common Stock entitled
                         to vote at the German American Special
                         Meeting.  See "INFORMATION CONCERNING
                         THE SPECIAL MEETING."

    PER SHARE MARKET
    VALUES AND EQUIVALENT
    PER SHARE MARKET
    VALUES . . . . . . . The following table sets forth the
                         market value of German American Common
                         Stock (as determined by the average of
                         the closing bid and asked quotations as
                         reported by NASDAQ, and as
                         retroactively adjusted for German
                         American's five percent stock dividend
                         declared in October 1996) and of
                         Peoples Common Stock (as determined by
                         the price of the most recent trade
                         known to Peoples management) as of July
                         5, 1996, the date preceding the first
                         public announcement of the Merger, and
                         the equivalent per share market value
                         as of that date of the consideration to
                         be received per Peoples share in the
                         Merger calculated at the maximum, mid-
                         point and minimum exchange ratios
                         specified by the Reorganization
                         Agreement.  If the Merger had closed on
                         January 24, 1997, the latest
                         practicable date prior to the printing
                         of this Prospectus/Proxy Statement, the
                         exchange ratio would have been the
                         minimum (1.0372), and (based on the
                         average of the closing bid and asked
                         prices of the German American Common
                         Stock as of that date, which was
                         $37.25) the equivalent value as of that
                         date per Peoples Common Share at the
                         minimum exchange ratio (calculated by
                         multiplying $37.25 by 1.0372) would
                         have been $38.64.  The use of these
                         assumed exchange ratios is for
                         illustrative purposes only and is not

       21               intended to predict the actual number
                         of shares to be issued in the Merger.

                                       Equivalent Values as of
                    Actual Market     July 5, 1996 Per Peoples
                    Values as of      Common Share at Selected
                    July 5, 1996           Exchange Ratios

                                      1.1669    1.1021     1.0372

    German American    $32.86         N/A       N/A        N/A

    Peoples            $20.00       $38.34     $36.22    $34.08


    SUMMARY SELECTED
    FINANCIAL
    INFORMATION. . . . . The following tables set forth (a) pro forma consolidated selected financial
                         data for Peoples and German American
                         combined as of and for the years ended
                         December 31, 1995, 1994 and 1993, and
                         for the nine months ended September 30,
                         1996, (b) historical, pro forma and
                         equivalent pro forma net income, cash
                         dividends and book value of Peoples and
                         German American on a per share basis as
                         of such dates and for such periods, and
                         (c) selected consolidated financial
                         data for Peoples and German American as
                         of and for each of the five years ended
                         December 31, 1995 and for the nine
                         months ended September 30, 1996 and
                         1995.  This information is derived from
                         and should be read in conjunction with
                         the historical financial statements of
                         German American and Peoples that appear
                         elsewhere in this Prospectus (or in the
                         German American Annual Report to
                         shareholders that accompanies this
                         Prospectus) and with the pro forma
                         condensed consolidated financial
                         statements of German American, which
                         give effect to the Merger and which
                         appear in this Prospectus under the
                         caption "PRO FORMA FINANCIAL
                         INFORMATION."  The pro forma condensed
                         consolidated financial information has
                         been prepared based on the "pooling of
                         interest" method of accounting and on
                         the assumption that no Peoples
                         shareholder will exercise dissenters'
                         rights.  The historical financial
                         information of German American and
                         Peoples has been combined for each period presented. The equivalent pro forma per share information for Peoples has been determined by multiplying the German American pro forma per share information by assumed exchange ratios representing the maximum and minimum exchange ratios specified by the Reorganization Agreement, as well as a mid-point between the maximum and minimum exchange ratios. The maximum, mid-point and minimum assumed exchange ratios are 1.1669, 1.1021 and 1.0372, respectively.  If the Merger had closed
                         on January 24, 1997, the latest
                         practicable date prior to the printing
                         of this Prospectus/Proxy Statement, the
                         exchange ratio would have been the
                         minimum (1.0372).  The use of these
                         assumed exchange ratios is for
                         illustrative purposes only and is not
                         intended to predict the actual number
                         of shares to be issued in the Merger.

                           GERMAN AMERICAN BANCORP AND
                          PEOPLES BANCORP OF WASHINGTON
                 PRO FORMA CONSOLIDATED SELECTED FINANCIAL DATA
         (Dollar amounts in thousands, except share and per share data)

                                               09/30/96         12/31/95         12/31/94         12/31/93
                                               --------         --------         --------         --------
SUMMARY OF OPERATIONS  (A)

  Interest income                               $26,263          $33,816          $27,922          $27,371
  Interest expense                               12,385           15,948           12,019           12,450
                                                -------          -------          -------          -------
  Net interest income                            13,878           17,868           15,903           14,921
  Provision for loan losses                         183               49              687              797
                                                -------          -------          -------          -------
  Net interest income after provision for
    loan losses                                  13,695           17,819           15,216           14,124
  Non-interest income                             1,550            1,764            1,933            1,836
  Non-interest expense                            9,735           12,418           10,910           10,874
                                                -------          -------          -------          -------
  Income before income tax                        5,510            7,165            6,239            5,086
  Income tax                                      1,770            2,323            1,958            1,642
                                                -------          -------          -------          -------
  Income before change in accounting
    principle                                   $ 3,740          $ 4,842          $ 4,281          $ 3,444
                                                =======          =======          =======          =======

PERIOD END BALANCES  (A)

  Total assets                                 $473,316         $458,605         $432,939         $412,203
  Total  loans, net                             309,162          282,457          270,982          243,765
  Total deposits                                408,135          395,553          369,180          353,056
  Long-term debt                                  1,500            1,000            1,000            1,000
  Total shareholders' equity                     47,956           45,788           40,779           38,880
  Cash dividends declared  (B)                    1,133            1,392            1,232            1,026
  Common shares outstanding (C)               2,537,840        2,532,000        2,533,131        2,532,013

PER SHARE DATA  (A) (C)

  Income before change in accounting
    principle                                     $1.48            $1.91            $1.69            $1.36
  Cash dividends declared  (B)                     0.59             0.72             0.65             0.63
  Shareholders' equity, end of year               18.90            18.08            16.10            15.36
  Weighted average shares outstanding         2,535,216        2,532,602        2,532,020        2,532,014


(A) Pro forma information includes German American Bancorp, and Peoples Bancorp of Washington as if combined for all periods presented. Assumes an Exchange Ratio of 1.0372 and issuance of 615,417 common shares of German American Bancorp, which amounts are based on the number of shares that would have been issued had the Merger been effective September 30, 1996. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(B) Based upon German American Bancorp cash dividends declared, without restatement for poolings, because management believes acquisitions will have no significant effect on German American Bancorp dividend policy.

(C) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.

            GERMAN AMERICAN BANCORP AND PEOPLES BANCORP OF WASHINGTON
                     HISTORICAL AND PRO FORMA PER SHARE DATA

                                                                                          PEOPLES BANCORP
                                              GAB              GAB            PEOPLES     OF WASHINGTON
                                            BANCORP          BANCORP          BANCORP        EQUIVALENT
                                                            PRO FORMA      OF WASHINGTON      PRO FORMA
                                              (C)              (A)                               (D)
                                            --------------------------------------------------------------
09/30/96
--------
Assuming 1.1669 Exchange Ratio (maximum)
  Net income                                     $ 1.57           $ 1.43           $ 1.24           $ 1.67
  Cash dividends declared  (B)                     0.59             0.59             0.21             0.69
  Shareholders' equity, end of period             20.05            18.34            15.86            21.40

Assuming 1.1021 Exchange Ratio (mid-point)
  Net income                                       1.57             1.45             1.24             1.60
  Cash dividends declared  (B)                     0.59             0.59             0.21             0.65
  Shareholders' equity, end of period             20.05            18.61            15.86            20.51

Assuming 1.0372 Exchange Ratio (minimum)
  Net income                                       1.57             1.48             1.24             1.54
  Cash dividends declared  (B)                     0.59             0.59             0.21             0.61
  Shareholders' equity, end of period             20.05            18.90            15.86            19.60

12/31/95
--------
Assuming 1.1669 Exchange Ratio (maximum)
  Net income                                       2.10             1.86             1.39             2.17
  Cash dividends declared  (B)                     0.72             0.72             0.27             0.84

Assuming 1.1021 Exchange Ratio (mid-point)
  Net income                                       2.10             1.88             1.39             2.07
  Cash dividends declared  (B)                     0.72             0.72             0.27             0.79

Assuming 1.0372 Exchange Ratio (minimum)
  Net income                                       2.10             1.91             1.39             1.98
  Cash dividends declared  (B)                     0.72             0.72             0.27             0.75

12/31/94
--------
Assuming 1.1669 Exchange Ratio (maximum)
  Net income                                       1.81             1.64             1.36             1.91
  Cash dividends declared  (B)                     0.65             0.65             0.23             0.76

Assuming 1.1021 Exchange Ratio (mid-point)
  Net income                                       1.81             1.67             1.36             1.84
  Cash dividends declared  (B)                     0.65             0.65             0.23             0.72

Assuming 1.0372 Exchange Ratio (minimum)
  Net income                                       1.81             1.69             1.36             1.75
  Cash dividends declared  (B)                     0.65             0.65             0.23             0.67

12/31/93
--------
Assuming 1.1669 Exchange Ratio (maximum)
  Income before change in accounting pr            1.53             1.32             1.23             1.54
  Cash dividends declared  (B)                     0.63             0.63             0.21             0.74

Assuming 1.1021 Exchange Ratio (mid-point)
  Net income                                       1.53            $1.34             1.23             1.48
  Cash dividends declared  (B)                     0.63             0.63             0.21             0.69

Assuming 1.0372 Exchange Ratio (minimum)
  Net income                                       1.53            $1.36             1.23             1.41
  Cash dividends declared  (B)                     0.63             0.63             0.21             0.65


(A) Pro forma information includes German American
    Bancorp, and Peoples Bancorp of Washington as if combined for all periods presented.

(B) Based upon German American Bancorp cash dividends declared, without restatement for poolings, because management believes acquisitions will have no significant effect on German American Bancorp dividend policy.

(C) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.

(D) Computed by multiplying German American Bancorp pro forma per share information by the indicated
    Exchange Ratio.

             PEOPLES BANCORP OF WASHINGTON
         SELECTED CONSOLIDATED FINANCIAL DATA
   (Dollar amounts in thousands, except share data)

The following selected data have been derived from, and should be read in conjunction with, the Peoples Bancorp of Washington audited and unaudited financial statements and Management's Discussion and Analysis.
See also "Recent Financial Information."

                                                    Nine months ended
                                                      September 30,                         Year ended December 31,
                                                   --------------------    --------------------------------------------------------
                                                     1996        1995        1995        1994        1993        1992        1991
                                                     ----        ----        ----        ----        ----        ----        ----

FOR THE PERIOD
  Interest Income                                  $  5,211    $  4,799    $  6,519    $  5,852    $  5,714    $  6,241    $  6,752
  Interest Expense                                    2,276       2,304       3,131       2,492       2,556       3,117       4,038
  Net interest income                                 2,935       2,495       3,388       3,360       3,158       3,124       2,714
  Provision for loan losses                              37          67          68         120         144         162         140
  Non-interest income                                   230         269         304         244         267         297         199
  Non-interest expense                                1,946       1,834       2,340       2,301       2,285       2,279       2,135
  Income before income taxes and
    accounting change                                 1,181         862       1,284       1,183         996         979         638
  Net income                                            735         561         824         807         730         615         364
PER COMMON SHARE (3)
  Net income                                           1.24        0.95        1.39        1.36        1.23        1.04        0.61
  Cash dividends                                       0.21        0.17        0.27        0.23        0.21        0.18        0.17
  Divided payout ratio                                16.94%      17.89%      19.42%      16.91%      17.07%      17.31%      27.87%
  Weighted average Shares (000)                         593         593         593         593         593         593         593
AT PERIOD-END
  Loans                                            $ 67,230    $ 56,057    $ 58,760    $ 53,774    $ 48,110    $ 44,565    $ 39,702
  Earning assets                                     86,454      81,165      83,914      81,489      82,207      78,485      73,822
  Total assets                                       91,488      87,586      90,842      86,413      88,924      83,320      82,305
  Average total assets                               89,451      86,552      87,497      85,394      83,124      82,813      80,740
  Deposits                                           71,631      66,046      67,974      66,890      71,546      70,550      69,318
  Long-term debt                                      1,500       2,000       1,000       1,000       1,000         -           -
  Common shareholders' equity                         9,408       8,601       8,832       7,854       7,539       6,931       6,425
  Total shareholders' equity                          9,408       8,601       8,832       7,854       7,539       6,931       6,425
  Average shareholders' equity                        9,104       8,254       8,371       7,755       7,254       6,678       6,208
PERFORMANCE RATIOS
  Return on average total assets                       1.10%       0.86%       0.94%       0.95%       0.88%       0.74%       0.45%
  Return on average common equity                     10.76        9.06        9.84       10.42       10.06        9.21        5.86
  Efficiency (1)                                      61.48       66.35       63.38       63.83       66.72       66.62       73.29
  Overhead (2)                                        58.47       62.73       60.09       61.20       63.90       63.44       71.33
  Net interest margin                                  4.61        4.05        4.08        4.16        4.05        3.98        3.68
CAPITAL RATIOS AT PERIOD-END
  Tangible equity to tangible assets                  10.36        9.91        9.76        9.09        8.48        8.32        7.81
  Tier 1 risk-adjusted capital                        14.45       14.88       14.64       13.74       14.39       14.67       14.96
  Total risk-adjusted capital                         15.70       16.13       15.89       14.99       15.63       15.92       16.21
ASSET QUALITY DATA
  Nonperforming loans                              $    411    $    407    $    418    $    501    $     45    $     95    $    385
  Nonperforming assets                                  411         407         418         501          45          95         385
  Allowance for loan losses                             968         968         960         933         810         634         622
  Nonperforming loans to period-end loans              0.61%       0.73%       0.71%       0.93%       0.09%       0.21%       0.97%
  Non performing assets to period-end loans plus
    OREO and other nonperforming assets                0.61%       0.73%       0.71%       0.93%       0.09%       0.21%       0.97%
  Allowance for loan losses to nonperforming
    loans                                            235.52%     237.84%     229.67%     186.23%    1800.00%     667.37%     161.56%
  Allowance for loan losses to period-end loans        1.44%       1.73%       1.63%       1.74%       1.68%       1.42%       1.57%
  Net loan charge-offs to average loans                 .05%        .08%        .07%       -.01%       -.07%        .36%        .35%

(1) Calculated as noninterest expense divided by net interest income plus noninterest income.

(2) Calculated as noninterest expense less noninterest income divided by net interest income.

(3) Share data adjusted for 1995 stock split as appropriate.

                             GERMAN AMERICAN BANCORP
                      SELECTED CONSOLIDATED FINANCIAL DATA
               (Dollar References In Thousands Except Share Data)

    The following selected data have been derived from, and should be read in conjunction with, the consolidated financial statements and related notes included in the German American Annual Report to Shareholders delivered with this Prospectus/Proxy Statement, and in German American's Quarterly Report on Form 10-Q for the three months ended September 30, 1996 (attached to this Prospectus/Proxy Statement as Appendix D). See also "Recent Financial Information." See Note 18 to the consolidated financial statements included in the German American Annual Report to Shareholders and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein for information regarding certain purchase acquisitions during 1994 and 1993 which affect the comparability of data.

                                           Nine Months
                                              Ended
                                          September 30,                Year Ended December 31,
                                      ____________________     _______________________________________________
                                      1996       1995          1995      1994       1993      1992       1991
                                      ____________________     _______________________________________________
SUMMARY OF OPERATIONS
Interest and Fees on Loans            $ 16,343   $ 15,680      $ 21,210  $ 17,348   $ 16,312  $ 16,903   $ 17,739
Interest on Investments                  4,709      4,468         6,087     4,722      5,345     6,018      7,956
  Total Interest  Income                21,052     20,148        27,297    22,070     21,657    22,921     25,695
Interest on Deposits                    10,072      9,226        12,633     9,394      9,844    11,197     14,771
Interest on Short-term Borrowings           37        168           184       133         50        69        185
Interest on Long-term Debt                  --         --            --        --         --         3          5
  Total Interest Expense                10,109      9,394        12,817     9,527      9,894    11,269     14,961
Net Interest Income                     10,943     10,754        14,480    12,543     11,763    11,652     10,734
Provision for Loan Losses                  145         15           (19)      567        653       984      1,943
Net Interest Income after Provision
 for Loan Losses                        10,798     10,739        14,499    11,976     11,110     10,668      8,791
Service Charges on Deposit Accounts        555        456           620       567        520        439        466
Other Income                               765        651           840     1,122      1,049      1,175        481
  Total Non-Interest Income              1,320      1,107         1,460     1,689      1,569      1,614        947
Salaries and Benefits                    4,278      3,963         5,349     4,517      4,338      4,096      3,716
Other Expenses                           3,511      3,400         4,729     4,092      4,251      3,881      3,281
  Total Non-Interest Expense             7,789      7,363        10,078     8,609      8,589      7,977      6,997
Income Before Income Taxes and
 Accounting Change                       4,329      4,483         5,881     5,056      4,090      4,305      2,741
Income Tax Expense                       1,324      1,460         1,863     1,582      1,308      1,403        716
Income Before Accounting Change          3,005      3,023         4,018     3,474      2,782      2,902      2,025
Cumulative Effect of change in
  Accounting for Income Taxes               --         --            --        --        150         --         --
Net Income                               3,005      3,023         4,018     3,474      2,932      2,902      2,025
________________________________________________________________________________________________________________
PERIOD END BALANCES
Total Assets                          $381,828   $357,361      $367,763   $346,526  $323,279   $305,022   $291,625
Total Loans, Net                       242,900    228,788       224,657    218,141   196,465    185,741    174,547
Total Long-term Debt                        --         --            --         --        --         --         69
Total Deposits                         336,504    314,997       327,579    302,290   281,510    270,952    258,133
Total Shareholders' Equity              38,548     35,430        36,956     32,925    31,341     29,470     27,446
________________________________________________________________________________________________________________
PER SHARE DATA(1)
Income Before Cumulative Effect of
  Change in Accounting for Income
  Taxes                               $ 1.57     $ 1.58        $ 2.10     $ 1.81    $ 1.45     $ 1.51     $ 1.06
Net Income                              1.57       1.58          2.10       1.81      1.53       1.51       1.06
Cash Dividends(2)                       0.59       0.54           .72        .65       .63        .54        .57
Shareholders' Equity, End of Period    20.05      18.49         19.29      17.17     16.34      15.37      14.31

(1) Per share data has been retroactively adjusted to give effect for stock dividends and stock splits, including the five percent stock dividend declared in October, 1996.

(2) Cash dividends represent historical per share dividends declared without retroactive restatement for pooling.

             RECENT FINANCIAL INFORMATION

    The following recent financial information has been reported by German American and Peoples on an unaudited basis.

                    German American

    German American's net income for the fourth quarter of 1996 totaled $1,060,000 ($.55 per share) an increase of $65,000 (6.5%) as compared to $995,000
($.52 per share) for the fourth quarter in 1995. Net income for 1996 was $4,065,000 ($2.12 per share), an increase of $47,000 (1%) as compared to 1995 net income of $4,018,000 ($2.10 per share). Excluding the effect of the FDIC special assessment on Savings Association
Insurance Fund (SAIF) Deposits in the third quarter of 1996 and the expenses associated with the pending merger transaction with Peoples, earnings for the year ended December 31, 1996 were $4,306,000 or $2.24 per share, an increase of 7.2%. All earnings per share amounts have been computed to give effect to the 5 percent stock dividend of December 6, 1996 as though the 90,841 additionally issued shares had been outstanding for all periods presented. German
American's year-end total assets as of December 31, 1996 were $397,506,000 compared to $381,828,000 at
September 30, 1996 and $367,763,000 at December 31,
1995. Total shareholders' equity at December 31, 1996, was $39,341,000 compared to $38,548,000 at September
30, 1996 and $36,956,000 at December 31, 1995.

                        Peoples

    Peoples reported net income for the fourth quarter of 1996 of $94,000 ($.16 per share), a decrease of $169,000 ($.28 per share) from net income of $263,000
($.44 per share) for the fourth quarter of 1995.
Peoples' net income for 1996 was $829,000 ($1.40 per share) compared to $824,000 ($1.39 per share) for 1995.
Peoples' fourth quarter decrease in net income was due to the recording of expenses related to the pending merger.

    Peoples reported total assets of $91,937,000 at December 31, 1996, compared to $90,842,000 at December
31, 1995.  Total stockholders' equity at December 31,
1996, was $9,452,000, compared to $9,408,000 at
September 30, 1996 and $8,832,000 at December 31, 1995.

      INFORMATION CONCERNING THE SPECIAL MEETING

              THE PEOPLES SPECIAL MEETING

GENERAL

     Each copy of this Prospectus/Proxy Statement mailed to a Peoples Shareholder is accompanied by a proxy, which is solicited by the Board of Directors of Peoples for use at the Special Meeting that will be held at the Community Room at the Holiday Inn Express, 1808 East National Highway, Washington, Indiana, at
1:00 p.m., Peoples time, on Friday, February 28, 1997, and at any adjournment or adjournments thereof.
Shareholders of Peoples who are the owners of Peoples
Common Stock of record at the close of business on January 15, 1997, will be entitled to vote at the Special Meeting. On such date, there were 593,334 shares of Peoples Common Stock outstanding and entitled to vote, with each such share entitled to one vote.

VOTES REQUIRED

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Peoples Common Stock will constitute a quorum. Each share of Peoples Common
Stock is entitled to one vote on any matter to come before the Special Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Peoples Common Stock entitled to vote at the Special Meeting (at least
296,667 of the 593,334 shares of Peoples Common Stock outstanding) is required for approval and adoption of the Acquisition Agreements. Proxies marked as abstentions and shares held in street name that are designated by brokers on proxy cards as not voted will not be counted as votes cast and, as a result, will have the same effect as a vote against approval of the Acquisition Agreements. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for the purpose of determining whether a quorum is present. All of the members of the Board of Directors of Peoples have agreed to vote all shares owned of record by them in favor of approval and adoption of the Acquisition Agreements at the Special
Meeting.  At September 30, 1996, the Directors of
Peoples owned of record 52,420 shares or approximately nine percent of the outstanding shares thereof, and owned beneficially (including not only shares owned by record but also shares owned by spouses, minor children, and other close associates) an aggregate of 78,348 shares, or approximately 13 percent.
Accordingly, the vote of an additional 218,319 shares would be required to approve the Merger in addition to the 78,348 shares beneficially owned by the Directors of Peoples.

          THE GERMAN AMERICAN SPECIAL MEETING

GENERAL

     The vote of German American's stockholders with respect to the Merger is not required by law or by the terms of the Acquisition Agreements. German American's listing agreement with the NASDAQ Stock Market (the
"NASDAQ Listing Agreement"), however, requires that German American abide by certain NASDAQ policies in order to continue to be listed on the National Market
System of NASDAQ. One of these policies requires that issuance of additional German American Common Stock in connection with an acquisition of stock or assets of another business that equals or exceeds 20 percent of the number of shares of German American Common Stock outstanding prior to the issuance must be approved by a majority of the votes cast by German American's shareholders at a meeting held to consider such acquisition. Accordingly, the Board of Directors of German American has called a Special Meeting of Shareholders of German American to consider the Merger and the issuance of additional shares pursuant to the Acquisition Agreements in order to assure continued listing of German American Common stock on the NASDAQ
National Market System.

     Each copy of this Prospectus/Proxy Statement mailed to a German American Shareholder is accompanied by a proxy, which is solicited by the Board of Directors of German American for use at the Special
Meeting that will be held at the principal office of German American Bank, 711 Main Street, Jasper, Indiana, at 10:00 a.m., German American time, on Friday, February 28, 1997, and at any adjournment or adjournments thereof. Shareholders of German American who are the owners of German American Common Stock of record at the close of business on January 15, 1997, will be entitled to vote at the Special Meeting. On such date, there were 1,923,774 shares of German
American Common Stock outstanding and entitled to vote, with each such share entitled to one vote.

VOTES REQUIRED

     The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of German American Common Stock will constitute a quorum. Each share of German American
Common Stock is entitled to one vote on any matter to come before the Special Meeting.

     The affirmative vote of a majority of the votes cast at the Special Meeting is required by the NASDAQ
Listing Agreement for approval of the proposed issuance of additional shares pursuant to the Acquisition
Agreements. Proxies marked as abstentions and shares held in street name that are designated by brokers on proxy cards as not voted will not be counted as votes cast and, as a result, will not have the effect of a vote cast for or against approval of the Acquisition
Agreements. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for the purpose of determining whether a quorum is present. All of the members of the Board of Directors of German American are expected to vote all shares owned by them in favor of approval and adoption of the Acquisition Agreements at the Special Meeting. At
October 31, 1996, the Directors and executive officers of German American owned beneficially approximately 26% of the outstanding shares of German American Common
Stock.

                        PROXIES

     If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by
(a) giving written notice of revocation to the Secretary of Peoples or German American (as the case may be) at the principal executive offices of such corporation set forth in the Summary, which written revocation notice is actually received by the Secretary prior to the proxy being exercised, (b) executing a subsequently dated proxy, or (c) attending the Special
Meeting and voting in person. Unless revoked, the proxy will be voted at the meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted FOR the Merger and, on other matters that come before the meeting, as recommended by the Directors;
provided, that, in no event will a proxy that has been voted against the Merger be voted in favor of any motion to adjourn the Special Meeting for the purpose of soliciting additional votes in favor of the Merger.

                SOLICITATION OF PROXIES

     In addition to the use of the mails, Directors, officers, and certain employees of Peoples, Peoples
Bank and German American may, without additional compensation therefor, solicit proxies in person or by telephone. Peoples and German American will bear the cost of soliciting proxies from shareholders of Peoples and the expense of preparing and printing this Prospectus/Proxy Statement. See "THE MERGER--The
Acquisition Agreements--Terms of the Merger--Expenses."
Brokers and other custodians, nominees, and fiduciaries are requested to forward proxies and proxy soliciting materials to the beneficial owners of shares held of record by such persons and will be reimbursed for their reasonable expenses in so doing.


                      THE MERGER

         BACKGROUND AND REASONS FOR THE MERGER

PEOPLES

     During 1995, Peoples received several unsolicited invitations to hold discussions concerning possible affiliations between Peoples and other financial institutions. Partly in response to these, Peoples'
Board of Directors decided to retain an investment banker in order to assist it in its long-range strategic planning process.

     On January 31, 1996, Peoples retained Austin
Associates, Inc. ("AAI") to assist in a strategic planning process. The purpose of the planning process was to develop a three year financial plan to assist in determining the impact of achieving alternative planning goals on the value of Peoples. To do this, the strategic planning process involved projecting (1) the value of Peoples in a "sale of control" context;
(2) the level of performance Peoples would need to achieve in order to provide shareholders with the value projected in a "sale of control" context; and (3) the ability of Peoples to redeem shares of its common stock in order to provide liquidity to its shareholders. The
Board of Directors of Peoples met on March 13, 1996, to review the results of the planning process and determined that a sale or merger of the company would likely provide greater shareholder value than remaining independent. The Board of Peoples reached this conclusion after analyzing the level of performance
Peoples would need to achieve in order to provide shareholders with the value projected in a "sale of control" context and the probable changes required in Peoples methods of operations in order to achieve these results. In reaching this conclusion, the Board of Peoples also acknowledged that even if Peoples obtained these operating results, there was no guaranty that Peoples' stock would increase in value.

     On March 15, 1996, Peoples received a proposal from another entity (the "Third Party") other than German American. The proposal indicated a fixed price of $18.5 million, payable in stock, cash or a combination of stock and cash. The Board retained AAI on March 19, 1996 to serve as financial advisor with respect to a possible sale or merger of Peoples. AAI prepared an overall assessment of the sale of control value of Peoples, including a review of the Third Party proposal.

     On April 17, 1996, the Peoples Board met to review the AAI report. AAI concluded that a reasonable sale of control value range for the organization would be between $15.4 and $16.6 million as of December 31, 1995. The Board instructed AAI to further negotiate the financial terms with the Third Party.

     On April 23, 1996, German American submitted an unsolicited proposal to merge with Peoples in a stock for stock transaction. The offer indicated a fixed exchange of German American shares for all of Peoples shares outstanding. The transaction would have been valued at $20.5 million based on the April 22 average of the closing bid and asked prices of German American.

     Based on this development, the Board instructed
AAI to contact five additional organizations to determine their potential interest in acquiring
Peoples. The five organizations were selected based on asset size, geographic proximity, and financial performance and condition. In addition, the common stock of all five of the financial organizations was publicly traded. After receiving positive responses, AAI distributed confidential information packages to German American, the Third Party and the five companies. The 1996 Budget for Peoples, including projected net income of $913,450 for the year ended
December 31, 1996, and projected total assets of $91,514,000, projected total loans of $60,775,000, and projected total deposits of $70,513,000 as of December
31, 1996, was included in the confidential information.
A bid deadline of May 17 was established.


     On or before May 17, six proposals were received, including revised proposals from both German American and the Third Party. A special Board meeting of Peoples was held May 30 to review the proposals. After further negotiations and an exchange of additional information between the parties, the Peoples Board selected the German American proposal.


     Because the German American and the Third Party proposals were the two highest proposals from a financial point of view, the Board of Directors requested that AAI advise it as to AAI's ability to opine as to the fairness, from a financial point of view, of only the German American and Third Party proposals. The Peoples Board was informed by AAI that it would be able to render a fairness opinion with respect to both the German American proposal and the proposal from the Third Party. The Peoples Board chose the German American proposal over the proposal from the Third Party due in part to the higher price of the German American proposal based upon market conditions at that time and the belief of the Peoples Board that German American's philosophy and corporate culture with respect to operations, customers and shareholders more strategically matched that of Peoples. No one of the above reasons was dominant but, instead, the decision of the Board was the result of all considerations. The importance of these factors relative to one another cannot precisely be determined or stated here.

     The final German American proposal, as described in detail elsewhere in this Prospectus/Proxy Statement, provides for a variable exchange of German American shares for Peoples shares. The variable exchange ratio formula is designed to assure Peoples shareholders that the aggregate value of the German American Common Stock to be issued in the Merger as calculated during the pre-closing Valuation Period will be not less than $21.1 million unless the Board of Directors of Peoples waives that minimum valuation condition. Although there can be no such assurance, the Board of Directors of Peoples presently anticipates that it would not waive the minimum condition without submitting the merger to another vote by Peoples' stockholders and resolicitation of their proxies. The average of the German American closing bid and ask prices on January
24, 1997 (the latest practicable date prior the printing of this Prospectus/Proxy Statement), was $37.25. Assuming that the Merger had closed on that date, the Exchange Ratio would have been fixed at
1.0372 and (valuing each share of German American at $37.25) the market value of the German American stock to be exchanged for each share of Peoples would have been $38.64, or approximately $22.9 million in the aggregate.

     An Agreement between the parties fixing the general terms of the transaction was entered into on July 3, 1996. German American and Peoples entered into the Agreement and Plan of Reorganization ("Agreement") on September 27, 1996. German American and Peoples, and their respective representatives, negotiated the financial and other terms of the Agreement on an arms's-length basis.

     THE BOARD OF DIRECTORS OF PEOPLES HAS UNANIMOUSLY
APPROVED THE ACQUISITION AGREEMENTS AND UNANIMOUSLY
RECOMMENDS TO THE SHAREHOLDERS OF PEOPLES THAT THEY
VOTE TO APPROVE SUCH AGREEMENTS AND THE MERGER PROPOSAL
CONTEMPLATED THEREBY.

     Pursuant to the Reorganization Agreement, the Chairman of the Board of Peoples, David Graham, and another member of the present Board of Directors of Peoples (not yet designated), will be added to the German American Board of Directors as soon as practicable after the Effective Time.

GERMAN AMERICAN

     German American's Board of Directors considered a number of financial and non-financial factors in connection with its approval of the Merger, including its respect for the ability and integrity of the Board of Directors, management, and staff of Peoples and Peoples Bank and its belief that entering the Daviess
County banking market through the Merger offers important long range strategic benefits to German
American.

     In connection with German American's evaluation of the financial terms of the Merger, German American's management prepared estimates of the future earnings and financial condition for German American and for Peoples. These estimates were based on the 1996 Budget of Peoples that had been supplied to German American as part of the confidential information package delivered to interested parties, and took into account cost savings and efficiencies that German American's management believed could reasonably be achieved in future years. These estimates compared the estimated earnings per share and estimated shareholders' equity per share of German American's Common Stock to its estimated earnings per share and shareholders' equity per share on a prospective pro forma basis giving effect to the Merger on the agreed terms. Based on such analysis, the proposed Merger of Peoples was expected to be materially dilutive, for at least German American's fiscal years ending December 31, 1996, 1997

1998, and 1999, to German American's earnings per share and shareholders' equity per share compared to the amounts that might be expected without the business combination with Peoples. See "GERMAN AMERICAN BANCORP
AND PEOPLES BANCORP OF WASHINGTON HISTORICAL AND PRO
FORMA PER SHARE DATA" which illustrates the pro forma dilutive impact of the Merger on German American's net income per share and shareholders' equity per share for the nine months ended September 30, 1996 and each of the three years ended December 31, 1995, without taking into account any cost savings or efficiencies. In order for the Merger not to be dilutive to German
American's net income per share for the nine months ended September 30, 1996, German American's management believes that it would have had to have realized revenue enhancements or efficiencies from the Merger of approximately $500,000.

     German American's Board of Directors attached greater weight to the anticipated net income per share dilution than to the anticipated shareholders equity per share dilution when determining its offer of merger. The basis for the Board's greater concern for the dilutive impact of the Merger upon net income per share than upon shareholders' equity per share was the Board's belief, based on its discussions with investors and broker-dealers active in bank stocks over the years, that investors are significantly more concerned with the dilutive impact of an acquisition transaction upon earnings than upon shareholders' equity. German
American's management believes that the anticipated dilution is acceptable given German American's belief that entry into the Daviess County banking market offers strategic advantages to German American.

     The statements contained in the foregoing paragraphs relating to the anticipated future dilutive effect of the Merger on German American's net income per share are forward looking statements. Readers are cautioned that such statements are subject to various factors that could cause the actual dilutive effect of the Merger on earnings to differ materially from the effect that is expected, or could cause the period of such material dilutive effect to be longer or shorter than anticipated, including factors such as (a) the earnings of German American and of Peoples that are in fact achieved during 1996 in future periods, compared to the amounts that were assumed for German American and Peoples in connection with the estimation process,
(b) the amount of expense reduction that German

American is able to realize as the result of the Merger compared to the amounts estimated, and (c) the pace of realization of such expense reductions. Depending upon such factors, the actual dilutive impact of the merger upon German American earnings could be materially more, or materially less, than estimated and could exist for a longer, or shorter, period of time than is presently forecast.

     THE BOARD OF DIRECTORS OF GERMAN AMERICAN HAS
UNANIMOUSLY APPROVED THE ACQUISITION AGREEMENTS AND
UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS OF GERMAN
AMERICAN THAT THEY VOTE TO APPROVE SUCH AGREEMENTS AND
THE ISSUANCE OF ADDITIONAL GERMAN AMERICAN COMMON STOCK
CONTEMPLATED THEREBY.

              THE ACQUISITION AGREEMENTS

     The following summary of the terms of the Acquisition Agreements does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreements, which are incorporated herein by reference and attached as Appendix A to this Prospectus.

     If approved by the shareholders of Peoples, and if all other conditions to the consummation of the Merger specified by the Acquisition Agreements are satisfied or waived, and unless the Acquisition Agreements are terminated as provided therein, the Merger will be consummated and become effective upon the filing of the Merger Agreement with the Office of the Indiana
Secretary of State (the "Effective Time"). Although no assurances can be given, it is anticipated that the Effective Time will occur on or before January 31, 1997. Simultaneously with the Merger, Union will be merged into Peoples Bank. The resulting bank will continue operation under the name "The Peoples National
Bank and Trust Company."

EFFECT OF THE MERGER

     At the Effective Time of the Merger, the separate corporate existence of Peoples will cease and Peoples will be merged into and become a part of GAHC, which will survive the Merger.

     Following the Merger, shareholders of Peoples who do not perfect their dissenters' rights under Chapter
44 of the IBCL (see "THE MERGER--Rights of Dissenting
Shareholders") will have the right, upon surrender of the certificates for their shares of Peoples Common

Stock or other evidence of ownership of such shares acceptable to German American, to receive the Merger
Consideration as further discussed below.

TERMS OF THE MERGER

     CONVERSION OF PEOPLES COMMON STOCK

     Pursuant to the Merger, German American will acquire all 593,334 issued and outstanding shares of Peoples Common Stock in exchange for shares of German
American's Common Stock, $10 par value, at an exchange ratio calculated as follows. German American Common
Stock will be valued solely for purposes of computing the exchange ratio at the average of the lowest closing asked prices and highest closing bid prices of German
American Common Stock as reported by the NASDAQ
National Market System for each of the ten consecutive business days that end on the second business day preceding the closing date (the "Valuation Period").
This valuation will be computed by averaging the asked prices separately from the bid prices over the ten days of the Valuation Period and then averaging the average bid price figure and the average asked price figure.
Shareholders can obtain the daily closing bid/asked information as reported by NASDAQ for German American
Common Stock by calling any member firm of the National
Association of Securities Dealers (NASD) or by accessing NASDAQ's home page on the Internet
(http://www.nasdaq.com) and entering the NASDAQ quotation symbol for German American Common Stock
(GABC). Shareholders can also obtain this information by calling the German American Investor Relations office at (812)482-1314.

     The value of the German American Common Stock during the Valuation Period (computed as indicated above) shall then be divided into the sum of $21,100,000 to establish (to the nearest whole share) the aggregate number of shares of German American
Common Stock into which all of the then issued and outstanding shares of Peoples Common Stock (which shall be not more than 593,334 shares) shall be converted at the Effective Time. This number of shares of German
American Common Stock shall then be divided by 593,334, with the quotient therefrom (carried to the fourth figure past the decimal point) being the number of shares of German American Common Stock into which each share of Peoples Common, except for shares as to which dissenters rights under the Indiana Business
Corporation Law (the "IBCL") have been perfected, shall be converted at the Effective Time.

     Notwithstanding the above, in no event shall the total number of shares of German American Common Stock into which the 593,334 shares of Peoples Common Stock shall be converted be more than 692,344 shares or fewer than 615,417 shares; and provided further, that in no event will the exchange ratio be more than 1.1669 or less than 1.0372 shares of German American Common Stock for each of the 593,334 shares of Peoples Common Stock.
The maximum and minimum exchange ratio, and the maximum and minimum number of shares of German American Common
Stock for which the 593,334 shares of Peoples Common
Stock shall be exchanged, have been adjusted by five percent from the figures set forth in the Reorganization Agreement for the five percent stock dividend declared by German American in October 1996, subsequent to the date of the Reorganization Agreement.
The maximum and minimum exchange ratios, and the maximum and minimum numbers of shares, will be further adjusted in accordance with the anti-dilution provisions of the Reorganization Agreement in connection with any future stock dividends, stock splits and the like that German American might declare.
Therefore, Peoples' shareholders are assured that their interests under the Reorganization Agreement will not be diluted on account of any such future stock dividends, stock splits and the like. Further, German
American does not anticipate that it will declare or effect any such future stock splits or dividends or the like prior to the Effective Time. At times herein the shares of German American Common Stock to be received in exchange for the shares of Peoples Common Stock will be referred to as the "Merger Consideration".

     On January 24, 1997 (the lastest practicable date prior to the printing of the Prospectus/Proxy
Statement), the average of the closing bid/asked quotations ("Bid/Asked Value") for German American
Common Stock was $37.25 per share. Assuming that the Bid/Asked Value remains not less than $34.29 per share during the Valuation Period (as to which there is no assurance), then the minimum number of shares specified by the Reorganization Agreement (1.0372 shares of German American for each Peoples common share and an aggregate of 615,417 shares of German American Common
Stock) will be issued in the Merger.

     If the Bid/Asked Value falls between $30.48 and $34.28 per share during the Valuation Period, then
Peoples' shareholders will receive an aggregate number of shares of German American Common Stock that had an aggregate Bid/Asked Value as measured during the Valuation Period of $21,100,000 (but not more than 692,344 shares in the aggregate or 1.1669 shares of German American Common Stock for each Peoples common share).


     The Acquisition Agreements may be terminated by Peoples if the Bid/Asked Value of the German American
Common Stock to be issued to the Peoples shareholders, as calculated pursuant to the Acquisition Agreements, would be less than $21,100,000. This termination right will become operative only if the average of the closing bid/asked quotations for German American Common
Stock during the Valuation Period is less than $30.48 per share, and the product obtained by multiplying the maximum number of shares to be issued in the Merger
(692,344 shares) by such average value therefore is less than $21,100,000. Although there can be no such assurance, the Peoples Board of Directors presently anticipates that it would not waive any right that Peoples may have to terminate the Merger by reason of the Bid/Asked Value of the German American Common Stock dropping below $30.48 during the Valuation Period unless it first submitted the Merger to the Peoples' shareholders for reapproval and resolicited proxies.
If Peoples waives its right to terminate the Merger
(with or without shareholder reapproval) on account of the Bid/Asked Value dropping below $30.48 during the Valuation Period, then Peoples Shareholders would receive the maximum number of shares specified by the Acquisition Agreements, which maximum number of shares would have a Bid/Asked Value as measured during the Valuation Period of less than $21,100,000.

     The following table illustrates a range of possible values of the German American Common Stock to be received by the Peoples shareholders in the Merger:


                                                      Average
                         Aggregate                    Bid/Asked
Hypothetical             Average                      Value During
Average                  Bid/Asked                    the
Bid/Asked                Value During     Shares      Valuation
Value         Aggregate  The Valuation    To Be       Period of
During the    Shares     Period of        Issued Per  Shares To Be
Valuation     To Be      Shares To Be     Peoples     Issued Per
Period        Issued*    Issued           Share*      Peoples Share

$37.25        615,417    $22,924,283      1.0372      $38.64

$37.00        615,417    $22,770,429      1.0372      $38.38

$35.00        615,417    $21,539,595      1.0372      $36.30

$34.29        615,417    $21,102,649      1.0372      $35.57

$33.00        639,394    $21,100,000      1.0776      $35.56

$31.00        680,645    $21,100,000      1.1472      $35.56

$30.47        692,344    $21,095,722      1.1669      $35.56

$29.00        692,344    $20,077,686      1.1669      $33.84

*Subject to possible adjustment on account of future stock dividends, stock splits, or the like.

     No fractional shares of German American Common
Stock will be issued and, in lieu thereof, holders of shares of Peoples Common Stock who would otherwise be entitled to a fractional share interest (after taking into account all shares of Peoples Common Stock held by such holder) shall be paid an amount in cash equal to the product of such fractional share interest and the average of the highest bid and the lowest asked price of a share of German American Common as quoted on the NASDAQ National Market System on the last day of the Valuation Period.

     Any Peoples shareholders who perfect their dissenters' rights under the IBCL would receive cash for their shares of Peoples Common Stock rather than shares of German American's Common Stock.

     SURRENDER OF CERTIFICATES

     As soon as reasonably practicable after the Effective Time, German American or its designated exchange agent (the "Exchange Agent") shall mail to each record holder of Peoples Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and the risk of loss and title to the certificates of Peoples Stock shall pass, only upon proper delivery of the certificates to the Exchange
Agent and shall be in such form and have such other provisions as German American shall reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of each Peoples stock certificate (the "Certificate") in exchange for the Merger Consideration. As soon as reasonably practicable after surrender to the Exchange
Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration.

     No dividends that are otherwise payable on shares of German American Common Stock constituting the Merger
Consideration shall be paid to persons entitled to receive such shares of German American Common Stock until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common Stock shall be issued any dividends which shall have become payable with respect to such shares of German American
Common Stock (without interest and less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender.

     If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered
Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the Peoples
Shareholder in the event that such shareholder claims loss of a Certificate for Peoples Common Stock and requests that German American waive the requirement for surrender of such Certificate.

     RIGHTS DETERMINED AT EFFECTIVE TIME

     Peoples will provide to German American a certified list of the Peoples shareholders from Peoples' stock records at the Effective Time. Persons who are not identified as registered holders of Peoples
Common Stock on the records of Peoples as of the Effective Time but who have acquired beneficial interests in such shares of Peoples Common Stock and desire to register the transfer of those rights after the Effective Time will not be entitled to do so on the books of Peoples. Instead, such persons must present to German American appropriate instruments of transfer signed by the registered holder of such shares as of the Effective Time satisfactory to German American to obtain registration in their name of the Merger
Consideration issuable by German American.

     EXPENSES

     All costs and expenses incurred in connection with the transactions contemplated by the Acquisition
Agreements will be paid by the party incurring the expenses. However, if the Acquisition Agreements are terminated because one party has knowingly materially breached any of that party's representations and warranties made in the Acquisition Agreements and the breach is not cured within thirty (30) days of a written notice to cure the breach, then the non-breaching party may recover appropriate damages from the breaching party.

     In the event that the Acquisition Agreements are terminated (i) as a result of the willful failure of Peoples or Peoples Bank to perform its obligations in violation of the Acquisition Agreements or (ii) as the result of the making by any other person or entity not a party to the Acquisition Agreements of a proposal to Peoples or Peoples Bank contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with Peoples or Peoples Bank, then, in addition to whatever other legal rights or remedies to which German
American may be entitled, Peoples is obligated by
Section 7.02 of the Reorganization Agreement, upon
German American's demand, (x) pay to German American a termination fee of $422,000 within two business days of termination and (y) reimburse German American for all its out-of-pocket costs and expenses in connection with the Merger incurred from and after July 3, 1996, including its legal, accounting, environmental and other consulting fees and expenses. If German American is entitled to collect the termination fee, Peoples shall, in addition thereto, pay to German American all costs, charges, expense (including without limitation the fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of the obligations of Peoples to pay all or a portion of the fee.

     German American is obligated by Section 7.05 of the Reorganization Agreement to pay Peoples a termination fee of $422,000 within 90 days of the termination of the Acquisition Agreements if the termination is solely a result of certain adverse regulatory determinations.

CONDITIONS

     Consummation of the Merger is subject to the satisfaction, at or prior to the Closing, of each of the following conditions precedent:

     (a) The Merger shall have been approved by a majority of the outstanding shares of Peoples and by German American as the sole shareholder of GAHC;

     (b) All required regulatory approvals shall have been obtained by the Merger and the Bank Merger;

     (c)  Peoples shall have received from Austin
     Associates, Inc. an opinion dated the date of the mailing of this Prospectus/Proxy Statement that the terms of the Merger are fair to Peoples stockholders from a financial point of view (the opinion is attached as Appendix C hereto);

     (d) German American and Peoples shall have each received a letter, dated as of the Effective Time, from their independent public accountants to the effect that, in their opinion, the Merger qualifies for "pooling of interests" accounting treatment;

     (e)  German American and Peoples shall have
     received an opinion from Leagre & Barnes, counsel for German American, concerning the expected federal income tax consequences of the Merger; and

     (f) Other customary conditions and obligations of the parties set forth in the Acquisition
     Agreements shall have been satisfied.

     Prior to the Effective Time, the conditions to the consummation of the Acquisition Agreements may, to the extent not prohibited by law, be waived in writing by the party entitled to the benefits thereof.

TERMINATION OF ACQUISITION AGREEMENTS

     The Acquisition Agreements may be terminated as follows:

     (a)  By mutual agreement of all parties thereto;

     (b) By German American or Peoples in the event of a material breach by the other party of any of its representations and warranties or covenants under the Acquisitions Agreements and such breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party;

     (c) By German American or Peoples, if the Merger is not consummated by June 30, 1997;

     (d)  By German American or Peoples, if the
     conditions to its obligations set forth in the Acquisition Agreements are not satisfied or waived on or prior to the Closing Date;

     (e)  By German American or Peoples, if the
     Acquisition Agreements and consummation of the Merger are not approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Peoples Common Stock entitled to vote at the Special Meeting; and

     (f)  By Peoples if the value of the German
     American Common Stock to be issued to the Peoples
     Shareholders, as calculated during the Valuation
     Period solely for purposes of calculating the exchange ratio pursuant to the Acquisition
     Agreements, would be less than $21,100,000.  See
     "THE MERGER-- The Acquisition Agreements."

     The Acquisition Agreements also provide that German American may terminate the Acquisition
Agreements if the environmental inspection reports on all real property owned or leased by Peoples provided to German American by Peoples pursuant to the Reorganization Agreement disclose any contamination or presence of hazardous wastes, the estimated remedial and corrective costs of which exceed $100,000, as reasonably estimated by an environmental expert retained for such purpose by German American and reasonably acceptable to Peoples or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty;
provided, however, that German American must exercise such termination right within ten business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated. The environmental inspection reports have not disclosed any basis for terminating the Acquisition Agreements pursuant to this environmental termination provision.

     In addition, if any regulatory application filed in connection with the Merger is finally denied or disapproved by the respective regulatory authority, then either German American or Peoples may terminate the Acquisition Agreements. German American may also terminate the Merger in the event that any bank regulatory agency takes action against Peoples or Peoples Bank seeking to enforce banking laws or regulations.

                 ACCOUNTING TREATMENT

     The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition of the Merger that German
American and Peoples shall have each received a letter from their independent accountants to the effect that, in their opinion, the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles. Crowe, Chizek and Company, LLP, are the independent accountants for both German
American and Peoples.

            FEDERAL INCOME TAX CONSEQUENCES

     The Merger is expected to qualify as a
reorganization under Section 368(a) of the Internal
Revenue Code of 1986, as amended ("Code"). Except for cash received by any shareholders perfecting their dissenters' rights and cash received by shareholders in lieu of a fractional share interest in German American
Common Stock, the holders of shares of Peoples Common
Stock will recognize no gain or loss on the receipt of German American Common Stock in the Merger, their aggregate basis in the shares of German American Common
Stock received in the Merger will be the same as their aggregate basis in their shares of Peoples Common Stock converted in the Merger, and, provided the shares surrendered are held as a capital asset, the holding period of the German American Common Stock received by them will include the holding period of their shares of Peoples Common Stock converted in the Merger. Cash received by shareholders in lieu of fractional share interests and cash received by shareholders exercising their dissenters' rights under Chapter 44 of the IBCL will be treated as a distribution in full payment of such fractional share interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or loss or ordinary income or loss, as the case may be, depending upon each shareholder's particular situation.

     Leagre & Barnes, attorneys for German American, has delivered an opinion dated November 18, 1996 to German American upon which German American has relied in preparing the above summary of the anticipated federal income tax consequences of the Merger. The
Leagre & Barnes opinion, and Representation
Certificates of German American and Peoples upon which Leagre & Barnes has relied as to certain factual matters in rendering its opinion, are filed as an exhibit to the Registration Statement. Although the obligations of German American and Peoples to consummate the Merger are conditioned upon the receipt of the tax opinion of Leagre & Barnes regarding the intended federal income tax consequences of the Merger, that opinion is not binding upon the Internal Revenue
Service and no ruling has been sought from the Internal
Revenue Service regarding the tax-free nature of the Merger. If the Merger is consummated, and it is later determined that the Merger did not qualify as a tax-free reorganization under the Code, Peoples shareholders would recognize taxable gain or loss in the Merger equal to the difference between the fair market value of the German American Common Stock such Peoples shareholder received and such Peoples shareholder's basis in his or her Peoples Common Stock.

THE FOREGOING IS ONLY A GENERAL DESCRIPTION OF THE
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
AND DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF
ANY PARTICULAR PEOPLES SHAREHOLDER'S SITUATION.  EACH
PEOPLES SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX
ADVISOR WITH RESPECT TO THE SPECIFIC LEGAL AND TAX
CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE
APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND
OTHER TAX LAWS.


                REGISTRATION STATEMENT

     German American has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission registering under the 1933 Act the shares of German
American Common Stock to be issued pursuant to the Merger. German American intends to rely upon exemptions from the statutory registration requirements of the several states in which shareholders of Peoples reside and has not taken any steps to register the German American Common Stock under those statutes.


                 TRANSFER RESTRICTIONS

     The German American Common Stock received by
Peoples shareholders in the Merger will be freely transferable, except that "affiliates" of Peoples as of the date of the Special Meeting, as that term is defined in the rules and regulations under the Securities Act, may sell any German American Common
Stock held by them during the three year period following the Merger (two years provided German
American remains current in its reporting obligations under the Securities Exchange Act of 1934) only (a) in accordance with the provisions of Rule 145(d) under the Securities Act, (b) pursuant to an effective
Registration Statement under the Securities Act, or (c) in transactions otherwise exempt from registration thereunder. In addition, Peoples shareholders who may become "affiliates" of German American will be subject to similar sale restrictions for so long as they remain affiliates of German American. Affiliates of Peoples also will be subject to prohibitions on sales until financial results covering at least 30 days of post-
Merger combined operations have been published.
Generally, persons who are not officers, Directors, or greater than ten percent shareholders of Peoples will not be considered "affiliates" in the absence of other factors indicating a control relationship.

    MANAGEMENT OF GERMAN AMERICAN AFTER THE MERGER

     The Reorganization Agreement provides that as soon as practicable after the Merger has become effective, two Directors of Peoples will be appointed to the German American Board of Directors. The current
Chairman of Peoples, David B. Graham, will be appointed as one such Director. Mr. Graham, who is 69 years old, is retired. Mr. Graham beneficially owns no shares of German American Common Stock, other than the shares that he has the right to acquire under the Acquisition
Agreements with respect to the Peoples common shares beneficially owned by him. One other Director of Peoples, who has not yet been determined, will also be appointed to German American's Board of Directors as soon as practicable after the Merger in accordance with the Acquisition Agreements.

                  REGULATORY MATTERS

     The Merger will not be made effective unless the Bank Merger occurs simultaneously. The Bank Merger is subject to the approval of the Office of the Comptroller of the Currency (the "OCC"). The OCC approved the Bank Merger in November, 1996.


           RIGHTS OF DISSENTING SHAREHOLDERS

     Pursuant to Chapter 44 of the IBCL, shareholders of Peoples have dissenters' rights with respect to the Merger. (Shareholders of German American do not have such rights with respect to the Merger). Chapter 44 of the IBCL provides that a shareholder of Peoples has the right to demand payment in cash for the fair value of his or her shares of Peoples Common Stock immediately before the Effective Time, excluding any appreciation or depreciation in value in anticipation of the Merger unless a court determines that such exclusion would be inequitable. To claim this right the shareholder

          (a) must, before the vote is taken, deliver to Peoples written notice of his intent to demand payment for his or her shares if the Merger is effectuated, and

          (b) must not vote in favor of the Merger in person or by proxy at the Special Meeting of the shareholders.

     If the Merger is approved by the shareholders, Peoples will send a notice of dissenters' rights to those shareholders satisfying the above conditions within ten days after the shareholder approval. The
Peoples' notice will state the procedures the dissenting shareholder thereafter must follow to exercise his or her dissenters' rights in accordance with Chapter 44 of the IBCL.

     A SHAREHOLDER WHO DOES NOT DELIVER WRITTEN NOTICE
OF INTENT TO DEMAND PAYMENT AND EITHER VOTE AGAINST THE
MERGER OR REFRAIN FROM VOTING WILL BE CONSIDERED NOT TO
BE ENTITLED TO RIGHTS UNDER CHAPTER 44 OF THE IBCL.
Shareholders who execute and return the enclosed proxy but do not specify a choice on the Merger proposal will be deemed to have voted in favor of the Merger and accordingly to have waived their dissenters' rights, unless they revoke the proxy prior to its being voted.

     Upon consummation of the Merger, Peoples will pay each dissenting shareholder who has complied with all requirements of Chapter 44 of the IBCL and of Peoples' notice Peoples' estimate of the fair value of the shares as of the time immediately prior to the Merger, EXCLUDING ANY APPRECIATION IN VALUE IN ANTICIPATION OF
THE MERGER. The determination of the estimate of "fair value" will be based on the financial condition of Peoples, the trading history of Peoples Common Stock, and other factors normally used to determine the value of bank stock, and will likely involve the engagement by Peoples of a professional appraiser to advise it on these matters.

     Dissenters can object to the fair value
established by Peoples by stating their estimate of the fair value and demanding payment of the additional amount claimed as fair value within 30 days after Peoples makes or offers payments for the dissenters' shares. Peoples can elect to agree to the dissenters' fair value demand or can commence an action in the Circuit or Superior Court of Daviess County, Indiana, within 60 days after receiving the demand for payment for a judicial determination of the fair value. The
Court can appoint appraisers to determine the fair value. The costs of the proceeding, including compensation and expenses of the appraisers, counsel for the parties, and experts, will be assessed against all parties to the action in such amounts as the Court finds equitable. Each dissenter made a party to the action will be entitled to receive the amount, if any, by which the Court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by Peoples.

See the full text of Chapter 44 set forth in Appendix B to this Prospectus/Proxy Statement.

     TO PERFECT RIGHTS OF DISSENT, A SHAREHOLDER MUST
NOT VOTE IN FAVOR OF THE MERGER AND MUST DELIVER A
WRITTEN DEMAND FOR PAYMENT IN ACCORDANCE WITH THE
REQUIREMENTS OF CHAPTER 44 OF THE IBCL.

THIS SUMMARY OF THE DISSENTERS' RIGHTS OF PEOPLES
SHAREHOLDERS DOES NOT PURPORT TO BE COMPLETE AND IS
QUALIFIED IN ITS ENTIRETY BY THE STATUTORY PROVISIONS
ATTACHED TO THIS PROSPECTUS AS APPENDIX B.  ANY
INDIVIDUAL CONSIDERING EXERCISING RIGHTS OF DISSENT
SHOULD CAREFULLY READ AND CONSIDER THE INFORMATION
DISCLOSED IN APPENDIX B AND CONSULT WITH AN INDEPENDENT
INVESTMENT ADVISOR BEFORE EXERCISING RIGHTS OF DISSENT.

        OPINION OF FINANCIAL ADVISOR TO PEOPLES

     AAI has provided the following disclosures for inclusion in this Prospectus/Proxy Statement:

     AAI is a recognized investment banking firm regularly engaged in the valuation of financial institutions and other businesses and their securities in connection with mergers and acquisitions and in valuation for estate, corporate and other purposes.
Peoples selected AAI to act as Peoples' financial adviser in connection with the Merger on the basis of its reputation and qualifications in evaluating financial institutions.

     AAI has rendered a written opinion dated the date of this Prospectus/Proxy Statement to the Board of Directors of Peoples to the effect that the terms of the Merger are fair from a financial point of view to the shareholders of Peoples as of the date of the opinion. A copy of AAI's fairness opinion is attached as Appendix C to this Prospectus/Proxy Statement and should be read in its entirety. AAI based its opinion upon: (1) a comparison of the financial statements and other financial information concerning Peoples and German American set forth or incorporated by reference in this Prospectus/Proxy Statement; (2) Peoples' operating budgets and loan loss reserve adequacy reports; (3) financial and share price data of Peoples, German American and comparable banking organizations;
(4) the financial terms, to the extent publicly available, of certain comparable transactions;

(5) the terms of certain other proposals received by Peoples from other banking institutions; and (6) discussions with the management of Peoples and German
American.

     The terms of the Agreement were determined by German American and Peoples, and their representatives, after arm's-length negotiations between the parties.
AAI participated in the negotiations on behalf of Peoples.

     In connection with rendering its opinion, AAI performed a variety of financial analyses, which are summarized below. AAI believes its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying the AAI opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, AAI made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond Peoples' or German American's control. Any estimates contained in AAI's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than the estimates.

PRELIMINARY APPRAISAL OF PEOPLES

     AAI completed a preliminary appraisal of Peoples as of December 31, 1995, which was presented to the Board of Directors of Peoples in April of 1996. AAI estimated that a reasonable sale of control value for Peoples would range from $15.4 million to $16.6 million, or approximately $26 to $28 per share.

THE PROCESS FOR SOLICITING INDICATIONS OF INTEREST FROM
OTHER BANK HOLDING COMPANIES

     After analysis and discussions between AAI and Peoples, seven banking organizations were contacted to determine their potential interest in acquiring
Peoples. Of the organizations contacted, seven requested confidential information packages which provided detailed information regarding the business and operations of Peoples. Each organization provided information was requested to submit a specific proposal to acquire Peoples. AAI pursued discussions with each organization that had requested the confidential information. As a result of this process, six organizations submitted proposals to acquire Peoples.
The Peoples Board selected the German American proposal after extensive deliberation and negotiation.

COMPARATIVE PRICE ANALYSIS

     AAI reviewed a comparison of prices paid in selected sale of control transactions announced in Indiana, Illinois and Kentucky between January 1, 1995 and September 30, 1996, for banks having assets of between $50 million and $150 million. The 21 transactions reviewed had an average price to book value ratio of 175 percent and a price to earnings multiple of 17.2 times. The median multiples were 172 percent of book value and 16.4 times earnings. The market value of the consideration to be received by Peoples shareholders in the Merger is estimated at 224 percent of Peoples' book value at September 30, 1996, based on an aggregate transaction value of $21.1 million. The market value of the consideration is further estimated to equal 21.1 times Peoples' consolidated earnings per share for the twelve months ended September 30, 1996. The $21.1 million transaction value and corresponding price to book value and price to earnings multiples would be operative if the average of the closing bid/asked quotations for German American Common Stock during the Valuation
Period is between $30.48 and $34.29 per share.  For
German American quotation values above $34.29 per share, which would result in the minimum exchange ratio, the transaction value would exceed $21.1 million. For German American quotation values below
$30.48 per share, which would result in the maximum exchange ratio, the transaction value would fall below
$21.1 million. As of January 24, 1997, the average of the closing bid/asked quotations for German American
Common Stock was $37.25 per share.

CONTRIBUTION ANALYSIS

     AAI compared the pro forma ownership interest in German American that Peoples shareholders would receive, in the aggregate, to the contribution by Peoples to the total assets, equity and net income in the combined organization. Assuming a September 30, 1996, closing date for the Merger and the minimum exchange ratio, Peoples shareholders would own approximately 24.2 percent of German American on a pro forma basis. Peoples' contribution of total assets would equal 19.3 percent, the contribution of total equity would equal 19.6 percent, and the contribution of net income for the twelve months ending September
30, 1996, would have equaled 20.0 percent.

DILUTION ANALYSIS

     AAI also reviewed the pro forma effect of the Merger to Peoples' and German American's September 30,
1996 earnings per share and book value per share, assuming the minimum exchange ratio. Peoples recorded year to date earnings per share of $1.24 and a book value of $15.86 per share as of September 30, 1996.
Giving effect to the Merger, the equivalent Peoples earnings per share would have equaled $1.54, an increase of 24.2 percent over actual results. Book value per share would have increased to $19.60 per share, an increase of 23.6 percent over actual book value. Giving effect to the Merger, German American's book value per share would have been diluted from $20.05 to $18.90 or 5.7 percent, and earnings per share would have been diluted from $1.57 to $1.48 or 5.7 percent.

DIVIDENDS

     AAI reviewed the current cash dividends paid by Peoples and German American. Based on the minimum exchange ratio of 1.0372 German American shares for each share of Peoples, equivalent dividends to Peoples shareholders would have been $0.61 for the nine months ended September 30, 1996, a 190 percent increase over actual dividends received by Peoples shareholders of $0.21 per share.

     The summary set forth above does not purport to be a complete description of the analyses performed by AAI. Further, AAI did not conduct a physical inspection of any of the properties or assets of Peoples or German American. AAI has assumed and relied upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Peoples and German American made pursuant to the Agreement, and has not independently attempted to verify any of such information. AAI has also assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement. No limitations were imposed by Peoples or German American on the scope of AAI's investigation nor were any specific instructions given to AAI in connection with its fairness opinion.

     For AAI's services as financial advisor, Peoples has paid AAI a fee of $27,500, plus has agreed to pay a contingent amount equal to 1.00 percent of the transaction value when the Merger is consummated. In addition, Peoples has agreed to reimburse AAI for reasonable out-of-pocket expenses and indemnify AAI against certain liabilities, including liabilities under the securities laws.

            PRO FORMA FINANCIAL STATEMENTS
            OF GERMAN AMERICAN AND PEOPLES

     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 1996, and the unaudited pro forma condensed consolidated statements of income for the period ended September 30, 1996 and for each of the years in the three-year period ended December 31, 1995, give effect to the Merger based on the historical consolidated financial statements of German American and Peoples under the assumptions and adjustments set forth below and in the accompanying notes to the pro forma financial statements. The Peoples Merger is expected to be accounted for as a pooling of interests and, therefore, is included in the pro forma condensed consolidated balance sheet as of September 30, 1996, as if the transaction had become effective on such date. The pro forma condensed consolidated statements of income for the period ended September 30, 1996 and for each of the years in the three-year period ended December 31, 1995 also include the historical statements of income of Peoples as if the transaction had become effective at the beginning of the periods presented.

     If the proposed Merger is consummated, German
American will issue not fewer than 1.0372 shares of German American Common Stock for each of the 593,334
Peoples Common Shares (an aggregate of 615,417 German
American shares) or more than 1.1669 shares of German
American Common Stock for each of the 593,334 Peoples common shares (an aggregate of 692,344 German American shares). (All such numbers have been adjusted for the five percent stock dividend declared by German American in October, 1996 and are subject to further adjustment in the event of any future stock dividends and the like.) The exact number of shares to be issued in the Merger will be determined within the above range by the average of the closing bid/asked quotations for German
American Common Stock during a ten business day period ending on the second business day preceding the closing date of the Merger. The pro forma financial statements have been prepared assuming the issuance of 615,417 shares of German American common stock, which is the number of shares which would have been issued if the closing date of the Merger was September 30, 1996 in accordance with the formula included in the Acquisition
Agreements. The use of such number of shares is for illustrative purposes only and does not attempt to predict the actual number of shares to be issued in the Merger.

     The pro forma financial statements have been prepared by the management of German American based upon the historical consolidated financial statements of German American and Peoples. These pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of German American and Peoples presented elsewhere in this Prospectus/Proxy Statement or that accompany this Prospectus/Proxy Statement.

     German American and Peoples expect to incur total legal, accounting, professional and regulatory costs of approximately $630,000 that are directly attributable to the Merger, and some of these costs can reasonably be expected to be included in the consolidated expenses of German American during the next twelve months.
Approximately $185,000 of these costs have already been paid and expensed or accrued and expensed by German
American and Peoples. Those costs not previously paid or accrued were NOT considered in the preparation of the Pro Forma Financial Statements.

                             GERMAN AMERICAN BANCORP

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1996
                          (Dollar amounts in thousands)
                                   (Unaudited)

                                              German American  Peoples Bancorp    Pro Forma        Pro Forma
               ASSETS                            Bancorp       of Washington     Adjustments      Consolidated
-------------------------------------         ---------------  ---------------   ------------     ------------
Cash and cash equivalents                           $22,488           $2,795                           $25,283
Interest bearing deposits with banks                    699                0                               699
Other short-term investments                            499                0                               499
Investment in subsidiary                                  0                0           $9,408 (A)            0
                                                                                       (9,408)(B)
Securities available for sale                        82,192           11,754                            93,946
Securities held to maturity                          14,079            7,370                            21,449
Loans                                               248,930           67,230                           316,160
Allowance for loan and lease losses                  (6,030)            (968)                           (6,998)
Premises and equipment                               10,025            1,592                            11,617
Intangibles                                           1,827 (C)            0                             1,827
Accrued interest receivable and other assets          7,119            1,715                             8,834
                                                   --------          -------           ------         --------
      Total assets                                 $381,828          $91,488               $0         $473,316
                                                   ========          =======           ======         ========



LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
LIABILITIES

  Deposits                                         $336,504          $71,631                          $408,135
  Short-term borrowings                               3,196            8,392                            11,588
  FHLB advances                                           0            1,500                             1,500
  Other liabilities                                   3,580              557                             4,137
                                                   --------          -------                          --------
    Total liabilities                               343,280           82,080                           425,360
                                                   --------          -------                          --------

SHAREHOLDERS' EQUITY

  Common stock                                       18,309              593           $6,154 (A)       24,463
                                                                                         (593)(B)
  Surplus                                             5,587            1,110           (4,451)(A)        1,136
                                                                                       (1,110)(B)
  Retained earnings                                  14,146            7,777            7,777 (A)       21,923
                                                                                       (7,777)(B)
  Net unrealized gain/(loss) on securities
    available for sale                                  506              (72)             (72)(A)          434
                                                                                           72 (B)
                                                   --------          -------           ------         --------
    Total shareholders' equity                       38,548            9,408                0           47,956
                                                   --------          -------           ------         --------

      Total liabilities and shareholders' equity   $381,828          $91,488               $0         $473,316
                                                   ========          =======           ======         ========


ADJUSTMENTS:
------------
(A) Assumed issuance of 615,417 common shares of German American Bancorp in exchange for all 593,334 shares of Peoples Bancorp of Washington. The actual number of shares to be issued is not yet known. Assumed shares issued are based on the number of shares that would have been issued had the Merger been effective September 30, 1996. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(B)  To eliminate the investment in Peoples Bancorp of Washington.

(C) Includes goodwill of $1,470 being amortized over 15 years and core deposit intangibles of $357 being amortized over 10 years.

(D) No adjustments to these pro forma financial statements were necessary to conform to accounting methods as contemplated by APB Opinion 16.

                            GERMAN AMERICAN  BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                  For the nine months ended September 30, 1996
        (Dollar amounts in thousands except share and per share amounts)
                                   (Unaudited)

                                                --------------------- 1996 -------------------


                                                German American  Peoples Bancorp   Pro Forma
                                                   Bancorp       of Washington    Consolidated
                                                ---------------  ---------------  ------------
INTEREST INCOME
    Interest and fees on loans                        $16,343           $4,334        $20,677
    Interest on  securities                             4,157              861          5,018
    Other interest income                                 552               16            568
                                                ---------------  ---------------  ------------

       Total interest income                           21,052            5,211         26,263
                                                ---------------  ---------------  ------------

INTEREST EXPENSE
    Interest on deposits                               10,072            1,946         12,018
    Other interest expense                                 37              330            367
                                                ---------------  ---------------  ------------

       Total interest expense                          10,109            2,276         12,385
                                                ---------------  ---------------  ------------

NET INTEREST INCOME                                    10,943            2,935         13,878
Provision for loan losses                                 145               38            183
                                                ---------------  ---------------  ------------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                       10,798            2,897         13,695

NON-INTEREST INCOME                                     1,320              230          1,550

NON-INTEREST EXPENSE                                    7,789            1,946          9,735
                                                ---------------  ---------------  ------------

INCOME BEFORE INCOME TAXES                              4,329            1,181          5,510
Income taxes                                            1,324              446          1,770
                                                ---------------  ---------------  ------------

NET INCOME                                             $3,005             $735         $3,740
                                                ===============  ===============  ============


EARNINGS PER SHARE
    Net income per share                                $1.57 (A)                       $1.48 (B)
    Weighted average number of
     shares outstanding                             1,919,799 (A)                   2,535,216 (B)


NOTES:
------
(A)  Retroactively restated for a 5% stock dividend in October, 1996.

(B) Assumes issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                            GERMAN AMERICAN  BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1995
        (Dollar amounts in thousands except share and per share amounts)
                                   (Unaudited)

                                                --------------------- 1995 -------------------


                                                German American  Peoples Bancorp   Pro Forma
                                                   Bancorp       of Washington    Consolidated
                                                ---------------  ---------------  ------------
INTEREST INCOME
    Interest and fees on loans                        $21,210           $4,987        $26,197
    Interest on  securities                             4,620            1,482          6,102
    Other interest income                               1,467               50          1,517
                                                ---------------  ---------------  ------------

       Total interest income                           27,297            6,519         33,816
                                                ---------------  ---------------  ------------

INTEREST EXPENSE
    Interest on deposits                               12,633            2,517         15,150
    Other interest expense                                184              614            798
                                                ---------------  ---------------  ------------

       Total interest expense                          12,817            3,131         15,948
                                                ---------------  ---------------  ------------

NET INTEREST INCOME                                    14,480            3,388         17,868
Provision for loan losses                                 (19)              68             49
                                                ---------------  ---------------  ------------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                       14,499            3,320         17,819

NON-INTEREST INCOME                                     1,460              304          1,764

NON-INTEREST EXPENSE                                   10,078            2,340         12,418
                                                ---------------  ---------------  ------------

INCOME BEFORE INCOME TAXES                              5,881            1,284          7,165
Income taxes                                            1,863              460          2,323
                                                ---------------  ---------------  ------------

NET INCOME                                             $4,018             $824         $4,842
                                                ===============  ===============  ============


EARNINGS PER SHARE
    Net income per share                                $2.10 (A)                       $1.91 (B)
    Weighted average number of
     shares outstanding                             1,917,185 (A)                   2,532,602 (B)

NOTES:
------
(A) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.

(B) Assumes issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                             GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1994
        (Dollar amounts in thousands except share and per share amounts)
                                   (Unaudited)

                                                --------------------- 1994 -------------------


                                                German American  Peoples Bancorp   Pro Forma
                                                   Bancorp       of Washington    Consolidated
                                                ---------------  ---------------  ------------

INTEREST INCOME
    Interest and fees on loans                        $17,348           $4,197        $21,545
    Interest on  securities                             4,017            1,615          5,632
    Other interest income                                 705               40            745
                                                ---------------  ---------------  ------------

       Total interest income                           22,070            5,852         27,922
                                                ---------------  ---------------  ------------

INTEREST EXPENSE
    Interest on deposits                                9,394            2,205         11,599
    Other interest expense                                133              287            420
                                                ---------------  ---------------  ------------

       Total interest expense                           9,527            2,492         12,019
                                                ---------------  ---------------  ------------

NET INTEREST INCOME                                    12,543            3,360         15,903
Provision for loan losses                                 567              120            687
                                                ---------------  ---------------  ------------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                       11,976            3,240         15,216

NON-INTEREST INCOME                                     1,689              244          1,933

NON-INTEREST EXPENSE                                    8,609            2,301         10,910
                                                ---------------  ---------------  ------------

INCOME BEFORE INCOME TAXES                              5,056            1,183          6,239
Income taxes                                            1,582              376          1,958
                                                ---------------  ---------------  ------------

NET INCOME                                             $3,474             $807         $4,281
                                                ===============  ===============  ============


EARNINGS PER SHARE
    Net income per share                                $1.81 (A)                       $1.69 (B)
    Weighted average number of
     shares outstanding                             1,916,603 (A)                   2,532,020 (B)


NOTES:
------
(A) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.

(B) Assumes issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(C) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

                             GERMAN AMERICAN BANCORP

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      For the year ended December 31, 1993
        (Dollar amounts in thousands except share and per share amounts)
                                   (Unaudited)

                                                --------------------- 1993 -------------------


                                                German American  Peoples Bancorp   Pro Forma
                                                   Bancorp       of Washington    Consolidated
                                                ---------------  ---------------  ------------

INTEREST INCOME
    Interest and fees on loans                        $16,312           $3,926        $20,238
    Interest on  securities                             4,723            1,706          6,429
    Other interest income                                 622               82            704
                                                ---------------  ---------------  ------------

       Total interest income                           21,657            5,714         27,371
                                                ---------------  ---------------  ------------

INTEREST EXPENSE
    Interest on deposits                                9,844            2,434         12,278
    Other interest expense                                 50              122            172
                                                ---------------  ---------------  ------------

       Total interest expense                           9,894            2,556         12,450
                                                ---------------  ---------------  ------------

NET INTEREST INCOME                                    11,763            3,158         14,921
Provision for loan losses                                 653              144            797
                                                ---------------  ---------------  ------------

NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                       11,110            3,014         14,124

NON-INTEREST INCOME                                     1,569              267          1,836

NON-INTEREST EXPENSE                                    8,589            2,285         10,874
                                                ---------------  ---------------  ------------

INCOME BEFORE INCOME TAXES                              4,090              996          5,086
Income taxes                                            1,308              334          1,642
                                                ---------------  ---------------  ------------

INCOME BEFORE CHANGE IN
 ACCOUNTING PRINCIPLE  (A)                             $2,782             $662         $3,444
                                                ===============  ===============  ============


EARNINGS PER SHARE
    Income before change in accounting principle        $1.45 (B)                       $1.36 (C)
    Weighted average number of
     shares outstanding                             1,916,597 (B)                   2,532,014 (C)


NOTES:
------
(A) Increases to net income from the cumulative effect of change in accounting for income taxes (adoption of FAS 109) is excluded from Income Before Change in Accounting Principle in the amounts of $150 for German American Bancorp and $68 for Peoples Bancorp of Washington.

(B) Retroactively restated for a 5% stock dividend in October, 1995 and a 5% stock dividend in October, 1996.

(C) Assumes issuance of 615,417 common shares of German American Bancorp in exchange for all shares of Peoples Bancorp of Washington at the beginning of the period. The actual number of shares to be issued is not yet known. The assumed number of shares issued is for illustrative purposes only and is not an attempt to predict the actual number of shares to be issued in the Merger.

(D) No adjustments to these pro forma financial statements were necessary to conform accounting methods as contemplated by APB Opinion 16.

           INFORMATION ABOUT GERMAN AMERICAN

     German American is a multi-bank holding company organized in Indiana in 1982. German American's principal subsidiaries are The German American Bank,
Jasper, Indiana; The Union Bank, Loogootee, Indiana
("Union"); First State Bank, Southwest Indiana, Tell
City, Indiana; and German American Holdings
Corporation, ("GAHC"), an Indiana corporation that owns all of the outstanding capital stock of Community Trust
Bank, Otwell, Indiana. German American's principal executive offices are located at 711 Main Street, Jasper, Indiana 47546, and its telephone number is
(812) 482-1314.

     This Prospectus/Proxy Statement is accompanied by German American's Annual Report to Shareholders for the year ended December 31, 1995, portions of which are incorporated herein by reference. Additional information concerning German American is contained in the following documents, which are incorporated in this Prospectus/Proxy Statement by reference: German
American's Annual Report on Form 10-K for the year ended December 31, 1995, as amended; German American's
Quarterly Report on Form 10-Q for the quarter ended
March 31, 1996; German American's Quarterly Report on
Form 10-Q for the quarter ended June 30, 1996; German
American's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (also attached as Appendix D to this Prospectus/Proxy Statement); and
German American's Current Report on Form 8-K which was filed on July 17, 1996. These documents are available without charge upon oral or written request to John M.
Gutgsell, German American, 711 Main Street, Box 810,
Jasper, Indiana 47546-3042 (812) 482-1314.  In order to
assure timely delivery of these documents, any requests should be made by February 21, 1996.

               INFORMATION ABOUT PEOPLES

                        GENERAL

     Peoples Bancorp of Washington, a bank holding company formed in 1985 ("Peoples"), owns 100% of the capital stock of Peoples National Bank and Trust
Company of Washington ("Peoples Bank"). Peoples engages in the business of commercial banking and other permissible activities closely related to banking.
Peoples relies primarily upon funds from Peoples Bank to pay the expenses of its operations and, to the extent applicable, any dividend on its outstanding shares of stock. In addition, Peoples owns 2,625 shares of common stock of Old National Bancorp with an approximate market value of $95,000.

     Peoples Bank has operated as a traditional community bank since its founding in 1888. The primary source of its income is generated by its lending activities. It offers a wide-range of personal and business financial and trust services to individuals, corporations, partnerships, municipalities and other public and governmental entities. Peoples Bank's lending focus has been strongly real estate oriented but a significant portion of its loan portfolio is also composed of other consumer, commercial and agricultural loans. Peoples Bank offers a full line of deposit products. A wholly-owned subsidiary of Peoples Bank, Peoples Investment Center, Inc., began operating in
1995 and offers non-traditional, non-insured mutual funds and annuities to retail customers.

                      COMPETITION

     Peoples Bank is the second largest financial institution domiciled in Daviess County, Indiana. The banking business in the area served by Peoples Bank is highly competitive. The bank competes for deposits with other commercial banks, savings associations, savings banks, and credit unions. For loan business, Peoples Bank competes with other commercial banks, savings associations, savings banks, federal farm credit system, consumer finance companies, and credit unions. Competition in both areas is affected by interest rates, convenience of location, availability of lendable funds, and general and local economic conditions.

              REGULATION AND SUPERVISION

     Peoples, as a bank holding company, is subject to supervision and regular examination by the Federal
Reserve Board. Peoples Bank has as its primary regulator the Office of the Comptroller of the Currency but is also subject to regulation by the Federal
Deposit Insurance Corporation. These regulations specify the types of activities in which bank holding companies and banks may engage and include regulations governing the extension of credit, the quality of loans and assets, maintenance of reserves against deposits, minimum capital requirements, and restrictions on dividends.

                      PROPERTIES

     Peoples operations require minimal space and it operates from Peoples Bank's main office. Peoples Bank operates from several locations, all located in Daviess

County, Indiana. Its main office is located in downtown Washington, Indiana. Additional branch offices are located on the east side of Washington, in Plainville, Indiana, and in a rural area on the Odon/Cannelburg road, south of Odon, Indiana. All branch offices except for the east side Washington location are operated from properties owned by Peoples
Bank.

         MARKET PRICE AND DIVIDEND INFORMATION

     Peoples Common Stock is not traded on any established market and information regarding transactions is not published. However, shares are traded directly between shareholders and through broker-dealers (primarily locally) from time to time.
Management does not have knowledge of the prices paid in all transactions and has not verified the accuracy of those prices that have been reported. The range of reported prices is primarily based upon information provided by a local broker and by the parties to privately-negotiated transactions.

     The following table sets forth, for the periods indicated, the number of shares traded, the number of trades, and the high and low sales price per share of Peoples as reported to Peoples Management, and the per share dividends declared by Peoples on its stock. All numbers are adjusted for splits.

<CAPTION
                     No. of Shares      No. of                               Dividends Declared
                         Traded         Trades              Prices            (cents per share)
                                                       High          Low
1994
First Quarter               400           13         $ 14.67        $ 14.17        $ 0.05
Second Quarter            3,687           19           14.50          14.50          0.05
Third Quarter*            2,500            6           15.33          14.50          0.05
Fourth Quarter*           2,650           10           15.33          15.33          0.08

1995
First Quarter               750            5           16.00          15.42          0.05
Second Quarter            2,700            6           15.67          15.67          0.06
Third Quarter*            7,900           14           17.50          16.00          0.06
Fourth Quarter*           2,450            2           18.00          18.00          0.10

1996
First Quarter             1,300            3           20.00          20.00          0.07
Second Quarter*                  no sales                                            0.07
Third Quarter               344            1           33.00          33.00          0.07
Fourth Quarter             _____          __           _____          _____          ____
 (Through ____, 1996)

* 3rd Quarter, 1994 - 2,000 shares traded at unknown price.
  4th Quarter, 1994 - 1,400 shares traded at unknown price.
  3rd Quarter, 1995 - 7,200 shares traded at unknown price.
  4th Quarter, 1995 - 450 shares traded at unknown price.



     The most recent trade on or before July 5, 1996 (the last business day prior to the first public announcement of the Merger on July 8, 1996) known to Peoples management occurred during the first quarter of 1996 and involved 1,000 shares that were purchased and sold at $20.00 per share.

     The Reorganization Agreement provides that Peoples may declare a dividend of $.07 per share in the third month of each calendar quarter of 1997 if the Merger has not by then become effective. If the Merger becomes effective on February 28, 1997, as anticipated, Peoples' shareholders will not be entitled to any further dividends on their shares of Peoples Common Stock but will be entitled to receive dividends from German American on their shares received in the Merger that have a record date on or after February 28, 1997. It is anticipated that the first such German American dividend will be considered by the Board of Directors of German American during April, 1997.


     Substantially all of Peoples' cash income is derived from Peoples Bank. As a national bank, Peoples Bank is subject to certain restrictions imposed by its primary regulator, the Comptroller of the Currency, with respect to the payment of dividends to Peoples.
Peoples Bank must obtain the prior approval of the Comptroller of the Currency if the total of all dividends declared in any calendar year would exceed net income for the preceding two calendar years.


  STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of shares and percentage of Peoples Common Stock beneficially owned at September 30, 1996, by, and the effect of the Merger on such ownership amounts and percentages of, each person known to be the beneficial owner of more than five percent of the outstanding Peoples Common Stock, each Director, and all Directors and executive officers as a group.


    Name of                             Number of
Beneficial Owner                        Shares of
  and Position                       Peoples Common
  with Peoples                Stock Beneficially Owned          Percentage
Bryan Bullock, Director                8,454 (1)                    1.4%
David Crane, Director                  4,050 (2)                     *
David B. Graham, Director             39,468 (3)                    6.7%
Ziba F. Graham, Jr., Director          5,433 (4)                     *
John J. Hoefling, Director             7,410 (5)                    1.2%
Joel B. Smith, Sr. Vice President
  and Director                         2,100 (6)                     *
Randall Stoll, Director                  180                         *
C.L. Thompson, Director                5,721 (7)                    1.0%
David Waller, Director                 2,100                         *
Joseph A. Wellman, President
  and CEO and Director                 3,432 (8)                     *

                                      __________                   _______
Directors and Executive Officers
as a Group (10 individuals)           78,348                       13.2%

James D. Bullock, Shareholder         59,000 (9)                    9.9%
John B. Graham, Vice President        28,747 (10)                   4.8%
Robert C. Graham, Jr., Shareholder    53,919 (11)                   9.1%
Thomas E. Graham, Shareholder         31,284 (12)                   5.3%
Ziba F. Graham, Sr., Shareholder      41,064 (13)                   6.9%
Peoples Bank Trust Department         33,600 (14)                   5.7%

*Less than 1%

(1) Includes 3,000 shares owned jointly with spouse and 4,500 shares owned by three minor children.

(2)  Includes 900 shares owned by spouse.

(3)  Includes 7,404 shares owned by spouse.

(4) Includes 3,483 shares over which Mr. Graham can exercise voting power held in the name of WINCO, a partnership. Does not include 39,264 shares owned by Ziba F. Graham, Sr., his father, or 1,800 shares owned by his mother over which Mr. Graham can exercise voting power pursuant to Power of Attorney.

(5)  Includes 5,030 shares owned by spouse.

(6) Includes 1,335 shares owned jointly with spouse and 540 shares owned by three minor children.

(7) Includes 900 shares owned by spouse, 2,280 shares owned jointly with spouse and 2,361 shares held in wife's self-directed Individual Retirement
     Account.

(8) Includes 720 shares owned by spouse and 90 shares owned by three minor children.

(9)  All shares held jointly with spouse.

(10) Includes 1,800 shares owned by spouse, 1,657 shares held as custodian for three minor children and 3,483 shares over which Mr. Graham can exercise voting power held in the name of WINCO, a partnership. Does not include 39,264 shares owned by Ziba F. Graham, Sr., his father, or 1,800 shares owned by his mother over which Mr. Graham can exercise voting power pursuant to Power of Attorney.

(11) Includes 12,900 shares owned by spouse.

(12) Includes 900 shares owned by spouse.

(13) Includes 1,800 shares owned by spouse.

(14) Includes 15,600 shares held in trust and 18,600 shares pursuant to a Power of Attorney.

             PEOPLES BANCORP OF WASHINGTON
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is presented to facilitate the understanding of the financial position and results of operations of Peoples Bancorp of Washington and its subsidiary, Peoples National Bank and Trust Company of Washington (referred to in this discussion and analysis on a consolidated basis as "Peoples"). It identifies trends and material changes that occurred during the reported periods and should be read in conjunction with the consolidated financial statements and accompanying notes.

                OVERVIEW OF OPERATIONS

     The primary goal of management of Peoples over the past few years has been to consistently improve earnings, with improvement in net interest income as the major component thereof. The emphasis has been to redirect funds from the company's investment securities portfolio into its loan portfolio. Consequently, between December 31, 1994 and September 30, 1996 investment securities have declined by $8.5 million, or 31%. Loan growth has also partially been funded by a more active use of borrowed funds by using the Bank's membership in the Federal Reserve System and Federal
Home Loan Bank system, by deposit growth, and by use of other non-deposit funding sources. From December 31, 1995 to September 30, 1996 total loans outstanding increased by $8.5 million, or 14.4%. This followed a $5.0 million, or 9.3%, increase during 1995.

     Management has attained most of this loan growth by increasing loan market share within its traditional geographic market area. Some loan growth has been accomplished by selectively making loans in other areas of Indiana and Illinois. These loans have come from the Bank's direct lending efforts and by loans acquired as part of participations in large loans. Loans outside the Bank's traditional market area are generally secured by real estate, have conservative loan-to-value advance ratios, are well documented, and are considered to be good credits.

     Participation in these out-of-market loans have accomplished three goals for the Bank: (1) enabled Bank management to increase loans outstanding at a faster rate than was possible within the traditional market;
(2) enabled management to diversify the loan portfolio in businesses not available within its traditional market; and (3) has resulted in lending staff becoming more knowledgeable about industries not participating in the Daviess County market.

     The fact that these out-of-area loans have been made on a sound basis is evidenced by the fact that only one credit on the problem loan report is secured by property outside Peoples' traditional lending area.
In this particular instance, this loan was outstanding prior to management's recent loan growth strategy.

     Within its traditional market area, Peoples has attempted over the last several years to increase its market presence. This has been accomplished through several means. Two new branch offices were opened in 1989. Management instituted a Bank-wide officer calling program that has resulted in personnel visiting customers and prospects. Most employees are involved in community-wide organizations outside the banking industry and management has supported economic growth organizations in the area.

     These efforts have had the desired result. Net income has increased from $662,000 (excluding the benefit of an accounting change) for 1993 to $824,000 for 1995. Net income through September 30, 1996 is
$735,000, compared to $561,000 for the same period of 1995.


       NET INTEREST INCOME & INTEREST RATE RISK

     Net interest income is the most significant component of Peoples' earnings. Net interest income is the excess of interest income earned on assets over interest paid for funds supporting those assets. Net interest income is affected by the relative volume and mix of interest earning assets and interest-bearing liabilities and by the difference, or spread, between the yields earned on interest- earning assets and rates paid on interest-bearing liabilities. Table 1 shows average balances and rates and Table 2 depicts the dollar effect of volume and rate changes from 1993 to 1994, from 1994 to 1995 and from 1995 to 1996.
Variances which were not specifically attributable to volume or rate were allocated proportionately between these two areas using the relative values of each as a basis for the allocation. As an absolute dollar value, Peoples net interest income has steadily increased over the period of this analysis. Net interest income for the first 9 months of 1996 exceeded that for the same period of 1995 by $440,000.

     Net interest margin, another measure of the Bank's core profitability, is monitored continually by management. Net interest margin is the dollar amount of net interest income divided by average earning assets, on a tax equivalent basis. While this margin temporarily declined in 1995 due to increases in the Bank's funding costs, this margin, as shown in Table 1, has increased over the period of this analysis increasing from 4.22% in 1993 to 4.80% for the first nine months of 1996.

     The increase in net interest income and net interest margin has been largely attributable to volume and mix improvements by increasing total assets, and by shifting interest-bearing assets into the higher-yielding loan portfolio, as previously discussed. The use of shorter-term deposit liabilities and borrowed funds liabilities have enabled management to increase net interest margin as funds are successfully deployed in the loan portfolio.

     The Bank manages exposure to changes in interest rates through an active program of asset and liability management and pricing strategies, using simulation analysis. The process of interest rate risk management is the responsibility of the Asset/Liability Committee
(ALCO). The simulation model is designed to provide the impact of changes in interest rates to net interest income in the future. The strategies adopted as a result of this analysis are dependent on the quality of the assumptions made in order to generate the analysis.
Management believes the assumptions used are reasonable and produce a comprehensive risk management tool. Data presented in Table 3 reflects the interest rate exposure to the Bank over the next 12 months as of 9/30/96. Shown are the effects of both rising and declining rates as compared to a base case, or steady interest rate, simulation.

     Traditional Gap measurements, as shown in Table 4, indicate the Bank to be negatively gapped. This is due in large part to 100% of demand and savings account balances being placed in the 0 to 3 month time category. In reality, these balances, for instance, may not fully reprice immediately as rates change.
Management believes, consequently, that the simulation analysis process is a better indication of the effect of future interest rate changes on the Bank's net interest income. The Bank's interest rate risk, as depicted in Table 3, is within satisfactory parameters as established by the Board of Directors.

      LOAN QUALITY AND PROVISION FOR LOAN LOSSES

     The loan growth generated has not resulted in a material decline in loan quality. Underwriting and documentation standards have not been compromised in order to obtain this growth. Various measures of loan quality make this evident. Non-performing loans are defined as the total of loans contractually past due 90 days or more, non-accrual loans and loans whose terms have been restructured. Non-performing loans presently amount to 0.61% of total loans outstanding, down from 0.93% in 1994, as shown in Table 5. Loans past due 30 days or more continue to amount to 1% or less of outstanding loans. The interest foregone on non-accrual loans amounted to $21,000 for the 9 months ended September 30, 1996 and $33,000 for the year ended
December 31, 1995.

     The provision for loan losses, a direct charge to expense, provides a reserve, the allowance for loan losses, to which loan losses are charged as those losses become evident. The level of provision is determined in conjunction with management's quarterly review of the loan portfolio which includes consideration of current economic conditions, changes in the character and size of the loan portfolio, prior and estimated future charge offs and other factors.

     The level of the provision has steadily declined over the past several years from $144,000 in 1993 to $68,000 for 1995. The $38,000 provision recorded through the first nine months of 1996 continues to reflect that trend. This reduction was implemented as a result of the Bank's overall asset quality and allowance position. As discussed above, during that same period, management increased the size of the loan portfolio, resulting in a decline in the allowance for loan losses as a percent of total loans from 1.74% at December 31, 1994 to 1.44% at September 30, 1996.

     The activity in the allowance for loan losses is shown in Table 6. Net charge-offs have remained at modest levels, $41,000 for 1995 and $29,000 through September 30, 1996. Loans are charged off when considered uncollectible or of such little value that their continued carrying as a Bank asset is not warranted, even though further collection efforts may be effected in the future. Loans are approved for charge off by the board of directors at management's recommendation.

     The results of management's loan review process is a determination of the dollar amounts of allowance needed for each category of loan. This amount is a combination of specifically determined amounts needed for individually evaluated loans and an amount allocated to those loans not specifically reviewed that is determined based upon historical loss experience and management's expectations about the future. The results of management's analysis is presented in Table
7 which shows the amount of reserves allocated to each loan category. Regardless of the allocation process, the entire allowance is available for the charge-off of any loan deemed a loss.

     The total of all loans rated substandard or less on September 30, 1996 is 1.26% of loans outstanding and 8.27% of capital, down from 1.60% and 9.37% respectively one year earlier. All problem and watch loans are reviewed with loan officers and directors and are monitored and/or strengthened as applicable. While the reserve analysis is by its nature a judgmental process, management believes the Allowance for Loan
Losses at September 30, 1996 is adequate to provide for risks within its loan portfolio.

     Effective January 1, 1995, Peoples adopted FAS
114. "Accounting by Creditors for Impairment of a Loan." Loans are identified as impaired when management concludes that it is probable that the customer will not comply with the contractual terms of the loan agreement. This evaluation is performed in conjunction with the quarterly analysis described above. Generally, all loans considered for specific reserves are evaluated for impairment and generally no consumer or 1-4 family residential real estate loans are so considered. If a loan is deemed to be impaired, management will evaluate the need for an impairment reserve, an allocation of the allowance for loan losses, on that credit. Generally, the value of the underlying collateral is used to evaluate impairment.
The adoption of FAS 1114 did not significantly impact
Peoples. At December 31, 1995, $392,000 of loans were deemed to be impaired and $142,000 of the allowance for loan losses was allocated to those loans.

     The Bank classifies its loan portfolio into the four primary categories shown in Table 8.
Approximately 16% of Peoples loan portfolio is dependent on the agriculture industry. Agricultural production loans are included in the commercial loan category and farm loans secured by real estate are included in the real estate category. The majority of these loans are secured by specific items of collateral. The Bank has approximately $6.2 million in loans secured by farm land and an additional $4.3 million in other loans to farmers. While the repayment of these loans is dependent on the health of the agricultural industry, management does not believe this is an undue concentration since the various segments of the agricultural industry are not necessarily dependent upon each other.

Peoples has approximately $4.5 million in loans outstanding to the lodging industry. This amounts to approximately 7.4% of loans and 45% of capital. While as a group this is a sizable portion of the Bank's loan portfolio, these loans are diversified in types of hotel lodging (full vs. limited service) and geographically between Indiana, Illinois and Kentucky.

                  NON-INTEREST INCOME

     Non-interest income consists of revenues generated by the Bank other than interest charged on earning assets. For the 9 month period ended September 30, 1996, service charges and fees (the largest component of non-interest income) increased $48,000 over the same period in 1995. Non-interest income includes deposit-related service charges and fees, trust fees, and net gains/losses on the sale of securities and mortgage loans. Non-interest income declined $23,000, or 8.6%, between 1993 and 1994, primarily as a result of lower trust fees and lower gains on the sales of securities available for sale and mortgage loans.
Peoples sells securities from time to time and sells mortgage loans to the Federal Home Loan Mortgage
Corporation. These sources of income are nominal and are not relied on by management to a significant extent.

     Non-interest income increased $60,000, 24.6%, between 1994 and 1995, primarily as a result of a non-recurring state tax refund. Exclusive of this one-time credit, total non-interest income for the 9 months ended September 30, 1996, increased $16,000, or 7.5%, over the same period for the prior year.


                 NON-INTEREST EXPENSE

     Non-interest expense, commonly called overhead, consists of all expenses not related to interest paid on liabilities. Salaries and employee benefits make up the largest single component of non-interest expense.
Total non-interest expense increased only $55,000 between 1993 and 1995. Deposit insurance expense declined substantially during the period. In 1995 it was only $78,000 compared to $157,000 in 1994 and 1993.
This expense further declined to $2,000 for the nine months ended September 30, 1996. This decline served to offset modest increases in other categories of non-interest expense.

     Included in non-interest expense for the nine months ended September 30, 1996, is approximately
$82,000 in merger-related expenses. Exclusive of this, non-interest expense for the first nine months of 1996 increased $29,000, or 1.6%, over the same period in 1995.

                  INCOME TAX EXPENSE

     Income tax expense is driven primarily by the level of income before tax and, accordingly, has steadily increased during all periods presented.

                        CAPITAL

     Peoples is required by its primary regulator to comply with various capital requirements. Those requirements affect the ability of the company to pay dividends and can affect operations. The capital regulations require the maintenance of specified levels of Tier I Capital and total capital to risk adjusted assets (all as defined in those regulations). These regulations also require the maintenance of leverage ratio (Tier I Capital to average assets) of at least 3% for the most sound entities and a total risk based capital ratio of at least 8%. Further, regulations promulgated by the Federal Deposit Insurance
Corporation defines specified levels of capitalization which affects the amount that a financial institution may be assessed for deposit insurance premiums.
Financial institutions which have leverage ratios in excess of 5% and total risked based capital ratios in excess of 10% are deemed to be well-capitalized, pay the lowest deposit insurance assessment and are not subject to operational restrictions. At September 30, 1996 total risk-based capital of Peoples is substantially the same as that of Peoples Bancorp of Washington and exceeded the levels required to be deemed well-capitalized. Information regarding capital ratios is provided in Table 9.

             Peoples Bancorp of Washington
            TABLE 1 -- RATE VOLUME ANALYSIS

The following table sets forth, for the periods indicated, information regarding the average balances of interest-earning assets and interest-bearing liabilities, the dollar amount of interest income and interest expense and the resulting yields on average interest earning assets and rate on average interest-bearing liabilities. Average balances are also provided for non-interest earning assets and non-interest-bearing liabilities and shareholders' equity.

                                                           Nine months ended Sept. 30
                                     ---------------------------------------------------------------
                                                 1996                             1995
                                      Average            Average         Average            Average
EARNING ASSETS                        Balance  Interest    Rate          Balance  Interest    Rate
--------------                        -------  --------  -------         -------  --------  -------
Interest-earning assets:
Interest earning deposits            $    100   $     5    6.06%        $    100   $     5    6.03%
Federal Funds Sold                        397        16    5.32%             313        14    5.92%
Investment Securities (taxable)        15,270       639    5.58%          20,829       896    5.74%
Investment Securities (tax-exempt)      6,025       217    4.81%           6,638       229    4.60%
Loans (net of unearned income)(1)      62,697     4,322    9.19%          54,268     3,652    8.97%
Tax-exempt loans                          297        12    5.45%              73         3    5.47%
                                     ---------------------------------------------------------------
Total interest earning assets          84,786     5,211    8.19%          82,221     4,799    7.78%

Non-earning assets:
Cash and due from banks                 2,955                              2,970
Other nonearning assets                 2,673                              2,318
Allowance for loan losses                (963)                              (957)
                                     --------                           --------
     Total Assets                    $ 89,451                           $ 86,552
                                     ========                           ========
INT-BEARING LIABS
-----------------
Transaction accounts                 $ 16,185       307    2.53%        $ 16,511       306    2.47%
Savings deposits                       13,696       385    3.75%          11,575       339    3.91%
Time deposits                          31,916     1,254    5.24%          31,373     1,206    5.13%
Repurchase & Sweep Agreements           5,408       182    4.50%           6,609       259    5.23%
FHLB advance                            2,134        85    5.29%           2,314       102    5.85%
Federal Funds Purchased and other       1,508        63    5.54%           2,016        92    6.07%
                                     ---------------------------------------------------------------
Total interest bearing liabilities     70,847     2,276    4.28%          70,398     2,304    4.36%
                                                -------                            -------
Non-Interest-bearing liabilities
Demand deposits                         9,030                              7,480
Other liabilities                         470                                420
Shareholders' equity                    9,104                              8,254
                                     --------                           --------
     Total Liabilities and
         shareholders' equity        $ 89,451                           $ 86,552
                                     ========                           ========
Net interest income                             $ 2,935                            $ 2,495
                                                =======                            =======
Net Interest/Spread                                        3.91%                              3.42%
                                                          =====                              =====
Net interest margin                                        4.61%                              4.05%
                                                          =====                              =====
Tax equivalent data:(2)
   Tax equivalent adjustment                        118                                120
                                                -------                            -------
Adjusted net interest income                    $ 3,053                            $ 2,615
                                                =======                            =======
Net Interest/Spread                                        4.10%                              3.62%
Net interest margin                                        4.80%                              4.24%

(1) Average total loans include non-accrual loans and loan income includes loan fee income on loans held in the portfolio.

(2) Tax-equivalent adjustment is computed using 34% statutory tax rate for all periods presented.

             Peoples Bancorp of Washington
           TABLE 1a -- RATE VOLUME ANALYSIS

The following table sets forth, for the periods indicated, information regarding the average balances of interest-earning assets and interest-bearing liabilities, the dollar amount of interest income and interest expense and the resulting yields on average interest earning assets and rate on average interest-bearing liabilities. Average balances are also provided for non-interest earning assets and non-interest-bearing liabilities and shareholders' equity.

                                                               Years ended December 31,
 --------------------------------------------------------------------------------------------------
                                            1995                          1994                          1993
                                Average           Average      Average           Average     Average           Average
EARNING ASSETS                 Balance  Interest    Rate      Balance   Interest   Rate       Balance  Interest   Rate
--------------                 --------  --------  -------     --------  -------- -------   --------  -------  ------
Interest-earning assets:
Interest earning deposits       $    100   $    6    6.00%      $    837  $   34     4.06%    $  1,395  $   56  4.01%
Federal Funds Sold                   751       44    5.86%           169       6     3.55%         893      26  2.91%
Investment Securities
  (taxable)                       20,408    1,171    5.74%        23,124   1,286     5.56%      25,009   1,458  5.83%
Investment Securities
  (tax-exempt)                     6,691      310    4.63%         7,298     329     4.51%       5,462     248  4.54%
Loans (net of unearned
  income)(1)                      54,939    4,984    9.07%        49,207   4,192     8.52%      45,064   3,920  8.70%
Tax-exempt loans                      72        4    5.56%           102       6     5.88%         100       6  6.00%
                               ---------------------------------------------------------------------------------------
Total interest earning assets     82,961    6,519    7.86%        80,737   5,853     7.25%       77,923  5,714  7.33%

Non-earning assets:
Cash and due from banks            3,026                           3,252                          3,431
Other nonearning assets            2,469                           2,273                          2,501
Allowance for loan losses           (959)                           (868)                          (731)
                                 --------                        --------                      --------
     Total Assets               $ 87,497                        $ 85,394                       $ 83,124
                                 ========                        ========                      ========
INT-BEARING LIABS
-----------------
Transaction accounts            $ 16,526      410    2.48%       $ 19,592    452     2.31%     $ 20,418    524  2.57%
Savings deposits                  11,766      461    3.92%         11,867    402     3.39%       10,613    346  3.26%
Time deposits                     31,577    1,645    5.21%         30,396  1,351     4.44%       32,581  1,564  4.80%
Repurchase & Sweep Agreements      7,273      381    5.24%          4,960    162     3.27%        3,560     97  2.72%
FHLB advance                       2,137      127    5.94%          1,000     54     5.40%          319     16  5.02%
Federal Funds Purchased
  and other                        1,717      107    6.23%          1,538     71     4.62%          309      9  2.91%
                               ---------------------------------------------------------------------------------------
Total interest bearing
  liabilities                     70,996    3,131    4.41%         69,353  2,492     3.59%       67,800  2,556  3.77%
                                  ------                           ------                                ------
Non-Interest-bearing liabilities
Demand deposits                    7,624                             7,694                        7,419
Other liabilities                    506                               592                          651
Shareholders' equity               8,371                             7,755                        7,254
                                --------                           --------                     --------
     Total Liabilities and
        shareholders' equity    $ 87,497                           $ 85,394                     $ 83,124
                                ========                           ========                     ========
Net interest income             $  3,388                           $  3,361                     $  3,158
                                ========                            =======                      =======
Net Interest/Spread                                  3.45%                           3.66%                      3.56%
                                                     =====                           =====                     =====
Net interest margin                                  4.08%                           4.16%                      4.05%
                                                     =====                           =====                     =====
Tax equivalent data:(2)
   Tax equivalent adjustment                  162                       173                          131
                                         --------                   -------                       ------
Adjusted net interest income             $  3,550                   $ 3,533                      $ 3,289
                                         ========                   =======                      =======
Net Interest/Spread                                  3.64%                           3.87%                      3.73%
Net interest margin                                  4.28%                           4.38%                      4.22%

(1) Average total loans include non-accrual loans and loan income includes loan fee income on loans held in the loan portfolio.

(2) Tax-equivalent adjustment is computed using 34% statutory tax rate for all periods presented.

             Peoples Bancorp of Washington
            TABLE 2 -- RATE VOLUME ANALYSIS

The following table sets forth, for the periods indicated, information regarding changes from year to year for interest-earning-assets and interest-bearing-liabilities due to volume and rate variances.


                                          1996-1995
                                            Change   Change
                                   Total    Due To   Due To
                                   Change   Volume   Rate
                                   ------   ------   ------
EARNING ASSETS
--------------
Interest-earning assets:
Interest earning deposits           $   0   $   -    $   0
Federal Funds Sold                      2       3       (1)
Investment Securities (taxable)      (257)   (233)     (24)
Investment Securities (tax-exempt)    (12)    (22)      10
Loans (net of unearned income)        670     579       91
Tax-exempt loans                        9       9        -
                                   -----------------------
Total interest earning assets         412     336       76
                                   -----------------------




INT-BEARING LIABS
-----------------
Transaction accounts                    1      (6)       7
Savings deposits                       46      60      (14)
Time deposits                          48      21       27
Repurchase & Sweep Agreements         (77)    (43)     (34)
FHLB advance                          (17)     (8)      (9)
Federal Funds Purchased               (29)    (22)      (7)
                                   -----------------------
Total interest bearing liabilities    (28)      2      (30)
                                   -----------------------


Net interest income                 $ 440   $ 334    $ 106
                                   =======================

             Peoples Bancorp of Washington
           TABLE 2a -- RATE VOLUME ANALYSIS

The following table sets forth, for the periods indicated, information regarding changes from year to year for interest-earning-assets and interest-bearing-liabilities due to volume and rate variances.

                                           1995-1994                         1994-1993
                                            Change   Change                   Change   Change
                                   Total    Due To   Due To          Total    Due To   Due To
                                   Change   Volume   Rate            Change   Volume   Rate
                                   ------   ------   ------          ------   ------   ------
EARNING ASSETS
--------------
Interest-earning assets:
Interest earning deposits          $  (28)  $  (39)  $   11          $  (22)  $  (23)  $    1
Federal Funds Sold                     38       32        6             (20)     (25)       5
Investment Securities (taxable)      (115)    (155)      40            (172)    (107)     (65)
Investment Securities (tax-exempt)    (19)     (28)       9              81       83       (2)
Loans (net of unearned income)        792      509      283             272      354      (82)
Tax-exempt loans                       (2)      (2)      (0)              -        -        -
                                   ------------------------          ------------------------
Total interest earning assets         666      317      349             139      282     (143)
                                   ------------------------          ------------------------





INT-BEARING LIABS
-----------------
Transaction accounts                  (42)     (74)      32             (72)     (21)     (51)
Savings deposits                       59       (3)      62              56       42       14
Time deposits                         294       54      240            (213)    (101)    (112)
Repurchase & Sweep Agreements         219       95      124              65       43       22
FHLB advance                           73       67        6              38       37        1
Federal Funds Purchased                36        9       27              62       54        8
                                   ------------------------          ------------------------
Total interest bearing liabilities    639      148      491             (64)      54     (118)
                                   ------------------------          ------------------------










Net interest income                $   27   $  169   $ (142)         $  203   $  228   $  (25)
                                   ========================          ========================

             Peoples Bancorp of Washington
     TABLE 3 -- INTEREST RATE SENSITIVITY ANALYSIS

The following graphs result from the Peoples interest rate simulation process and present management's estimate of the effect that an immediate and sustained
200 basis point interest rate increase or decrease would have on monthly interest income, interest expense and net interest income, as compared to a "base case" or flat interest rate environment. Interest rates on assets and liabilities that are contractually tied to a market rate or index are assumed to adjust at the earliest repricing opportunity. The timing and magnitude of assumed rate changes on those instruments whose rates are not contractually tied to a market rate or index are judgmental and are based on management's past experience. While a useful simulation tool, these results are not necessarily those that would occur if interest rates were to increase or decrease by 200 basis points. (Dollars in thousands).

        MONTHLY CHANGE IN INTEREST INCOME

                BASE CASE $7,242
          FALLING RATES        RISING RATES
          -------------        ------------
SEP            $ -4                 $  4
OCT             -10                   10
NOV             -16                   16
DEC             -29                   30
JAN             -44                   47
FEB             -59                   65
MAR             -85                   94
APR            -113                  126
MAY            -145                  163
JUN            -187                  210
JUL            -236                  264
AUG            -290                  325

       MONTHLY CHANGE IN INTEREST EXPENSE

                BASE CASE $3,255
          FALLING RATES        RISING RATES
          -------------        ------------
SEP           $  -9                 $  4
OCT             -19                   18
NOV             -30                   28
DEC             -52                   48
JAN             -77                   71
FEB            -100                   93
MAR            -137                  130
APR            -175                  167
MAY            -217                  207
JUN            -268                  258
JUL            -323                  312
AUG            -381                  368

    MONTHLY CHANGE IN NET INTEREST INCOME

                BASE CASE $3,987
          FALLING RATES        RISING RATES
          -------------        ------------
SEP           $  -4                 $  5
OCT              -8                    9
NOV             -12                   14
DEC             -18                   23
JAN             -24                   32
FEB             -28                   41
MAR             -36                   52
APR             -41                   63
MAY             -45                   72
JUN             -48                   81
JUL             -48                   87
AUG             -43                   90

             Peoples Bancorp of Washington
                 TABLE 4 -- GAP TABLE

The following table illustrates the repricing opportunities, or rate sensitivity, of interest-earning assets and interest-bearing liabilities as of September
30, 1996. The difference, or "gap", is indicated as a percentage of total assets. The information reflects the repricing opportunity for variable, or floating, rate assets and liabilities and the maturities and/or estimated cash flows for fixed rate assets and liabilities.

                              At September 30, 1996
                          Maturing or Repricing Within
                                           ---------------------------------------------------------------------------
                                                                       6 Months
                                              0 to 3      3 to 6          to          1 to 5      After 5
                                              Months      Months        1 year        Years        Years        Total
                                           ---------------------------------------------------------------------------
Interest-earning assets:  (in thousands)
   Loans                                    $ 17,374    $  6,342      $ 12,097      $ 19,225    $ 12,192      $ 67,230
   Securities                                  3,182       1,736         2,598        11,071         537        19,124
   Federal funds sold                              -           -             -             -           -             -
   Interest-bearing balances
     with financial institutions                 100                                                               100
                                           ---------------------------------------------------------------------------
     Total interest-earning assets            20,656       8,078        14,695        30,296      12,729        86,454
                                           ---------------------------------------------------------------------------

Interest-bearing liabilities:
   Demand and savings
     accounts                                 24,189           -             -             -           -        24,189
   Time deposits                              13,778       7,121         5,052        11,888           2        37,841
   Borrowings                                  8,342       1,550             -             -           -         9,892
                                           ---------------------------------------------------------------------------
     Total interest-bearing
        liabilities                           46,309       8,671         5,052        11,888           2        71,922
                                           ---------------------------------------------------------------------------

Asset (liability) gap                       $(25,653)   $   (593)     $  9,643      $ 18,408    $ 12,727      $ 14,532
                                           ===========================================================================

Cumulative asset (liability) gap            $(25,653)   $(26,246)     $(16,603)     $  1,805    $ 14,532
                                           ===========================================================================

Cumulative gap to total assets                -28.04%     -28.69%       -18.15%         1.97%      15.88%

Total Assets                                  91,488

                          Peoples Bancorp of Washington
                 TABLE 5 -- NON-PERFORMING LOANS (in thousands)

The following table sets forth the composition of non-performing loans at the dates indicated:

                                         September 30       December 31
                                             1996        1995        1994
                                         ------------ --------    --------
Non-accrual loans                         $    262    $    290    $    322
Troubled debt restructurings                   110         122         141
Loans contractually past due 90 days
     or more, and still accruing                39           6          38
                                          --------    --------    --------
            Total non-performing loans    $    411    $    418    $    501
                                          ========    ========    ========

Non-performing loans as a percent
      of total loans                          0.61%       0.71%       0.93%

Total Loans                               $ 67,230    $ 58,760    $ 53,774

             Peoples Bancorp of Washington
         TABLE 6 -- ALLOWANCE FOR LOAN LOSSES

The following table presents activity in allowance for loan losses for the periods indicated (in thousands):

                                    Nine Months
                                   Ended Sept. 30     Years Ended December 31,
                                        1996            1995            1994
                                   -------------------------------------------
Beginning Balance                  $    960            $   933         $   810

Loans charged off:
  Commercial loans                        -                 32               -
  Real estate loans                       -                  -               -
  Installment loans                      18                  7               6
  Credit card loans                      13                 17               4
  Lease financing                         -                  -               -
                                   -------------------------------------------
          Total charge-offs              31                 56              10

Recoveries on charged-off loans:
  Commercial loans                        -                  8               1
  Real estate loans                       -                  -               -
  Installment loans                       2                  4              12
  Credit card loans                       -                  3               -
  Lease financing                         -                  -               -
                                   -------------------------------------------
          Total recoveries                2                 15              13

Net charge-offs/recoveries               29                 41              (3)

Provision charged to operations          37                 68             120
                                   -------------------------------------------
Ending balance                     $    968            $   960         $   933
                                   ===========================================

Allowance as a percent
  of total loans                       1.44%              1.63%           1.74%

Allowance as a percent
  of non-performing loans            235.52%            229.67%         186.23%


Total Loans                         $67,230            $58,760         $53,774
Non-performing loans                    411                418             501

             Peoples Bancorp of Washington
  TABLE 7 -- ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

The following table sets forth the allocation of the Company's allowance for loan losses to the various categories of loans at the following dates (in thousands):

                              Sept. 30               December 31,
                             1996     %      1995     %      1994     %
                            ---------------------------------------------
Commercial loans            $  248   25.6%  $  160   16.7%  $  174   18.6%
Real estate loans              378   39.1%     319   33.2%     309   33.2%
Installment loans              124   12.8%     111   11.6%      72    7.7%
Leases                           7    0.7%       9    0.9%      10    1.1%
Unallocated                    211   21.8%     361   37.6%     368   39.4%
                            ---------------------------------------------
  Total Allowance for
    Loan Losses             $  968    100%  $  960  100.0%  $  933    100%
                            =============================================

             Peoples Bancorp of Washington
   TABLE 8 -- LOAN PORTFOLIO SUMMARY (in thousands)

The following table sets forth loans, by category, at the dates indicated:

                                  September 30                December 31                  December 31
                              1996            %          1995             %           1994             %
                          --------------------------------------------------------------------------------
Commercial Loans          $  16,631         24.7%    $  13,339          22.7%     $  12,141          22.6%
Real Estate Loans            41,472         61.7%       37,486          63.8%        34,974          65.0%
Installment Loans             8,538         12.7%        7,259          12.3%         5,876          10.9%
Lease Financing                 589          0.9%          676           1.2%           783           1.5%
                          --------------------------------------------------------------------------------
                          $  67,230        100.0%    $  58,760         100.0%     $  53,774         100.0%
                          ================================================================================

             Peoples Bancorp of Washington
             TABLE 9 -- Regulatory Capital

The following table provides information regarding
Peoples' capital ratios at the dates indicated:

                                Sept. 30,    Dec. 31,
                                   1996        1995
                               -----------  ----------
                               (dollars in thousands)

Total Assets                    $  91,488   $  90,842
Risk-based Assets                  65,558      60,569
Tier I Capital                      9,480       8,869
Total Capital                      10,300       9,626
Leverage Ratio                     10.362%      9.763%
Tier I Risk-based Capital Ratio    14.454%     14.643%
Total Risk-based Capital Ratio     15.704%     15.893%


     DESCRIPTION OF GERMAN AMERICAN CAPITAL STOCK

            AUTHORIZED BUT UNISSUED SHARES

     German American's Articles of Incorporation authorize the issuance of 5,000,000 shares of German
American Common Stock, of which 1,830,880 shares were issued and outstanding as of October 30, 1996 (not including the shares issuable December 6, 1996 pursuant to the five percent stock dividend declared in October
1996), and 500,000 shares of Preferred Stock, $10.00 par value, of which no shares are issued and outstanding. The Board of Directors has the power to determine the relative rights of and restriction on any series of Preferred Stock it may authorize in the future and may provide terms upon which Preferred Stock may be converted into shares of any other class of stock.

     All authorized but unissued shares may be issued upon authorization of the Board of Directors without prior shareholder approval. For information regarding shares reserved for issuance under the Company's Stock
Option Plan, see Note 9 to German American's financial statements included in its annual report to shareholders, which accompanies this report. If additional shares of German American Common Stock are issued, the holders of shares prior to such issuance may thereafter own a proportionately smaller equity interest in German American.


                     COMMON STOCK

VOTING RIGHTS

     Each share of German American Common Stock entitles the holder thereof to one vote on all matters on which the holders of shares of German American
Common Stock are entitled to vote. The affirmative vote of the holders of the majority of the votes cast at a meeting at which a quorum is present is sufficient to approve matters submitted for shareholder approval, except in the following circumstances: (a) pursuant to the IBCL, Directors are elected by a plurality of the votes cast; (b) German American's Articles of
Incorporation provide that Business Combinations (such as mergers or sales or other transfers of a substantial part of German American's assets) involving Related
Persons (such as an individual or entity that owns 10 percent or more of German American's Common Stock), must be approved by 80 percent of the outstanding voting stock (excluding shares held by the Related
Person) unless the Business Combination has been approved by the vote of two-thirds of the members of the Board of Directors who are not associated with the Related Person; (c) German American's Articles of
Incorporation provide that any amendment, change or repeal of the Articles relating to Business
Combinations with Related Persons must be approved by at least 80 percent of the outstanding shares unless such amendment, change or repeal has been approved by two-thirds of the Board of Directors (excluding members of the Board of Directors associated with the Related
Person if the amendment, change or repeal is proposed by or on behalf of the Related Person); and (d) the IBCL provides that holders of the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment to the Articles of Incorporation if the amendment would affect their rights as a class, such as by increasing or decreasing the number of authorized shares of the class, effecting an exchange or reclassification of the class, or changing the designation, rights, preferences or limitations of all or part of the shares of the class.
For more information on Business Combinations, including the definitions of "Business Combination" and "Related Person," see "Description of German American
Capital Stock -- Supermajority Vote and Minimum Price
Required for Business Combinations" below.
Shareholders do not have cumulative voting rights for the election of Directors. Directors may be removed, with or without cause, only by the vote of 80 percent of the shares entitled to vote at an election of Directors.

DIVIDEND RIGHTS

     Subject to any preferential dividend rights of any series of shares of Preferred Stock that may in the future be issued, the holders of German American Common
Stock are entitled to receive dividends as and when declared by the Board of Directors from funds legally available for their payment. A dividend may be paid by German American only if, after paying such dividend,
(1) German American would be able to pay its debts as they become due in the usual course of business, and
(2) German American's total assets would not be less than the sum of its total liabilities (and without regard to any amounts that would be needed, if German
American were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of any shareholders whose preferential rights are superior to those receiving the dividend, unless the terms of the shares having such preferential rights provide otherwise).

     Funds for the payment of dividends by German
American must come primarily from the earnings of its bank subsidiaries. Restrictions on the amount of dividends that such banks may pay also restrict the amount of funds available for payment of dividends by German American.

LIQUIDATION

     Upon any liquidation, dissolution, or winding up of the affairs of German American, the holders of German American Common Stock are entitled to share ratably in the assets legally available for distribution to the holders of German American Common
Stock after satisfaction in full of any liquidation preference to which holders of Preferred Stock, if any, may then be entitled.

OTHER MATTERS

     Holders of German American Common Stock do not have preemptive or conversion rights with respect to any securities of German American.

     All outstanding shares of German American Common
Stock are, and the shares offered hereby will be, when issued, fully paid and nonassessable. Such shares are not redeemable at the option of German American or holders thereof.

     Fifth Third Bank, Cincinnati, Ohio, serves as the transfer agent of German American Common Stock.

                    PREFERRED STOCK

     German American's Articles of Incorporation authorize the Board of Directors, without further shareholder approval, to establish the relative rights, designations, preferences, and limitations or restrictions of the shares of Preferred Stock prior to the issuance thereof, including without limitation, dividend rights, conversion rights, voting rights, liquidation preferences, redemption rights, division into series, sinking fund provisions, and similar matters. Thus, the Board of Directors may authorize and issue Preferred Stock with rights and preferences that are superior to those of German American Common
Stock, the issuance of which could affect the voting power and other rights of the holders of German
American Common Stock.

     The Board's authority to create and issue
Preferred Stock could be used by management to create voting impediments (such as a required approval of mergers or other extraordinary corporate transactions) or to deter persons seeking to effect a merger or otherwise to gain control of German American.
Preferred Stock may also be issued at some future time in connection with an acquisition by German American of additional financial institutions or other businesses permitted to be acquired by German American. However, no such future issuances are presently planned or contemplated.

               ANTI-TAKEOVER PROVISIONS

     German American's Articles of Incorporation and
Bylaws contain certain anti-takeover provisions described below. These provisions may discourage or prevent tender or exchange offers by a corporation or group that intends to use the acquisition of a substantial number of shares of German American to initiate a takeover culminating in a merger or other business combination. In recent years a number of other companies have adopted similar charter or bylaw provisions for the same or similar reasons. These provisions may also have the effect of making the removal of current management more difficult.

POSSIBLE ISSUANCE OF COMMON STOCK

     As of the date hereof, there were 5,000,000 authorized shares of German American Common Stock of which 1,830,880 shares were outstanding as of October
30, 1996 (not including shares that are reserved for issuance pursuant to the Merger, the October 1996 five percent stock dividend, and German American's stock option plan). The Board could use the authorized but unissued and unreserved shares at its discretion to resist the consummation of certain takeover attempts by, for example, diluting the ownership interest of a substantial shareholder or substantially increasing the amount of consideration necessary for a shareholder to obtain control.

POSSIBLE ISSUANCE OF PREFERRED STOCK

     German American's Articles of Incorporation authorize the Board of Directors to issue up to 500,000 shares of Preferred Stock in one or more series. The
Board will be authorized to fix the number of shares to be included in the new series, the designation, powers, preferences, and voting and other rights of each such series, and the qualifications, limitations, or restrictions thereof. The Board could use the Preferred Stock at its discretion to resist the consummation of certain takeover attempts.

SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR
BUSINESS COMBINATIONS

     The Articles of Incorporation of German American include a provision imposing certain supermajority vote and minimum price requirements on any "Business
Combination" with a "Related Person" unless the combination has been approved by the vote of two-thirds of certain members of the Board of Directors of German
American who are not associated with the Related
Person. This provision defines "Business Combination" very broadly to include, subject to certain conditions,
(i) any merger or consolidation of German American or any of its subsidiaries into or with a Related Person, its affiliates or associates; (ii) any sale, exchange, lease, transfer or other disposition by German American or any of its subsidiaries of all or any substantial part of its or their assets or businesses to or with a Related Person, its affiliates or associates; (iii) the purchase, exchange, lease or acquisition by German
American or any of its subsidiaries of all or any substantial part of the assets or business of a Related
Person, its affiliates or associates; (iv) any reclassification of securities, recapitalization or other transaction that has the effect of increasing the proportionate amount of German American's Common Stock
(or other voting capital security) beneficially owned by a Related Person; (v) any partial or complete liquidation, spinoff or splitup of German American or any of its subsidiaries; and (vi) the acquisition by a Related Person of beneficial ownership upon issuance of Common Stock (or other voting capital shares) of German
American or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares. "Related Person" also is defined broadly to mean any person (which includes any individual, corporation or entity other than German
American or its subsidiaries) who (i) beneficially owns ten percent or more of German American Common Stock (or other voting capital security) (a "Ten Percent
Shareholder"); (ii) any person who within the preceding two-year period has been a Ten Percent Shareholder and who directly or indirectly controls, is controlled by, or is under common control with German American; or
(iii) any person who has received, other than pursuant to or in a series of transactions involving a public offering within the meaning of the Securities Act of 1933, German American Common Stock (or other voting capital security) that has been owned by a Related
Person within the preceding two-year period. In the absence of approval by the German American Directors who are not associated with the Related Person or, in the alternative, the agreement by the Related Person to pay all other stockholders a certain minimum price for their shares, a Business Combination with a Related
Person would require the approval of 80 percent of the outstanding voting stock plus the approval of a majority of the outstanding shares that are not controlled by the Related Person. In general terms, the restrictions apply to mergers or consolidations of German American or any subsidiary with any Related
Person, transfers or encumbrances of all or substantially all of the assets of German American to a Related Person, the adoption of any plan of liquidation proposed by a Related Person or any transaction which would have the effect, directly or indirectly, of increasing the proportionate share of any class of equity securities of German American or any stockholder
(including affiliates and associates) who is the beneficial owner of more than 10 percent of the voting power of the then outstanding shares entitled to vote generally in the election of Directors of German
American.  Absent the provision regulating Business
Combinations, mergers, consolidations, and sales of all or substantially all assets would require only the approval of a majority of the Board of Directors and (subject to the rights of any Preferred Stock issued in the future) the affirmative vote of a majority of the total number of outstanding shares of German American entitled to vote on the matter.

CLASSIFIED BOARD

     The Bylaws of German American divide the Board of
Directors into two equal (or as nearly equal as possible) classes of Directors serving staggered two-year terms. As a result, approximately one-half of the Board is elected each year. The Bylaws provide that any vacancy shall be filled by a majority vote of the remaining Directors. Any Director elected to fill such vacancy shall hold office for an unexpired term of the class of which he is a member.

REMOVAL OF DIRECTORS

     The Articles provide that any Director may be removed only by an 80 percent affirmative vote of the outstanding voting power at a shareholders' meeting called for that purpose, with or without good cause.

AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES

     The Articles provide that any amendment, change, or repeal of certain of the articles of the Articles of Incorporation described above would require the approval of (a) at least 80 percent of the outstanding voting power, and (b) in the case of an amendment, change, or repeal of any of the above-stated provisions proposed by or on behalf of a Related Person, the approval by a majority of the shares not controlled by the Related Person. However, in the event that an amendment, change, or repeal of those provisions is approved by two-thirds of the Board of Directors, and, if the amendment is proposed by or on behalf of a Related Person, by the favorable vote of two-thirds of certain Directors who are not associated with the Related Person, the affirmative vote of a majority of the outstanding voting power would be sufficient to approve any such amendment, change, or repeal.

CONTROL SHARE RESTRICTIONS

     German American has elected to be governed by Chapter 42 of the Indiana Business Corporation Law.
Chapter 42, which deals with Control Share
Acquisitions, provides that shares acquired by a person or a group in excess of certain percentages of the total outstanding shares (20%, 33-1/3%, and 50%) have only such voting rights as are approved by certain disinterested shareholders. In order to obtain shareholder approval of voting rights for the excess control shares, the acquiring person or group must give written notice of the control share acquisition and request a special shareholders' meeting.

POTENTIAL DISADVANTAGES TO SHAREHOLDERS

     Although the purpose of these provisions is to insure fair treatment of all shareholders in the event of certain mergers, tender offers, or other attempts to acquire control of German American (a "takeover"), the provisions regarding Business Combinations (as well as the voting requirements regarding the removal of Directors) and the provisions of Chapter 42 may have certain adverse effects in that they may make more difficult the accomplishment of certain takeovers at prices or on terms that some shareholders may consider beneficial, impede the assumption of control by principal shareholders in some cases, or make more difficult the removal of current management even if favored by a majority of the shareholders.

          COMPARISON OF PEOPLES COMMON STOCK
           AND GERMAN AMERICAN COMMON STOCK

                        GENERAL

     The Peoples Common Stock is similar in many respects to the German American Common Stock to be issued pursuant to the Merger. Certain differences exist, however, because the Articles of Incorporation of Peoples differ from the Articles of Incorporation of German American. The following is a comparison of Peoples Common Stock with German American Common Stock and a description of certain material differences between them.

                   NUMBER OF SHARES
                AUTHORIZED BUT UNISSUED

     The Articles of Incorporation Peoples authorize the issuance of 1,200,000 shares of Peoples Common
Stock, $1.00 stated value per share. As of the date hereof, all shares of which are issued and outstanding. The Articles of Incorporation of German
American authorize the issuance of 5,000,000 shares of Common Stock, $10.00 par value, of which, upon consummation of the Merger, 2,446,297 shares of German
American Common Stock are expected to be issued and outstanding (assuming no shareholders of Peoples exercise dissenters' rights and the minimum number of shares specified by the Reorganization Agreement is issued in the Merger). The remaining shares of German
American Common Stock will remain authorized but unissued and may be issued by the Board of Directors of German American without further shareholder approval for any proper corporate purpose, including possible issuance in connection with future mergers and acquisitions. Such shares could be issued either to existing shareholders of German American or to persons who are not then shareholders of German American. The
Board of Directors has no present plans to issue the shares of German American Common Stock that will be authorized but unissued after the Merger, other than pursuant to the Company's established annual stock dividend program.

                    PREFERRED STOCK

     Unlike the Articles of Incorporation of Peoples, which provide only for the issuance of common stock, the Articles of Incorporation of German American authorize the Board of Directors to issue 500,000 shares of Preferred Stock, $10.00 par value. The
Articles give the German American Board of Directors the authority to establish the relative rights, preferences, restrictions and limitations of rights of the Preferred Stock. The German American Board of
Directors presently has no plans to issue any of the authorized shares of Preferred Stock.

                    DIVIDEND RIGHTS

     Holders of Peoples Common Stock and German
American Common Stock each have the right to receive, pro rata, such dividends as are declared by the Board of Directors out of funds legally available. Peoples' and German American's ability to pay dividends is dependent upon their receipt of dividends from their respective bank subsidiaries. Legal and regulatory restrictions limit the amount of dividends that may be paid by banks to their shareholders in order to assure that banks maintain adequate capital. Peoples' and German American's ability to pay dividends is also restricted by the IBCL, to which Peoples and German
American are subject. The IBCL prohibits the payment of dividends if, after giving effect to the payment, the corporation would not be able to pay its debts as they come due in the usual course of business or the corporation's total assets would be less than the sum of its liabilities plus preferential rights of shareholders payable upon dissolution.

                     VOTING RIGHTS

     Each holder of Peoples Common Stock and German
American Common Stock is entitled to one vote per share on most matters submitted to a vote of shareholders.
The shareholders of German American and Peoples do not have cumulative voting rights on the election of Directors, which means that the Directors standing for election at a particular meeting can be elected by a simple plurality of the votes cast.

     The affirmative vote of the holders of a majority of the shares entitled to vote is sufficient to approve most matters submitted to a shareholder vote of either corporation. Under the IBCL, a merger, consolidation, or sale of substantially all of a corporation's assets must be approved by the holders of a majority of the outstanding shares of Peoples Common Stock.

     The Articles of Incorporation of both German
American and Peoples in addition contain certain anti-takeover provisions which require a supermajority vote of shareholders in certain circumstances.

                  LIQUIDATION RIGHTS

     In the event of liquidation of Peoples or German
American, the holders of common stock will be entitled to receive, pro rata, all of the assets remaining for distribution to shareholders.

             ABSENCE OF PREEMPTIVE RIGHTS

     Neither the holders of Peoples Common Stock nor the holders of German American Common Stock have preemptive rights to purchase their proportionate share of any future offering of common stock by Peoples or German American.

               ANTI-TAKEOVER PROVISIONS

     Like the Articles of Incorporation of German
American, the Articles of Incorporation of Peoples contain provisions that might deter the takeover or change-in-control of Peoples. See "DESCRIPTION OF
GERMAN AMERICAN CAPITAL STOCK--Anti-Takeover
Provisions" for a description of the anti-takeover provisions in German American's Articles of Incorporation. These provisions may discourage or prevent tender or exchange offers by a corporation or group that intends to use the acquisition of a substantial number of shares of Peoples to initiate a takeover culminating in a merger or other business combination. In recent years a number of other companies have adopted similar charter or bylaw provisions for the same or similar reasons. These provisions may also have the effect of making the removal of current management more difficult.

POSSIBLE ISSUANCE OF COMMON STOCK

     As of the date hereof, there were 1,200,000 authorized shares of Peoples Common Stock of which 593,334 shares were outstanding. The Board could use the authorized but unissued shares at its discretion to resist the consummation of certain takeover attempts by, for example, diluting the ownership interest of a substantial shareholder or substantially increasing the amount of consideration necessary for a shareholder to obtain control.

SUPERMAJORITY VOTE AND MINIMUM PRICE REQUIRED FOR
BUSINESS COMBINATIONS

     The Articles of Incorporation of Peoples provide that the affirmative vote of at least 80 percent of the outstanding common stock is required to approve a "business combination" that is (a) not recommended by the vote of 70 percent of the Peoples Directors or (b) is proposed by a person, whether an individual, partnership, corporation, group or otherwise, who separately or in association with one or more other persons holds at the date of the proposal ten percent or more of the then outstanding common stock of Peoples and such proposal does not offer all shareholders of Peoples consideration for their shares which is at least equal to the highest percent over market value paid by such person for the shares of Peoples held by it at the date of the proposal.

CLASSIFIED BOARD

     Like German American, Peoples has a classified
Board of Directors.  The Articles of Incorporation of
Peoples divide the Board of Directors into three equal
(or as nearly equal as possible) classes of Directors serving staggered three-year terms. As a result, approximately one third of the Board is elected each year. The Bylaws provide that any vacancy shall be filled by a majority vote of the remaining Directors.
Any Director elected to fill such vacancy shall hold office for an unexpired term of the class of which he is a member.

REMOVAL OF DIRECTORS

     Like German American, the Articles provide that any Director may be removed without cause only by an 80 percent affirmative vote of the outstanding voting power at a shareholders' meeting called for that purpose.

AMENDMENT, CHANGE, OR REPEAL OF CERTAIN ARTICLES

     Like German American, the Articles provide that any amendment, change, or repeal of certain of the articles of the Articles of Incorporation described above would require the approval of at least 80 percent of the outstanding voting power.

CONTROL SHARE RESTRICTIONS

     Like German American, Peoples has elected to be governed by Chapter 42 of the Indiana Business
Corporation Law.  Chapter 42, which deals with Control
Share Acquisitions, provides that shares acquired by a person or a group exceeding certain percentages of the total outstanding shares (20%, 33-1/3%, and 50%) have only such voting rights as are approved by certain disinterested shareholders. In order to obtain shareholder approval of voting rights for the excess control shares, the acquiring person or group must give written notice of the control share acquisition and request a special shareholders' meeting.

                     LEGAL MATTERS

     The due authorization and valid issuance of the shares of German American Common Stock pursuant to the Merger, and the intended federal income tax consequences of the Merger, will be passed upon by Leagre & Barnes.

                        EXPERTS

     The consolidated balance sheets of Peoples as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993 have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, and their reports thereon, which appear elsewhere herein, have been included therein and herein in reliance upon their reports given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets of German American as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years ended
December 31, 1995, 1994, and 1993 have been audited by Crowe, Chizek and Company LLP, independent certified public accountants, and their reports thereon, which appear elsewhere herein, have been included therein and herein in reliance upon their reports given upon their authority as experts in accounting and auditing.

     The opinion of Austin Associates, Inc. ("AAI"), and the information provided by AAI under "THE MERGER -
- Opinion of Financial Adviser to Peoples," has been included herein in reliance upon its authority as experts in valuation of financial institutions and their securities in connection with mergers and acquisitions.

                     OTHER MATTERS

     The Boards of Directors of Peoples and of German
American do not know of any other matters that may come before the Special Meetings of Shareholders.

              INDEX TO PEOPLES BANCORP OF
            WASHINGTON FINANCIAL STATEMENTS

     AUDITED FINANCIAL STATEMENTS

     Report of Independent Auditors                 F-1

     Consolidated Balance Sheets as of December
     31, 1995 and 1994                              F-2

     Consolidated Statements of Income for the
     Years Ended December 31, 1995, 1994 and 1993   F-3

     Consolidated Statements of Changes in
     Shareholders' Equity for the Years Ended
     December 31, 1995, 1994 and 1993               F-4

     Consolidated Statements of Cash Flows for the
     Years Ended December 31, 1995, 1994 and 1993   F-5

     Notes to Consolidated Financial Statements   F-6 -
                                                   F-23

     UNAUDITED FINANCIAL STATEMENTS

     Consolidated Balance Sheets as of September
     30, 1996 and December 31, 1995                F-24

     Consolidated Statements of Income for the
     Three Months and the Nine Months Ended
     September 30, 1996, and 1995                  F-25

     Consolidated Statements of Changes in
     Shareholders' Equity for the Nine Months
     Ended September 30, 1996 and 1995             F-26

     Consolidated Statements of Cash Flows for the
     Nine Months Ended September 30, 1996 and
     1995                                          F-27

     Notes to Financial Statements                 F-28

            REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Peoples Bancorp of Washington
Washington, Indiana


We have audited the accompanying consolidated balance sheets of Peoples Bancorp of Washington as of December
31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bancorp of Washington as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three year period ended December
31, 1995 in conformity with generally accepted accounting principles.

As disclosed in Note 1 to the financial statements, the Corporation changed its method of accounting for impaired loans in 1995.


                      /s/ Crowe, Chizek and Company LLP
                     __________________________________
                    Crowe, Chizek and Company LLP
Indianapolis, Indiana
January 11, 1996

             PEOPLES BANCORP OF WASHINGTON
              CONSOLIDATED BALANCE SHEETS
              December 31, 1995 and 1994

                                                                                 1995               1994
                                                                                 ----               ----

ASSETS
  Cash and cash equivalents (Note 11)                                       $    4,629,741     $    3,079,893
  Interest-bearing deposits in other financial institutions                        100,000            100,000
  Securities available for sale (Note 2)                                        13,978,960          9,817,287
  Securities held to maturity (fair value of
   $10,989,141 and $17,051,578 in 1995 and 1994) (Note 2)                       11,075,302         17,798,301
  Loans (Note 3)                                                                58,759,678         53,773,667
    Less: Allowance for loan losses (Note 4)                                      (959,510)          (933,233)
                                                                            ---------------    ---------------
      Loans, net                                                                57,800,168         52,840,434
  Non-marketable equity securities (at cost)                                       381,000            381,000
  Premises, furniture and equipment (Note 5)                                     1,675,199          1,385,517
  Accrued interest receivable                                                      928,341            761,848
  Other assets                                                                     272,869            249,088
                                                                            ---------------    ---------------

                                                                            $   90,841,580     $   86,413,368
                                                                            ===============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Noninterest-bearing deposits                                              $    8,754,730     $    8,443,750
  Interest-bearing deposits (Note 6)                                            59,218,839         58,445,899
                                                                            ---------------    ---------------
    Total deposits                                                              67,973,569         66,889,649
  Repurchase agreements (Note 7)                                                 8,254,360          8,009,820
  Short-term borrowings (Note 7)                                                 4,150,000          2,200,000
  Long-term debt (Note 8)                                                        1,000,000          1,000,000
  Accrued interest payable                                                         237,103            192,652
  Other liabilities                                                                394,107            267,744
                                                                            ---------------    ---------------
    Total liabilities                                                           82,009,139         78,559,865

Commitments and contingent liabilities (Note 12)

Shareholders' equity
  Common stock, $1.00 stated value, 1,200,000 shares
     authorized, 593,334 shares issued and outstanding                             593,334            197,778
  Paid-in capital                                                                1,109,599          1,109,599
  Retained earnings (Note 10)                                                    7,166,536          6,900,298
  Net unrealized loss on securities available for sale,
    net of tax benefit ($19,075 and $182,451)                                      (37,028)          (354,172)
                                                                            ---------------    ---------------
      Total shareholders' equity                                                 8,832,441          7,853,503
                                                                            ---------------    ---------------

                                                                            $   90,841,580     $   86,413,368
                                                                            ===============    ===============

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
           CONSOLIDATED STATEMENTS OF INCOME
     Years ended December 31, 1995, 1994 and 1993

                                                                         1995           1994           1993
                                                                         ----           ----           ----
INTEREST INCOME
   Loans, including related fees                                      $ 4,987,439    $ 4,196,979   $ 3,926,732
   Securities
      Taxable                                                           1,171,246      1,286,276     1,458,369
      Tax exempt                                                          310,275        329,054       247,553
   Other                                                                   50,051         40,282        81,827
                                                                      -----------    -----------   -----------
                                                                        6,519,011      5,852,591     5,714,481
Interest expense
   Deposits                                                             2,516,864      2,205,226     2,434,252
   Repurchase agreements and other short-term borrowings                  487,412        232,607       105,866
   Long-term debt                                                         127,126         53,950        15,912
                                                                      -----------    -----------   -----------
                                                                        3,131,402      2,491,783     2,556,030
                                                                      -----------    -----------   -----------

NET INTEREST INCOME                                                     3,387,609      3,360,808     3,158,451

Provision for loan losses (Note 4)                                         67,500        120,000       144,000
                                                                      -----------    -----------   -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                     3,320,109      3,240,808     3,014,451

Noninterest income
   Trust department income                                                 21,878         21,010        31,034
   Service charges on deposit accounts                                    146,102        152,872       153,697
   Net realized gain on sales of securities                                19,336          9,543         4,036
   Net realized gain on sales of loans                                      7,309          9,829        28,695
   Other noninterest income                                               109,431         50,858        49,548
                                                                      -----------    -----------   -----------

                                                                          304,056        244,112       267,010
Noninterest expense
   Salaries and benefits (Note 10)                                      1,255,108      1,225,029     1,145,117
   Occupancy expenses, net                                                228,193        204,173       238,851
   Equipment expenses                                                     207,089        222,978       223,191
   Directors fees                                                          72,000         72,000        68,300
   Stationary and supplies                                                 66,940         55,420        70,779
   Deposit insurance expense                                               78,292        156,885       157,000
   Other noninterest expenses                                             432,158        364,479       381,941
                                                                      -----------    -----------   -----------
                                                                        2,339,780      2,300,964     2,285,179
                                                                      -----------    -----------   -----------

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGE                                                   1,284,385      1,183,956       996,282

Income taxes (Note 9)                                                     460,413        376,390       334,397
                                                                      -----------    -----------   -----------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE                      823,972        807,566       661,885

Cumulative effect on prior years of changing to a
 different method of accounting for income taxes                                -              -        68,000
                                                                      -----------    -----------   -----------

NET INCOME                                                            $   823,972    $   807,566   $   729,885
                                                                      ===========    ===========   ===========
PER SHARE DATA:
   Income before cumulative effect of accounting change               $      1.39    $      1.36   $      1.12
   Cumulative effect of accounting change                                       -              -           .11
                                                                      -----------    -----------   -----------

   NET INCOME PER SHARE                                               $      1.39    $      1.36   $      1.23
                                                                      ===========    ===========   ===========

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
     Years ended December 31, 1995, 1994 and 1993

                                                                                        Net
                                                                                    Unrealized
                                                                                     Loss on
                                                                                    Securities          Total
                                                    Paid-in         Retained         Available      Shareholders'
                                Common Stock        Capital         Earnings         for Sale          Equity
                                ------------        -------         --------         --------          ------

BALANCE, JANUARY 1, 1993        $    197,778     $  1,109,599     $  5,623,914     $          -     $  6,931,291

Net income                                 -                -          729,885                -          729,885

Cash dividends ($.21
  per share)                               -                -         (122,622)               -         (122,622)
                                ------------     ------------     -------------    -------------    -------------

Balance, December 31, 1993           197,778        1,109,599        6,231,177                -        7,538,554

Net income                                 -                -          807,566                -          807,566

Cash dividends ($.23
  per share)                               -                -         (138,445)               -         (138,445)

Net unrealized gain upon
  adoption of FAS 115 on
  January 1, 1994                                                                        16,256           16,256

Change in net unrealized
  loss on securities available
  for sale                                 -                -                -         (370,428)        (370,428)
                                ------------     ------------     -------------    -------------    -------------

Balance December 31, 1994            197,778        1,109,599        6,900,298         (354,172)       7,853,503

3-for-1 stock split (Note 14)        395,556                          (395,556)

Net income                                                             823,972                           823,972

Cash dividends ($ .27
  per share)                                                          (162,178)                         (162,178)

Change in net unrealized
  loss on securities available
  for sale                                 -                -                -          317,144          317,144
                                ------------     ------------     -------------    -------------    -------------

BALANCE, DECEMBER 31, 1995      $    593,334     $  1,109,599     $  7,166,536     $    (37,028)    $  8,832,441
                                ============     ============     =============    =============    =============

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
         CONSOLIDATED STATEMENTS OF CASH FLOWS
     Years ended December 31, 1995, 1994 and 1993

                                                                                     1995             1994             1993
                                                                                     ----             ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                   $    823,972     $    807,566     $    729,885
   Adjustments to reconcile net income to net cash from operating activities
      Cumulative effect of accounting change                                               -                -          (68,000)
      Depreciation                                                                   196,888          200,600          230,937
      Provision for loan losses                                                       67,500          120,000          144,000
      Amortization and accretion on securities, net                                   31,573           71,754           79,259
      Net realized gain on sales of securities                                       (19,336)          (9,543)          (4,036)
      Change in assets and liabilities
         Accrued interest receivable                                                (166,493)         (17,004)             121
         Other assets                                                               (187,158)         149,884         (109,121)
         Accrued interest payable                                                     44,451          (23,328)         (54,057)
         Other liabilities                                                           126,363          (67,784)        (110,597)
                                                                                -------------    -------------    -------------
            Net cash from operating activities                                       917,760        1,232,145          838,391

CASH FLOWS FROM INVESTING ACTIVITIES
   Net change in interest-bearing deposits in other financial institutions                 -        1,798,000          497,000
   Purchases of securities available for sale                                     (2,824,397)      (2,493,593)               -
   Proceeds from sales of securities available for sale                            2,515,279        3,931,984                -
   Proceeds from paydowns and maturities of securities available for sale            993,577        1,573,824                -
   Purchases of securities held to maturity                                                -       (3,452,611)     (19,693,712)
   Proceeds from sales of securities held to maturity                                      -                -        3,829,757
   Proceeds from paydowns and maturities of securities held to maturity            2,345,151        4,044,214       15,130,642
   Loans made to customers, net of payments collected                             (5,027,234)      (5,659,726)      (3,513,642)
   Purchases of premises and equipment                                              (486,570)        (251,686)         (88,750)
                                                                                -------------    -------------    -------------
      Net cash from investing activities                                          (2,484,194)        (509,594)      (3,838,705)

CASH FLOWS FROM FINANCING ACTIVITIES
   Net change in deposit accounts                                                  1,083,920       (4,656,535)         996,176
   Dividends paid                                                                   (162,178)        (138,445)        (122,622)
   Net change in short-term borrowings                                             1,950,000        1,300,000          250,000
   Net change in repurchase agreements                                               244,540          621,634        2,915,439
   Long-term debt                                                                          -                -        1,000,000
                                                                                -------------    -------------    -------------
      Net cash from financing activities                                           3,116,282       (2,873,346)       5,038,993
                                                                                -------------    -------------    -------------

Net change in cash and cash equivalents                                            1,549,848       (2,150,795)       2,038,679

Cash and cash equivalents at beginning of year                                     3,079,893        5,230,688        3,192,009
                                                                                -------------    -------------    -------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                        $  4,629,741     $  3,079,893     $  5,230,688
                                                                                =============    =============    =============

Supplemental disclosures of cash flow information
   Cash paid during the year for:
      Interest                                                                  $  3,086,951     $  2,515,111     $  2,610,087
      Income taxes                                                                   451,079          236,100          334,922

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: The consolidated financial statements include the accounts of Peoples Bancorp of Washington ("Bancorp") and its wholly-owned subsidiary, Peoples National Bank and Trust Company ("Bank"). Upon consolidation, all significant intercompany accounts and transactions have been eliminated. The Bancorp operates primarily in the banking industry which accounts for more than 90% of its revenues, operating income and assets. The Bank is engaged in the business of commercial and retail banking and trust services, with operations conducted through its main office and 3 branches located in Daviess County, Indiana. The majority of the Bank's income is derived from commercial and retail business lending activities and investments. Although the overall loan portfolio is diversified, the repayment of existing borrower obligations is highly dependent on the economy of Daviess County and on the agricultural industry. The majority of the Bank's loans are secured by specific items of collateral including business assets, real property and consumer assets.

Use of Estimates: Management must make estimates and assumptions in preparing financial statements that affect the amounts reported therein and the disclosures provided. These estimates and assumptions may change in the future and future results could differ.
Estimates that are more susceptible to change in the near term include the allowance for loan losses and fair values of certain securities.

Securities: The Bancorp classifies securities into held to maturity and available for sale, categories.
Held to maturity securities are those which the Bancorp has the positive intent and ability to hold to maturity, and are reported at amortized cost.
Available for sale securities are those which the Bancorp may decide to sell if needed for liquidity, asset-liability management, or other reasons.
Available for sale securities are reported at fair value, with unrealized gains or losses included as a separate component of equity, net of tax.

Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

Loans: Interest on real estate, commercial and consumer loans is accrued over the term of the loans based on the principal outstanding. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business. The Bank defers loan fees net of certain direct loan origination costs. The net amount deferred is reported in the balance sheet as part of loans and is recognized into interest income over the term of the loan using the level yield method.

The balance in the allowance and the amount of the annual provision charged to expense are judgmentally determined based upon a number of factors. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated based on past loss experience, general economic conditions, information about specific borrower situations, including their financial position and collateral values, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any loan losses that occur. Increases to the allowance are recorded by a provision for possible loan losses charged to expense. A loan is charged off by management as a loss when deemed uncollectible, although collection efforts continue and future recoveries may occur.

Effective January 1, 1995, the Bancorp adopted
Financial Accounting Standards No. 114 "Accounting by
Creditors for Impairment of Loan" (SFAS 114) and No.
118. Under these standards, loans are considered impaired if full principal or interest payments are not anticipated. Impaired loans are carried at the present value of expected cash flows discounted at the loan's effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. The effect of adopting these standards is included in the 1995 provision for loan losses, and was not material.

The carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as reductions or increases in the provision for loan losses. Management evaluates all loans selected for specific review during their analysis of the allowance for loan losses for impairment. Generally, that analysis does not consider small balance consumer credits or one to four family residential real estate loans which are evaluated collectively for impairment. In general, loans classified as doubtful or loss are considered impaired while loans classified as substandard are individually evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal evaluation procedures.

Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed, principally, using the straight line method for premises and the declining-balance method for furniture and equipment based on the estimated useful lives of the assets.
Maintenance and repairs are expensed and major improvements are capitalized.

Other Real Estate: Real estate acquired through foreclosure or acceptance of a deed in lieu of foreclosure is recorded at the lower of cost (fair value at date of foreclosure) or fair value less estimated selling costs. Expenses incurred in carrying other real estate are charged to operations as incurred.

Income Taxes: Effective January 1, 1993, the Bancorp adopted Financial Accounting Standard No. 109,
"Accounting For Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax liabilities and assets are determined at each balance sheet date.
They are measured by applying enacted tax laws to future taxable income or expense resulting from differences in the financial statement and tax basis of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period on deferred tax assets and liabilities.

Statement of Cash Flows: For purposes of this statement, cash and cash equivalents is defined to include cash on hand and amounts due from other banks.
The Bank reports net cash flows for customer loan transactions, deposit transactions, deposits made with other financial institutions and short-term borrowings.

Financial Statement Presentation:  Certain items in the
1994 and 1993 financial statements have been reclassified to correspond with the 1995 presentation.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 2 - SECURITIES

The amortized cost and fair value of securities are as follows at December 31:

                                                                     1 9 9 5
                                                                     -------
                                                             Gross             Gross
                                        Amortized          Unrealized        Unrealized             Fair
                                          Cost               Gains             Losses              Value
                                          ----               -----             ------              -----

AVAILABLE FOR SALE
------------------
U.S. Treasury and government
  agency securities                   $       7,990      $           -      $         (58)     $       7,932
Obligations of states
  and political subdivisions                  2,171                  1                  -              2,172
Mortgage-backed securities                    3,858                  -                (70)             3,788
Other securities                                 16                 71                  -                 87
                                      -------------      -------------      --------------     -------------

                                      $      14,035      $          72      $        (128)     $      13,979
                                      =============      =============      ==============     =============


HELD TO MATURITY
----------------
U.S. Treasury and government
  agency securities                   $       5,037      $           -      $         (86)     $       4,951
Obligations of states
  and political subdivisions                  4,603                 14                  -              4,617
Mortgage-backed securities                    1,115                  6                (21)             1,100
Collateralized mortgage
  obligations and other
  asset-backed securities                       320                  1                  -                321
                                      -------------      -------------      --------------     -------------

                                      $      11,075      $          21      $        (107)     $      10,989
                                      =============      =============      ==============     =============

                          PEOPLES BANCORP OF WASHINGTON
                   NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993
                       (Table Dollar Amounts in Thousands)


NOTE 2 - SECURITIES (Continued)

                                                                   1 9 9 4
                                                                   -------
                                                              Gross              Gross
                                        Amortized          Unrealized         Unrealized             Fair
                                           Cost               Gains              Losses               Value
                                           ----               -----              ------               -----

AVAILABLE FOR SALE
------------------
U.S. Treasury and government
  agency securities                   $       6,001      $           -      $        (211)     $       5,790
Mortgage-backed securities                    4,072                  6               (332)             3,746
Other securities                                281                  -                  -                281
                                      -------------      -------------      --------------     -------------

                                      $      10,354      $           6      $        (543)     $       9,817
                                      =============      =============      ==============     =============


HELD TO MATURITY
----------------
U.S. Treasury and government
  agency securities                   $       9,075      $           -      $        (494)     $       8,581
Obligations of states
  and political subdivisions                  6,773                 10               (221)             6,562
Mortgage-backed securities                    1,489                 20                (64)             1,445
Other securities                                461                  3                  -                464
                                      -------------      -------------      --------------     -------------

                                      $      17,798      $          33      $        (779)     $      17,052
                                      =============      =============      ==============     =============

Gross gains of $21,952, $12,183 and $4,036 and gross losses of $2,656, $2,640 and $0 were realized on sales of securities during 1995 and 1994 and 1993.

During December 1995, securities with an amortized cost of $4,336,047 and a net unrealized loss of $24,811 were transferred from held to maturity to available for sale in accordance with the Financial Accounting Standards
Board Special Report on implementation of FAS 115.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO  CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 2 - SECURITIES (Continued)

The amortized cost and fair value of securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                     Available for Sale               Held to Maturity
                                                     ------------------               ----------------
                                               Amortized           Fair          Amortized            Fair
                                                  Cost            Value             Cost             Value
                                                  ----            -----             ----             -----

Due in one year or less                       $     2,270      $     2,261      $     1,383      $     1,380
Due after one year through five years               7,056            7,006            7,850            7,779
Due after five years through ten years                835              837              407              409
Due after ten years                                     -                -                -                -
                                              -----------      -----------      -----------      -----------
   Subtotal                                        10,161           10,104            9,640            9,568
Mortgage-backed securities                          3,858            3,788            1,115            1,100
Other securities                                       16               87              320              321
                                              -----------      -----------      -----------      -----------

                                              $    14,035      $    13,979      $    11,075      $    10,989
                                              ===========      ===========      ===========      ===========

Securities with a carrying value of $9,261,442 and $12,495,986 at December 31, 1995 and 1994 were pledged to secure public deposits, Federal Home Loan Bank advances and for other purposes required or permitted by law.

NOTE 3 - LOANS

Loans as presented on the balance sheet are comprised of the following:

                                                                                    1995             1994
                                                                                    ----             ----

Commercial loans                                                                $    10,062      $     8,567
Agricultural production                                                               3,277            3,574
Real estate loans ($6,880 and $6,030 secured by farm land)                           37,486           34,974
Consumer loans                                                                        7,259            5,876
Lease financing                                                                         676              783
                                                                                -----------      -----------
   Total loans                                                                  $    58,760      $    53,774
                                                                                ===========      ===========
/TABLE

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 3 - LOANS (Continued)

Lease financing consists of the following:

                                                                                    1995             1994
                                                                                    ----             ----

Minimum lease payments receivable                                               $       718      $       883
Unguaranteed residual value                                                             147              147
Less:  Unearned lease income                                                           (189)            (247)
                                                                                ------------     ------------

Total lease financing                                                           $       676      $       783
                                                                                ============     ============

Minimum lease payments are receivable as follows at December 31, 1995:


     1996                                                               $      166
     1997                                                                      113
     1998                                                                       76
     1999                                                                       76
     2000                                                                       76
     2001 and thereafter                                                       211
                                                                        ----------

     Total                                                              $      718
                                                                        ==========

Nonperforming loans at December 31:

                                                                           1995             1994
                                                                           ----             ----

   Nonaccruing loans                                                    $      290       $      322
   Accruing loans past due 90 days or more                                       6               38
   Restructured loans other than nonaccrual                                    122              141
                                                                        ----------       ----------

     Total                                                              $      418       $      501
                                                                        ==========       ==========

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 3 - LOANS (Continued)

The Bank has entered into loan transactions with its executive officers, certain directors and principal shareholders. A schedule of aggregate activity in those loans, when total customer borrowings exceed
$60,000, follows:

                                                                                            1995
                                                                                            ----

Balance, January 1, 1995                                                                 $    1,249
Additions                                                                                     1,499
Collected                                                                                    (1,608)
                                                                                         -----------

Balance, December 31, 1995                                                               $    1,140
                                                                                         ==========

Total loans serviced for the Federal Home Loan Mortgage
Corporation were $3,793,494 at December 31, 1995 and
$3,255,527 at December 31, 1994. These loans are not reflected on the consolidated balance sheet.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows:

                                                                  1995            1994            1993
                                                                  ----            ----            ----

Balance, January 1                                             $      933      $      810      $      634
Provision charged to operations                                        68             120             144
Loans charged off                                                     (56)            (10)            (16)
Recoveries on loans previously charged off                             15              13              48
                                                               -----------     -----------     -----------
Balance, December 31                                           $      960      $      933      $      810
                                                               ===========     ===========     ===========

The balance of impaired loans was $391,151 at December
31, 1995. Allowance for loan loss allocations related to those impaired loans were $141,807.

The average balance of impaired loans for 1995 was $409,667. Interest income recognized on impaired loans during 1995 was $7,446, all of which was received in cash. Nonaccrual loans at December 31, 1995 included
$282,577 in loans that were also considered impaired, which amount is also included in the amount of impaired loans disclosed above.

NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment by major category follows:

                                                                                  1995             1994
                                                                                  ----             ----

Land and buildings                                                             $    2,506      $    2,112
Furniture and equipment                                                             1,501           1,418
                                                                               -----------     -----------
                                                                                    4,007           3,530
Accumulated depreciation                                                           (2,332)         (2,144)
                                                                               -----------     -----------

Premises, furniture and equipment, net                                         $    1,675      $    1,386
                                                                               ===========     ===========

NOTE 6 - INTEREST-BEARING DEPOSITS

Interest-bearing deposits issued in denominations of $100,000 or greater totaled $5,876,741 and $4,335,925 at December 31, 1995 and 1994. Interest expense on such deposits for 1995, 1994 and 1993 was $320, $204 and
$251.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 7 - REPURCHASE AGREEMENTS AND SHORT-TERM
BORROWINGS

The Bank uses repurchase agreements and short-term borrowings, primarily federal funds purchased, as funding sources. Repurchase agreements are, essentially, borrowings from customers secured by a pledge of securities. Bancorp retains possession of and control over such securities. Information regarding repurchase agreements and short-term borrowings at and for the years ended December 31, 1995 and 1994 is as follows:

                                                                                  1995            1994
                                                                                  ----            ----

Average balance during the year
  Repurchase agreements                                                        $    7,273      $    4,960
  Short-term borrowings                                                             1,717           1,538

Average rate paid during the year
  Repurchase agreements                                                              5.23%           3.26%
  Short-term borrowings                                                              6.21            4.60

Maximum month end balance
  Repurchase agreements                                                        $   10,353      $    8,010
  Short-term borrowings                                                             4,600           4,800

Weighted average interest rate at year end
  Repurchase agreements                                                              4.56%           5.62%
  Short-term borrowings                                                              5.74            4.75

NOTE 8 - LONG-TERM DEBT

Long-term debt outstanding consists of the following at December 31:

                                                                                  1995            1994
                                                                                  ----            ----

Federal Home Loan Bank advances:  interest payable monthly
 at 4.51%; principal due at maturity on October 15, 1996;
 secured by certain investment securities.                                     $      500      $     500

Federal Home Loan Bank advances:  interest payable monthly
 at 6.28%; principal due at maturity on August 8, 2000;
 secured by certain investment securities.                                            500             500
                                                                               ----------      ----------

     Total long-term debt                                                      $    1,000      $    1,000
                                                                               ==========      ==========

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)

NOTE 9 - INCOME TAXES

Income taxes consist of the following:

                                                                   1995             1994             1993
                                                                   ----             ----             ----

Current payable                                                $       468      $       409      $       358
Deferred income tax benefit                                             (8)             (33)             (24)
                                                               ------------     ------------     ------------

   Total income taxes                                          $       460      $       376      $       334
                                                               ============     ============     ============

The following is a reconciliation of income taxes and the amount computed by applying the statutory federal income tax rates of 34% to income before income taxes:

                                                                   1995             1994             1993
                                                                   ----             ----             ----

Statutory rate applied to income before income taxes           $       436      $       402      $       339
   Add (deduct)
     Tax exempt interest income                                        (79)             (86)             (70)
     State income tax, net                                              76               69               59
     Effect of graduated rates and other                                27               (9)               6
                                                               ------------     ------------     ------------

     Total income taxes                                        $       460      $       376      $       334
                                                               ============     ============     ============

The net deferred tax asset reflected in the consolidated balance sheet is composed of the following:

                                                                                    1995             1994
                                                                                    ----             ----

Deferred tax assets from
  Loan loss provision                                                           $       267      $       244
  Pension expense                                                                        36               40
  Unrealized loss on securities available for sale                                       19              182
  Nonaccrual loan interest                                                               14                -
  Accrued expenses                                                                       25               16
  Other                                                                                  27               17
                                                                                ------------     ------------
                                                                                        388              499
Deferred tax liabilities for:
  Depreciation expense                                                                  (58)             (44)
  Leases                                                                               (146)            (118)
  Other                                                                                  (9)              (7)
                                                                                ------------     ------------
                                                                                       (213)            (169)

Valuation allowance for deferred tax assets                                               -                -
                                                                                ------------     ------------
                                                                                $       175      $       330

                                                                                ============     ============
/TABLE

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)

NOTE 10 - EMPLOYEE BENEFIT PLANS

The Bank has a noncontributory defined benefit pension plan covering substantially all employees. The Bank's funding policy is to contribute the minimum amount required by applicable IRS regulations. Plan assets consist primarily of U.S. Treasury bonds, corporate bonds and other various marketable equity securities.

The following sets forth the Plan's funded status and amount recognized in the balance sheet at December 31 (amounts computed as of November 30th for 1995 and 1994):

                                                                                 1995             1994
                                                                                 ----             ----
  Actuarial present value of obligations:
    Accumulated benefit obligation, including vested benefits
     of $494 and $451                                                         $      496      $       455
                                                                              ===========     ============
    Plan assets at fair value                                                 $      809      $       644
    Projected benefit obligation for
     service rendered to date                                                       (749)            (697)
    Unrecognized loss                                                                 89              194
    Prior service cost not yet recognized                                            (14)             (15)
    Unrecognized transition asset                                                   (176)            (198)
                                                                              -----------     ------------
    Accrued pension liability                                                 $      (41)      $      (72)
                                                                              ===========     ============

                                                                1995             1994             1993
                                                                ----             ----             ----
  Net pension expense included the following:
    Service cost-benefits earned                             $       32       $       45       $       34
    Interest cost on projected benefit obligation                    57               51               48
    Actual return on plan assets                                   (135)              11              (50)
    Net amortization and deferral                                    65              (62)               2
                                                             -----------      -----------      -----------
      Net pension expense                                    $       19       $       45       $       34
                                                             ===========      ===========      ===========

The weighted-average discount rate used in determining the actuarial present value of projected benefit obligation was 8.25% in 1995 and 1994 and 7% in 1993. Additionally, the rate of increase in future compensation assumed was 5% for each year. The expected long-term rate of return on plan assets was 8.25% in 1995 and 1994 and 7.5% in 1993.

The Bank has a 401(k) defined contribution retirement plan in which substantially all employees may participate. The Bank matches employees' contributions at the rate of 50 percent on the first 8 percent of participant's salary contributions. The Bank's total 401(k) contributions were $20,168, $21,266 and $21,164 for 1995, 1994 and 1993.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 11 - CAPITAL RESTRICTIONS

The Bank and the Bancorp are subject to regulations which require the maintenance of certain capital levels and, as a result, limit the amount of dividends which may be paid by the companies. The Bank is regulated by the Comptroller of the Currency, while the Bancorp is regulated by the Federal Reserve Board. The most restrictive of the regulations limits the amount of dividends the Bank may pay to the Bancorp in a single year without approval by the Comptroller of the Currency to the balance of retained net profits of the most recent two years. Additionally, the Bank must maintain a minimum leverage capital to asset ratio at a level defined by banking regulators. These requirements pose no practical restrictions on the Bancorp or Bank to pay dividends at historical levels.


NOTE 12 COMMITMENTS AND CONTINGENT LIABILITIES

In the ordinary course of business, the Bank has loans, commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the consolidated balance sheets. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policy to make such commitments as it uses for on-balance sheet items.

At December 31, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

                                                1995            1994
                                                ----            ----

        Commitments to extend credit         $    8,435      $    8,954
        Standby letters of credit                   268             465

The commitments to extend credit are predominantly available balances on commercial and consumer lines of credit which are mainly variable rate agreements. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items.

The Bank leases branch facilities and equipment under operating leases expiring in various years through 1999. Lease rental expense was $20,773, $19,132, and $18,641 for 1995, 1994 and 1993.

The cash balance required to be maintained on hand or on deposit with the Federal Reserve was $474,000 and $490,000 at December 31, 1995 and 1994. These reserves do not earn interest.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)


NOTE 13-  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair value of the Bancorp's financial instruments as of December 31, 1995 are as follows:

                                                           Carrying            Fair
                                                            Value              Value
                                                            -----              -----

Financial assets:
   Cash and short-term investments                       $      4,730      $      4,730
   Securities                                                  25,054            24,968
   Loans, less allowance for loan losses                       57,800            57,870
   Accrued interest receivable                                    928               928

Financial liabilities:
   Deposits                                                    67,974            67,772
   Short-term borrowings                                       12,404            12,404
   Long-term debt                                               1,000             1,011
   Accrued interest payable                                       237               237

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

CASH AND SHORT-TERM INVESTMENTS: For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

SECURITIES: For securities, fair value equals quoted market price or dealer quotes, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

LOANS: For commercial, real estate, consumer and other loans, fair value is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSITS: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

SHORT-TERM BORROWINGS: For short-term borrowings, which are generally over-night agreements, the carrying amount is a reasonable estimate of fair value.

LONG-TERM DEBT: Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)


NOTE 13 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
          (Continued)

ACCRUED INTEREST: For these short-term assets/liabilities, the carrying amount is a reasonable estimate of fair value.

COMMITMENTS TO EXTEND CREDIT, STANDBY LETTERS OF CREDIT, AND
FINANCIAL GUARANTEES WRITTEN: The estimated fair value for off-balance sheet loan commitments approximates carrying value and are not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bancorp to have disposed of such items at December 31, 1995, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1995 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Bancorp that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements, nevertheless may have value, but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of the Bank's trust department, the trained work force, customer goodwill, and similar items.


NOTE 14 - PER SHARE DATA

In June 1995, the shareholders approved an increase in authorized common stock from 400,000 shares to 1,200,000 shares. Also, in June 1995, the Board of Directors authorized a 3-for-1 stock split effected in the form of a stock dividend. Earnings and dividend per share amounts have been retroactively restated for the stock split. The weighted-average number of shares used in calculating earnings and dividends per share amounts was 593,334 for 1995, 1994 and 1993.

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              December 31, 1995 and 1994
          (Table Dollar Amounts in Thousands)


NOTE 15- PARENT COMPANY FINANCIAL STATEMENTS

Presented below are the condensed balance sheets and statements of income and cash flows for the parent
Company:

                            CONDENSED BALANCE SHEETS
                           December 31, 1995 and 1994

                                                                               1995               1994
                                                                               ----               ----
ASSETS
  Cash on deposit with subsidiary                                         $           61     $           55
  Securities available for sale                                                       87                 16
  Investment in bank subsidiary                                                    8,764              7,826
  Other assets                                                                         4                  6
                                                                          ---------------    ---------------

                                                                          $        8,916     $        7,903
                                                                          ===============    ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                                               $           84     $           49

Shareholders' equity
  Common stock                                                                       593                198
  Additional paid-in capital                                                       1,110              1,110
  Retained earnings                                                                7,166              6,900
  Net unrealized loss on securities available-for-sale                               (37)              (354)
                                                                          ---------------    ---------------
                                                                                   8,832              7,854
                                                                          ---------------    ---------------
                                                                          $        8,916     $        7,903
                                                                          ===============    ===============

                         CONDENSED STATEMENTS OF INCOME
                  Years ended December 31, 1995, 1994 and 1993

                                                            1995               1994               1993
                                                            ----               ----               ----

OPERATING INCOME
  Dividend income                                      $          154     $          115     $          130
  Other income                                                      5                  5                  2
                                                       --------------     --------------     --------------
    Total operating income                                        159                120                132

OPERATING EXPENSES
  Other expenses                                                    4                  2                  4
                                                       --------------     --------------     --------------
    Total operating expenses                                        4                  2                  4
                                                       --------------     --------------     --------------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
 EARNINGS OF SUBSIDIARY                                           155                118                128

Equity of undistributed earnings of subsidiary                    669                690                602
                                                       --------------     --------------     --------------

NET INCOME                                             $          824     $          808     $          730
                                                       ==============     ==============     ==============
/TABLE

             PEOPLES BANCORP OF WASHINGTON
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           December 31, 1995, 1994 and 1993
          (Table Dollar Amounts in Thousands)



NOTE 15 - PARENT COMPANY FINANCIAL STATEMENTS
(Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 1995, 1994 and 1993

                                                           1995              1994              1993
                                                           ----              ----              ----

Cash flows from operating activities
  Net income                                            $      824        $      808        $      730
  Adjustments to reconcile net income to
   net cash from operating activities
     Equity in undistributed earnings
      of subsidiary                                           (669)             (690)             (602)
     Changes in:
       Other assets                                              2                 3                 3
       Other liabilities                                        11                 9                (1)
                                                        -----------       -----------       -----------
         Net cash provided by operating
          activity                                             168               130               130

Cash flows from financing activities
  Dividends paid                                              (162)             (138)             (123)
                                                        -----------       -----------       -----------

Net change in cash and cash equivalents                          6                (8)                7

Cash and cash equivalents at beginning
 of year                                                        55                63                56
                                                        -----------       -----------       -----------

Cash and cash equivalents at end of year                $       61        $       55        $       63
                                                        ===========       ===========       ===========

             PEOPLES BANCORP OF WASHINGTON
              CONSOLIDATED BALANCE SHEETS

                                         September 30,             December 31,
                                             1996                      1995
                                             ----                      ----

ASSETS

Cash and Cash Equivalents               $    2,794,489            $    4,729,741
Securities available for sale               11,754,027                13,978,960
Securities held to maturity                  7,370,271                11,075,302
Loans held for sale (net)                      827,736                      0.00
Total loans                                 66,402,439                58,759,678
  Less: Allowance for loan losses             (968,089)                 (959,510)
                                        ---------------           ---------------
    Net loans                               66,262,086                57,800,168
Non-marketable equity securities               380,700                   381,000
Premises and equipment, net                  1,592,404                 1,675,199
Accrued interest receivable                  1,126,272                   928,341
Other assets                                   207,891                   272,869
                                        ---------------           ---------------
  Total assets                          $   91,488,140            $   90,841,580
                                        ===============           ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits                                $   71,631,384            $   67,973,569
Repurchase agreements                        7,391,561                 8,254,360
Short-term borrowings                        1,000,000                 4,150,000
Long term debt                               1,500,000                 1,000,000
Accrued interest payable                       299,458                   237,103
Accrued expenses and other liabilities         257,809                   394,107
                                        ---------------           ---------------
  Total liabilities                         82,080,212                82,009,139

SHAREHOLDERS' EQUITY
Common stock                                   593,334                   593,334
Additional paid-in capital                   1,109,599                 1,109,599
Retained earnings                            7,776,812                 7,166,536
Net unrealized loss on securities
 available for sale                            (71,817)                  (37,028)
                                        ---------------           ---------------
  Total shareholders' equity                 9,407,928                 8,832,441
                                        ---------------           ---------------
    Total liabilities and
     shareholders' equity               $   91,488,140            $   90,841,580
                                        ===============           ===============

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
           CONSOLIDATED STATEMENTS OF INCOME

                                               Three months ended            Nine months ended
                                                  September 30,                September 30,
                                               1996           1995           1996           1995
                                               ----           ----           ----           ----

INTEREST INCOME
Loans, including related fees              $ 1,518,632    $ 1,274,153    $ 4,334,153    $ 3,654,956
Securities                                     272,757        357,445        860,836      1,129,754
Other                                            8,713         13,660         15,999         13,892
                                           ---------------------------------------------------------
  Total interest income                      1,800,102      1,645,258      5,210,988      4,798,602

INTEREST EXPENSE
Deposits                                       675,979        655,662      1,946,489      1,851,619
Borrowings                                     106,195        152,814        329,756        452,376
                                           ---------------------------------------------------------
  Total interest expense                       782,174        808,476      2,276,245      2,303,995
                                           ---------------------------------------------------------

NET INTEREST INCOME                          1,017,928        836,782      2,934,743      2,494,607
  Provision for loan losses                    (12,600)       (22,375)       (37,800)       (67,375)
                                           ---------------------------------------------------------
NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                   1,005,328        814,407      2,896,943      2,427,232

NONINTEREST INCOME
Service charges and fees                        63,304         47,392        189,537        141,725
Gain/(loss) on securities                            0          8,370             78         31,749
Other income                                    10,929         61,590         39,992         96,014
                                           ---------------------------------------------------------
  Total noninterest income                      74,233        117,352        229,607        269,488

Noninterest expense
Salaries and benefits                          346,911        313,776      1,061,465        945,283
Occupancy and equipment, net                    62,587         61,300        185,866        179,891
Equipment expense                               57,751         60,033        145,759        179,600
Directors fees
Stationery and supplies
Other operating expenses                       192,160        158,689        552,704        529,558
                                           ---------------------------------------------------------
  Total noninterest expense                    659,409        593,798      1,945,794      1,834,332
                                           ---------------------------------------------------------

Income before income taxes                     420,152        337,961      1,180,756        862,388
  Less: income taxes                          (159,605)      (119,867)      (445,880)      (301,179)
                                           ---------------------------------------------------------
NET INCOME                                 $   260,547    $   218,094    $   734,876    $   561,209
                                           =========================================================

Earnings per share (Note 4)                $      0.44    $      0.37    $      1.24    $      0.95

Average shares outstanding                     593,334        593,334        593,334        593,334

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
          CONSOLIDATED STATEMENTS OF CHANGES
                IN SHAREHOLDERS' EQUITY


                                                 1996                   1995
                                                 ----                   ----

Balance January 1                           $  8,832,441           $  7,853,503

Net income                                       734,876                561,209

Cash dividends ($.17 per share and
 $.21 per share in 1995 and 1996)               (124,600)              (102,845)

Change in net unrealized
 loss on securities available
 for sale                                        (34,789)               242,854
                                            -------------          -------------

Balance September 30                        $  9,407,928           $  8,554,721
                                            =============          =============





See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
         CONSOLIDATED STATEMENTS OF CASH FLOWS



FOR THE NINE MONTHS ENDED SEPTEMBER 30:            1996                      1995
                                                   ----                      ----


CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                     $    734,876              $    561,209
Adjustments to reconcile net income to net
 cash from operating activities                       5,251                   (90,345)
                                               -------------             -------------
  Net cash from operating activities                740,127                   470,864

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from paydowns and maturities
 of securities held to maturity                   3,687,515                 1,015,221
Proceeds from paydowns and maturities
 of securities available for sale                 2,680,140                   853,495
Purchases of securities held to maturity                  0                         0
Purchases of securities available for sale       (1,497,031)               (2,249,766)
Sales of securities held to maturity                      0                    66,479
Sales of securities available for sale              990,938                 2,520,591
Loans made, net of payments collected            (8,499,718)               (2,101,162)
Property and equipment expenditures                 (57,639)                 (467,185)
                                               -------------             -------------
  Net cash from investing activities             (2,695,795)                 (362,327)

CASH FLOWS FROM FINANCING ACTIVITIES

Net change in deposit accounts                    3,657,815                  (843,395)
Dividends paid                                     (124,600)                 (102,845)
Net change in federal funds purchased            (3,150,000)                 (325,000)
Net change in repurchase agreements                (862,799)                  547,768
FHLB advances                                     2,000,000                 1,500,000
Repayment of FHLB advances                       (1,500,000)                 (500,000)
                                               -------------             -------------
  Net cash from financing activities                 20,416                   276,528
                                               -------------             -------------

Net change in cash and cash equivalents          (1,935,252)                  385,065

Cash and cash equivalents at
 beginning of period                              4,629,741                 3,079,893
                                               -------------             -------------

Cash and cash equivalents at end of period     $  2,694,489              $  3,464,958
                                               =============             =============

See accompanying notes to consolidated financial statements.

             PEOPLES BANCORP OF WASHINGTON
             NOTES TO FINANCIAL STATEMENTS
                  SEPTEMBER 30, 1996


Note 1 - Basis of Presentation

The consolidated financial statements include the accounts of the Peoples Bancorp of Washington and its wholly owned subsidiary Peoples National Bank and Trust
Company. Upon consolidation, all significant intercompany accounts and transactions have been eliminated.

Note 2 - General

The financial statements were prepared in accordance with the instructions for Form 10-QSB and, therefore, do not include all of the disclosures necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. The September 30, 1995 and 1996 financial statements have been prepared on a basis consistent with the annual financial statements and include, in the opinion of management, all adjustments which consist of only normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position for and at the end of such interim periods.

Note 3 - Proposed Acquisition of the Company

On September 27, 1996 the Company entered into a definitive agreement to merge with German American
Bancorp. Pursuant to the agreement, each shareholder of the Company's common stock would exchange their stock in the Company for a specified number of shares of German American Bancorp common stock. The exchange ratio will be determined based upon the average price of German American Bancorp's common stock during the period prior to the effective date of the merger.
Consummation of the merger requires the approval of Peoples Bancorp shareholders and various regulatory agencies.

                      APPENDIX A
_______________________________________________________

         AGREEMENT AND PLAN OF REORGANIZATION


                     by and among


             PEOPLES BANCORP OF WASHINGTON
                an Indiana corporation,



      THE PEOPLES NATIONAL BANK AND TRUST COMPANY a national banking association,



               GERMAN AMERICAN BANCORP,
                an Indiana corporation,



         GERMAN AMERICAN HOLDINGS CORPORATION,
                an Indiana corporation,


                          and


                    THE UNION BANK
            an Indiana banking corporation.


_______________________________________________________


                             Dated:  September 27, 1996

         AGREEMENT AND PLAN OF REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this
"Agreement") is made September 27, 1996, by and among PEOPLES BANCORP OF WASHINGTON, an Indiana corporation
("Peoples"), THE PEOPLES NATIONAL BANK AND TRUST
COMPANY, a national banking association ("Peoples
Bank"), GERMAN AMERICAN HOLDINGS CORPORATION, an
Indiana corporation ("GAHC"), GERMAN AMERICAN BANCORP, an Indiana corporation ("GERMAN AMERICAN"), and THE
UNION BANK, an Indiana banking corporation ("Union").

                       Recitals

     A. Peoples is a corporation duly organized and existing under the Indiana Business Corporation Law
("IBCL") that is duly registered with the Board of Governors of the Federal Reserve System ("FRB") as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). Peoples owns all of the outstanding capital stock of Peoples Bank. The principal place of business of Peoples is Washington, Daviess County, Indiana.

     B.   Peoples Bank is a national banking
association duly organized and existing under the National Bank Act, chartered by the Office of the Comptroller of the Currency ("OCC"), with its principal banking office located in Washington, Daviess County, Indiana.

     C.   German American is a corporation duly
organized and existing under the IBCL and that is duly registered as a bank holding company under the BHC Act.
German American owns all of the outstanding capital stock of GAHC and Union. The principal place of business of German American is Jasper, Dubois County,
Indiana.

     D. GAHC is a corporation duly organized and existing under the IBCL and that is duly registered as a bank holding company under the BHC Act with its principal place of business in Jasper, Dubois County, Indiana. GAHC owns all of the outstanding stock of Community Trust Bank, which is not a party hereto.

     E. Union is a banking corporation duly organized and existing under The Indiana Financial Institutional
Act ("IFIA"), chartered by the Indiana Department of Financial Institutions ("DFI"), with its principal banking office in Loogootee, Martin County, Indiana.

     F. The parties desire to effect a transaction whereby Union will be merged with and into Peoples Bank and simultaneously Peoples will be merged with and into GAHC.

                      AGREEMENTS

     In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.

                      ARTICLE ONE
            TERMS OF THE MERGERS & CLOSING

     SECTION 1.01.  THE HOLDING COMPANY MERGER.
Pursuant to the terms and provisions of this Agreement, the IBCL and the Plan of Merger attached hereto as Appendix A and incorporated herein by reference (the
"Holding Company Plan of Merger"), Peoples shall merge with and into GAHC (the "Holding Company Merger") simultaneously with the Bank Merger (as defined below).
Peoples shall be the "Merging Holding Company" in the Holding Company Merger and its corporate identity and existence, separate and apart from GAHC, shall cease on consummation of the Holding Company Merger. GAHC shall be the "Surviving Holding Company" in the Holding
Company Merger, and its name shall not be changed pursuant to the Holding Company Merger.

     SECTION 1.02.  EFFECT OF THE HOLDING COMPANY
MERGER. The Holding Company Merger shall have all the effects provided by the IBCL.

     SECTION 1.03.  THE HOLDING COMPANY MERGER -
CONVERSION OF SHARES.

     (a)  At the Effective Time (as defined below):

          (i) Each of the not more than 593,334 shares of common stock, $1.00 stated value, of Peoples
     ("Peoples Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of common stock, $10 par value, of German American ("German American Common") at the
     Exchange Ratio which shall be calculated as set forth in this Section 1.03(a)(i). Peoples's shareholders of record at the time the Merger shall become effective, for the shares of Peoples
     Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of German American Common, which total number of shares of German American
     Common shall have a value (as hereinafter determined) of $21,100,000 subject, however, to
     (A) the provisions of this Section 1.03(a) with respect to the minimum and maximum exchange ratio and number of shares to be exchanged, (B) the anti-dilution provisions of Section 1.03(f) of this Agreement, and (C) the provisions of this
     Section 1.03(b) with respect to fractional shares.
     The consideration payable to Peoples shareholders hereunder is sometimes hereafter referred to as the "Merger Consideration."

          For purposes of establishing the number of shares of German American Common into which each share of Peoples Common shall be converted at the Effective Time(the "Exchange Ratio"), each share of German American Common shall be valued at the average of the lowest closing asked prices and highest closing bid prices of German American
     Common as reported by the NASDAQ National Market
     System for each of the ten consecutive business days that end on the second business day preceding the Closing Date (as defined by Section 1.09 hereof) (the "Valuation Period"). Such value shall then be divided into the sum of $21,100,000 to establish (to the nearest whole share) the aggregate number of shares of German American
     Common into which all of the then issued and outstanding shares of Peoples Common (which shall be not more than 593,334 shares) shall be converted at the Effective Time, which number of shares of German American Common shall then be divided by 593,334, with the quotient therefrom
     (carried to the fourth figure past the decimal point) being the number of shares of German
     American Common into which each share of Peoples
     Common shall be converted at the Effective Time;
     provided, however, that in no event shall the total number of shares of German American Common into which the 593,334 shares of Peoples Common shall be converted be more than 659,375 shares or fewer than 586,111 shares; and provided further, that in no event will the Exchange Ratio be more than 1.1113 or less than 0.9878 shares of German
     American Common for each of the 593,334 shares of Peoples Common. The maximum and minimum Exchange
     Ratio, and the maximum and minimum number of shares of German American Common for which the 593,334 shares of Peoples Common shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of
     Section 1.03(f) of this Agreement.

          (ii)  The shares of German American Common
     issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of German American.

     (b)  No fractional shares of German American
Common shall be issued and, in lieu thereof, holders of shares of Peoples Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of Peoples Common held by such holder) shall be paid an amount in cash equal to the product of such fractional share and the average of the highest bid and the lowest asked price of a share of German American Common as quoted on the NASDAQ National
Market System on the last day of the Valuation Period.

     (c) At the Effective Time, all of the outstanding shares of Peoples Common, by virtue of the Holding
Company Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Peoples Common (the
"Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger
Consideration upon the surrender of such Certificate or Certificates in accordance with Section 1.08.

     (d)  At the Effective Time, each share of Peoples
Common, if any, held in the treasury of Peoples or by any direct or indirect subsidiary of Peoples (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be cancelled.

     (e) At the Effective Time, the shares of common stock of Peoples Bank outstanding immediately prior to the Effective Time shall be unchanged by the Holding
Company Merger and shall be deemed owned by the Surviving Holding Company.

     (f) If (i) German American shall declare a stock dividend or other distribution of property or securities (other than a cash dividend) upon its shares of common stock or shall subdivide, split up, reclassify or combine its shares of common stock, and
(ii) the record date for such transaction is prior to the date on which the Effective Time occurs, appropriate adjustment or adjustments will be made in the maximum and minimum total number of shares of German American Common for which the 593,334 shares of Peoples Common are to be exchanged and in the maximum and minimum ratio of shares of German American Common to be exchanged for each share of Peoples Common.

     (g) If any holders of Peoples Common dissent from the Holding Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of Peoples Common held by such dissenting holders shall not be converted as described in this
Section 1.03 but shall from and after the Effective
Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of Peoples Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for dissenters' rights or lose his right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

     SECTION 1.04.  THE BANK MERGER.  Pursuant to the
terms and provisions of this Agreement, the National
Bank Act, the IFIA, and the Plan of Merger attached hereto as Appendix B and incorporated herein by reference (the "Bank Plan of Merger"), and simultaneously with the Holding Company Merger, Union shall merge with and into Peoples Bank (the "Bank
Merger"). Union shall be the "Merging Bank" in the Bank Merger and its corporate identity and existence, separate and apart from Peoples Bank, shall cease on consummation of the Bank Merger. Peoples Bank shall be the "Surviving Bank" and shall continue its corporate existence under its charter under the provisions of the National Bank Act, and the name of Peoples Bank shall not be changed.

     SECTION 1.05.  EFFECT OF THE BANK MERGER.  The
Bank Merger shall have all of the effects provided by the National Bank Act and the IFIA.

     SECTION 1.06.  THE BANK MERGER - NO CONVERSION OF
SHARES. At the Effective Time (as defined below), the shares of Peoples Bank that were issued and outstanding immediately prior to the Bank Merger shall continue to be issued and outstanding, and the shares of Union shall be cancelled.

     SECTION 1.07.  THE CLOSING.  The closing of the
Mergers (the "Closing") shall take place at the offices of Leagre & Barnes (or at such other place as the parties may agree) at 9:00 A.M. Eastern Standard Time on the Closing Date described in Section 1.09 of this Agreement.

     SECTION 1.08.  EXCHANGE PROCEDURES; SURRENDER OF
CERTIFICATES.

     (a)  The German American Bank shall act as
Exchange Agent in the Holding Company Merger (the
"Exchange Agent").

     (b) As soon as reasonably practicable but in no event more than five days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consolidation.
As soon as reasonably practical but in no event more than five days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration.
No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered
Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the Peoples shareholder in the event that such shareholder claims loss of a Certificate and requests that German American waive the requirement for surrender of such Certificate.

     (c) No dividends that are otherwise payable on shares of German American Common constituting the Merger Consideration shall be paid to persons entitled to receive such shares of German American Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of German American Common shall be issued any dividends which shall have become payable with respect to such shares of German American Common
(without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

     SECTION 1.09.  THE CLOSING DATE.  The Closing
shall take place on January 31, 1997 or, if later, on the last business day of the month during which each of the conditions in Sections 6.01(d) and 6.02(d) is satisfied or waived by the appropriate party, or on such later or earlier date as Peoples and German
American may agree (the "Closing Date").  The Bank
Merger shall be effective upon the issuance of a certificate of merger by the OCC under the National
Bank Act and the Holding Company Merger shall be effective upon the filing of Articles of Merger with the Secretary of State of the State of Indiana (the
"Effective Time"). The parties shall use their best efforts to cause the Effective Time of both Mergers to occur as soon as practicable after the Closing Date.

     SECTION 1.10.  ACTIONS AT CLOSING.

     (a) At the Closing, Peoples shall deliver to German American:

          (i)  a certified copy of the Articles of
     Incorporation and Bylaws of Peoples, as amended, and a certified copy of the Articles of Association and Bylaws of Peoples Bank, as amended;

          (ii) a certificate or certificates signed by the chief executive officer of Peoples and Peoples
     Bank stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in
     Article Two hereof is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) Peoples and Peoples Bank have performed and complied in all material respects, unless waived by German American, with all of their obligations and agreements required to be performed hereunder prior to the Closing Date;

          (iii) certified copies of the resolutions of Peoples's Board of Directors and shareholders, approving and authorizing the execution of this Agreement and the Plan of Merger and authorizing the consummation of the Holding Company Merger;

          (iv) a certified copy of the resolutions
     Peoples Bank's Board of Directors and shareholder, as required for valid approval of the execution of the Agreement and the consummation of the Bank
     Merger;

          (vi) a certificate of the Indiana Secretary of State, dated a recent date, stating that Peoples is duly organized and exists under the IBCL;

          (vii) a certificate of the OCC, dated a
     recent date, stating that Peoples Bank is duly organized and exists under the laws of the United
     States of America; and

          (viii) the legal opinion of Krieg, DeVault, Alexander & Capehart, counsel for Peoples, to the effect set forth as Exhibit 1.10(a)(vii).

     (b) At the Closing, German American shall deliver to Peoples:

          (i)  a certificate signed by the Chief
     Executive Officer of German American stating, to the best of his knowledge and belief, after due inquiry, that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing and (B) German American and Union have performed and complied in all material respects, unless waived by Peoples, with all of its obligations and agreements required to be performed hereunder prior to the Closing Date;

          (ii) a certified copy of the resolutions of German American's Board of Directors authorizing the execution of this Agreement;

          (iii) a certified copy of the resolutions of GAHC's Board of Director's authorizing the execution of this Agreement and the consummation of the Holding Company Merger.

          (iv) a certified copy of the resolutions of Union's Board of Directors and shareholder, as required for valid approval of the execution of this Agreement and the consummation of the Bank
     Merger;

          (v)  the legal opinion of Leagre & Barnes,
     counsel for German American, in the form attached hereto as Exhibit 1.10(b)(v); and

          (vi) certificates of the Indiana Secretary of State, dated a recent date, stating that German
     American and GAHC exist under the IBCL and that Union exists under the IFIA.

     (c) At the Closing, the parties shall insert the Exchange Ratio determined in accordance with Section
1.03 of this Agreement into the Plan of Merger, and shall execute and/or deliver to one another such Plan of Merger and such other documents and instruments and take such other actions as shall be necessary or appropriate to consummate the Mergers.

                      ARTICLE TWO
      REPRESENTATIONS OF PEOPLES AND PEOPLES BANK

     Peoples and Peoples Bank hereby severally make the following representations and warranties:

     SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.

     (a) Peoples is a corporation duly organized and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b)  Peoples Bank is a national banking
association duly organized and validly existing under the laws of the United States of America and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (c)  Peoples has authorized capital stock of
1,200,000 shares of Peoples Common, of which 593,334 shares are issued and outstanding. All of the issued and outstanding shares of Peoples Common are duly and validly issued and outstanding, fully paid and non-assessable. None of the outstanding shares of Peoples
Common has been issued in violation of any preemptive rights of the current or past shareholders of Peoples or in violation of any applicable federal or state securities laws or regulations.

     (d) Peoples Bank has authorized capital stock of 34,625 shares of common stock, $10.00 par value, all of which are issued and outstanding ("Peoples Bank
Common"). All of the issued and outstanding shares of Peoples Bank Common are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Peoples Bank Common has been issued in violation of any preemptive rights of the current or past shareholders of Peoples Bank or in violation of any applicable federal or state securities laws or regulations.

     (e) There are no shares of capital stock or other equity securities of Peoples or Peoples Bank authorized, issued or outstanding (except as set forth in this Section 2.01) and no outstanding options, warrants, rights to subscribe for, calls, puts, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Peoples or Peoples
Bank, or contracts, commitments, understandings or arrangements by which Peoples or Peoples Bank are or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

     SECTION 2.02.  AUTHORIZATION; NO DEFAULTS.  The
Boards of Directors of Peoples and Peoples Bank have each, by all appropriate action, approved this Agreement, the applicable Plan of Merger and the Merger contemplated thereby and have authorized the execution of this Agreement and the applicable Plan of Merger on their behalf by their duly authorized officers and the performance by Peoples and Peoples Bank of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of Peoples, as amended, or the Articles of Association or Bylaws of Peoples Bank, as amended, or in any material agreement or instrument, or any decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which Peoples or Peoples Bank is bound or subject, would prohibit Peoples or Peoples
Bank from consummating, or would be violated or breached by Peoples's or Peoples Bank's consummation of, this Agreement and the Mergers and other transactions contemplated herein on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Peoples and Peoples Bank and constitutes a legal, valid and binding obligation of Peoples and Peoples Bank, enforceable against Peoples and Peoples Bank in accordance with its terms. Neither Peoples nor Peoples Bank is, nor will be by reason of the consummation of the transactions contemplated herein, in material default under or in material violation of any provision of, nor will the consummation of the transactions contemplated herein afford any party a right to accelerate any indebtedness under, its articles of incorporation or bylaws, any material promissory note, indenture or other evidence of indebtedness or security therefor, or any material lease, contract, or other commitment or agreement to which it is a party or by which it or its property is bound.

     SECTION 2.03.  SUBSIDIARIES.  Except as otherwise
disclosed in a confidential writing delivered by Peoples and Peoples Bank to German American and executed by all the parties concurrently with the execution of this Agreement (the "Disclosure Schedule") and except for the ownership by Peoples of all the capital stock of Peoples Bank and the ownership by Peoples Bank of all the capital stock of Peoples
Investment Center, Inc. ("PIC"), neither Peoples nor
Peoples Bank has (or has had at any time in the last ten years) any direct or indirect ownership interest in any corporation, partnership, limited liability company, joint venture or other business. Peoples Bank and PIC shall be referred to jointly and severally (for purposes of simplicity) as "Peoples Bank" for the purposes of the remaining provisions of this Agreement, unless the context otherwise requires.

     SECTION 2.04.  FINANCIAL INFORMATION.

     (a) Peoples has furnished to German American the consolidated balance sheet of Peoples as of December
31, 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis
(except as may be reflected in the notes thereto), and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of Peoples in all material respects as of the date and for the period indicated.

     (b) Peoples Bank has furnished to German American its Consolidated Reports of Condition and Income as filed with the FFIEC for the quarters ended March 31, 1996 and June 30, 1996 (the "Call Reports"). The Call
Reports were prepared in accordance with the applicable regulatory instructions on a consistent basis with previous such reports, and fairly present the financial position and results of operations of Peoples Bank in all material respects as of the dates and for the periods indicated, subject, however, to normal recurring year-end adjustments, none of which will be material.

     (c) Neither Peoples nor Peoples Bank has any material liability, fixed or contingent, except to the extent set forth in the financial statements and the Call Reports described in subsections (a) and (b) of this Section 2.04 (collectively, the "Peoples Financial
Statements") or incurred in the ordinary course of business since the date of the most recent balance sheet of Peoples or Peoples Bank included in the Peoples Financial Statements.

     (d)  Peoples does not engage in the lending
business (except by and through Peoples Bank) or any other business or activity other than that which is incident to its ownership of all the capital stock of Peoples Bank, and does not own any investment securities (except the capital stock of Peoples Bank).

     SECTION 2.05.  ABSENCE OF CHANGES.  Since December
31, 1995, and except to the extent reflected in the Call Reports, there has not been any material adverse change in the financial condition, the results of operations or the business of Peoples or Peoples Bank, taken as a whole.

     SECTION 2.06.  ABSENCE OF AGREEMENTS WITH BANKING
AUTHORITIES. Neither Peoples nor Peoples Bank is subject to any order (other than orders applicable to bank holding companies or banks generally) and neither is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the OCC, the Federal Deposit Insurance Company (the
"FDIC"), the FRB, and the IDFI.

     SECTION 2.07.  TAX MATTERS.  Peoples and Peoples
Bank have filed all federal, state and local tax returns due in respect of any of its business, income and properties in a timely fashion and has paid or made provision for all amounts shown due on such returns.
All such returns fairly reflect the information required to be presented therein in all material respects. All provisions for accrued but unpaid taxes contained in the Peoples Financial Statements were made in accordance with generally accepted accounting principles.

     SECTION 2.08.  ABSENCE OF LITIGATION.  There is no
material litigation, claim or other proceeding pending or, to the knowledge of Peoples, threatened, before any judicial, administrative or regulatory agency or tribunal, to which Peoples or Peoples Bank is a party or to which any of their properties are subject.

     SECTION 2.09.  EMPLOYMENT  MATTERS.

     (a) Neither Peoples nor Peoples Bank is a party to or bound by any material contract arrangement or understanding (written or otherwise) for the employment, retention or engagement of any past or present officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Peoples or Peoples Bank, respectively, on thirty
(30) days' written notice or less without the payment of any amount by reason of such termination.

     (b) Neither Peoples nor Peoples Bank has entered into any collective bargaining agreement with any labor organizations with respect to any group of employees of Peoples and Peoples Bank, and to the knowledge of Peoples, there is no present effort or existing proposal to attempt to unionize any group of employees of Peoples or Peoples Bank.

     (c) Peoples and Peoples Bank are and have been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and neither Peoples nor Peoples
Bank is engaged in any unfair labor practice;
(ii) there is no unfair labor practice complaint against Peoples or Peoples Bank pending or, to the knowledge of Peoples, threatened before the National
Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Peoples, threatened against or directly affecting Peoples or Peoples Bank; and (iv) neither Peoples nor Peoples Bank has experienced any material work stoppage or other material labor difficulty during the past five years.

     (d)  Except as set forth in the Disclosure
Schedule, neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Peoples or Peoples Bank from either of such entities, (ii) increase any benefit otherwise payable under any of their employee plans or (iii) result in the acceleration of the time of payment of any such benefit. No amounts paid or payable by Peoples or Peoples Bank to or with respect to any employee or former employee of Peoples of Peoples Bank will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code of 1986, as amended ("Code") or otherwise.

     SECTION 2.10.  REPORTS.  Since January 1, 1993
Peoples and Peoples Bank have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, if any, that they were required to file with (i) the Securities and Exchange Commission ("SEC"), (ii) the

FRB, (iii) the FDIC, (iv) the OCC and (v) any other governmental authority with jurisdiction over Peoples or Peoples Bank. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.

     SECTION 2.11.  INVESTMENT PORTFOLIO.  All United
States Treasury securities, obligations of other United
States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by Peoples Bank, as reflected in the Call Reports, are carried on the books of Peoples Bank in accordance with generally accepted accounting principles, consistently applied. Peoples Bank does not engage in activities that would require that it establish a trading account under applicable regulatory guidelines and interpretations.

     SECTION 2.12.  LOAN PORTFOLIO.  All loans and
discounts shown in the Call Reports, or which were entered into after June 30, 1996, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of Peoples Bank, in accordance in all material respects with Peoples
Bank's lending policies and practices unless otherwise approved by Peoples Bank's Board of Directors, and are not subject to any material defenses, set offs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be. Peoples
Bank has complied and will through the Closing Date continue to comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan. Peoples Bank has not sold, purchased or entered into any loan participation arrangement except where such participation is on a pro rata basis according to the respective contributions of the participants to such loan amount. Peoples has no knowledge that any condition of property in which Peoples Bank has an interest as collateral to secure a loan or that is held as an asset of any trust violates the Environmental
Laws (defined in Section 2.15) in any material respect or obligates Peoples, or Peoples Bank, or the owner or operator of such property to remedy, stabilize, neutralize or otherwise alter the environmental condition of such property.

     SECTION 2.13.  ERISA.

     (a)  Except as disclosed in the Disclosure
Schedule, no person participates in any "employee welfare benefit plan" or "employee pension benefit plan" (as those terms are respectively defined in Sections 3(1) and 3(2) of the Employee Retirement
Income Security Act of 1974 ("ERISA")), nor may any person reasonably expect to participate in any such plan, in either case, on account of his or her past or present employment with Peoples or Peoples Bank.
Peoples and Peoples Bank do not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements
(referred to collectively hereinafter as "fringe benefit arrangements") for any past or present employee, consultant or agent of Peoples or Peoples
Bank, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), except as listed in the Disclosure Schedule.

     (b) During the past sixty months, Peoples has not maintained any employee welfare benefit plans or employee pension benefit plans except for plans listed on the Disclosure Schedule. There have been no amendments to any of the employee pension benefit plans, employee welfare benefit plans or fringe benefit arrangements listed on the Disclosure Schedule since
December 31, 1993.

     (c) All employee pension benefit plans, employee welfare benefit plans and fringe benefit arrangements listed on the Disclosure Schedule comply in form and in operation in all material respects with all applicable requirements of law and regulation. All employee pension benefit plans maintained by Peoples and Peoples
Bank comply in form and in operation with all applicable requirements of Sections 401(a) and 401(k) of the Code. Except as disclosed in the Disclosure
Schedule, neither Peoples nor Peoples Bank has (i) incurred any liability for tax under Section 4971 of the Code on account of any accumulated funding deficiency and no plan or arrangement listed in the Disclosure Schedule has incurred any accumulated funding deficiency within the meaning of Section 412 or 418(B) of the Code; (ii) applied for or obtained a waiver by the IRS of any minimum funding requirement under Section 412 of the Code; (iii) become subject to any disallowance of deductions under Sections 419 or 419(A) of the Code; (iv) incurred any liability for excise tax under Sections 4972, 4975, or 4976 of the Code or any liability under Section 406 of ERISA; (v) incurred any liability to the Pension Benefit Guaranty
Corporation; (vi) had a reportable event (within the meaning of Section 4043 of ERISA); or (vii) breached any of the duties or failed to perform any of the obligations imposed upon the fiduciaries or plan administrators under Title I or ERISA.

     (d) A true and correct copy of each of the plans and arrangements listed on the Disclosure Schedule as in effect on the date hereof and each trust agreement relating to each such plan and arrangement, has been supplied to German American. A true and correct copy of the annual report (as described in Section 103 of ERISA) most recently filed for each plan listed in the Disclosure Schedule has been supplied to German
American, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports supplied. In the case of any plan or arrangement which is not in written form, German American has been supplied with an accurate description of such plan or arrangement.
Peoples and Peoples Bank have provided to German
American a description of any liability or contingent liability which may be incurred by Peoples or Peoples
Bank if any plan or arrangement listed on the Disclosure Schedule were terminated or if Peoples or Peoples Bank was to cease its participation therein.

     (e)  In the case of each plan or arrangement
listed in the Disclosure Schedule which is a defined benefit plan (within the meaning of Section 3(35) of ERISA), the net fair market value of the assets held to fund such plan or arrangement will equal or exceed the present value of all accrued benefits thereunder, both vested and nonvested, as determined in accordance with an actuarial costs method acceptable under section
3(31) of ERISA.

     (f) On a timely basis, Peoples and Peoples Bank have made all contributions or payments to or under each plan or arrangement listed in the Disclosure
Schedule as required pursuant to each such plan or arrangement, any collective bargaining agreements or other provision for reserves to meet contributions and payments under such plans or arrangements which have not been made because they are not yet due.

     (g) None of the plans or arrangements listed in the Disclosure Schedule owns (or has owned within the past 60 months) any Peoples Common or other securities of Peoples, Peoples Bank or a related entity.

     SECTION 2.14.  TITLE TO PROPERTIES; INSURANCE.
Peoples and Peoples Bank have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the Peoples Financial
Statements and easements, rights-of-way, and other restrictions which are not material and, in the case of Other Real Estate Owned, as such real estate is internally classified on the books of Peoples Bank, rights of redemption under applicable law) to all real properties reflected on the Peoples Financial
Statements as being owned by Peoples or Peoples Bank, respectively. All material leasehold interests used by Peoples and Peoples Bank in their respective operations are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Peoples, threatened with respect to such properties. Peoples and Peoples
Bank have valid title or other ownership or use rights under licenses to all material intangible personal or intellectual property used by Peoples and Peoples Bank in their respective business free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensor pursuant to applicable license agreements, which rights do not materially adversely interfere with the use or enjoyment of such property.
All insurable properties owned or held by Peoples or Peoples Bank are insured in such amounts, and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with companies of the same size and in the same business.

     SECTION 2.15.  ENVIRONMENTAL MATTERS.

     (a)  As used in this Agreement, "Environmental
Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Peoples or Peoples Bank has done business or owned property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental
Response, Compensation and Liability Act, the Federal
Clean Water Act, the Federal Clean Air Act, and the
Federal Occupational Safety and Health Act.

     (b)  Neither (i) the conduct by Peoples and
Peoples Bank of operations at any property, nor (ii) any condition of any property owned by Peoples or Peoples Bank within the past ten (10) years and used in their business operations, nor (iii) to the knowledge of Peoples the condition of any property owned by them within the past ten (10) years but not used in their business operations, nor (iv) to the knowledge of Peoples the condition of any property held by them as a trust asset within the past ten (10) years, violates or violated Environmental Laws in any material respect, and no condition or event has occurred with respect to any such property that, with notice or the passage of time, or both, would constitute a material violation of Environmental Laws or obligate (or potentially obligate) Peoples or Peoples Bank to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property. Neither Peoples nor Peoples Bank has received any notice from any person or entity that Peoples or Peoples Bank or the operation of any facilities or any property owned by either of them, or held as a trust asset, are or were in violation of any Environmental Laws or that either of them is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

     SECTION 2.16.  COMPLIANCE WITH LAW.  Peoples and
Peoples Bank each have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.

     SECTION 2.17.  BROKERAGE.  Except as set forth in
the Disclosure Schedule, there are no claims, agreements, arrangements, or understandings (written or otherwise) for brokerage commissions, finders' fees or similar compensation in connection with the Mergers payable by Peoples or Peoples Bank.

     SECTION 2.18.  MATERIAL CONTRACTS.  Except as set
forth in the Disclosure Schedule, neither Peoples nor Peoples Bank is a party to or bound by any oral or written (i) material agreement, contract or indenture under which it has borrowed or will borrow money (not including federal funds and money deposited, including without limitation, checking and savings accounts and certificates of deposit and borrowings from the FHLBB and the FRB); (ii) material guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guarantees made in the ordinary course of business and letters of credit issued in the ordinary course of business; (iii) contract, arrangement or understanding with any present or former officer, director or shareholder (except for deposit or loan agreements entered into in the ordinary course of business); (iv) material license, whether as licensor or licensee; (v) contract or commitment for the purchase of materials, supplies or other real or personal property in an amount in excess of $10,000 or for the performance of services over a period of more than thirty days and involving an amount in excess of $10,000; (vi) joint venture or partnership agreement or arrangement; (vii) contract arrangement or understanding with any present or former consultant, advisor, investment banker, broker, attorney or accountant; or (viii) contract, agreement or other commitment not made in the ordinary course of business.

     SECTION 2.19.  COMPLIANCE WITH AMERICANS WITH
DISABILITIES ACT. (a) To the best of Peoples's knowledge, Peoples and Peoples Bank and their respective properties (including those held by either of them in a fiduciary capacity) are in compliance with all applicable provisions of the Americans with Disabilities Act (the "ADA"), and (b) no action under the ADA against Peoples, Peoples Bank or any of its properties has been initiated nor, to the best of Peoples's knowledge, has been threatened or contemplated.

     SECTION 2.20.  STATEMENTS TRUE AND CORRECT.  None
of the information supplied or to be supplied by Peoples or Peoples Bank for inclusion in any documents to be filed with the FRB, the OCC, the SEC, the IDFI, or any other regulatory authority in connection with the Mergers will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

     SECTION 2.21.  PEOPLES'S KNOWLEDGE.  With respect
to representations and warranties herein that are made or qualified as being made "to the knowledge of Peoples" or words of similar import, it is understood and agreed that matters within the knowledge of the directors and the officers of Peoples and Peoples Bank shall be considered to be within the knowledge of Peoples.

                     ARTICLE THREE
  REPRESENTATIONS OF GERMAN AMERICAN, GAHC AND UNION

     German American, GAHC and Union hereby severally make the following representations and warranties:

     SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.

     (a)  German American is a corporation duly
incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (b) GAHC is a corporation duly incorporated and validly existing under the IBCL and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (c) Union is a corporation duly incorporated and validly existing under the IFIA and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

     (d) German American has authorized capital stock of (i) 5,000,000 shares of German American Common, of which, as of the date of this Agreement, 1,827,546 shares are issued and outstanding, and (ii) 500,000 shares of preferred stock, $10.00 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of German American
Common are duly and validly issued and outstanding, fully paid and non-assessable.

     (e) GAHC has authorized capital stock of 200,000 shares of common stock, $1 par value per share (the
"GAHC Common"), and 12,000 shares of preferred stock, $1 par value. As of the date of this Agreement, 9,999 of the issued and outstanding shares of GAHC Common are duly and validly issued and outstanding, fully paid and non-assessable, and none of the shares of GAHC preferred stock are issued or outstanding.

     (f) Union has authorized capital stock of 4,800 shares of common stock, $100 par value per share (the
"Union Common"). As of the date of this Agreement, all of the shares of Union Common are duly and validly issued and outstanding, fully paid, and owned by German American.

     (g) The shares of German American Common that are to be issued to the shareholders of Peoples pursuant to the Holding Company Merger have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable.

     SECTION 3.02.  AUTHORIZATION.  The Boards of
Directors of German American, GAHC and Union have each, by all appropriate action, approved this Agreement and the Mergers and authorized the execution hereof on their behalf by their duly authorized officers and the performance by each such entity of its obligations hereunder. Nothing in the Articles of Incorporation or Bylaws of German American, GAHC or Union, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either of them or any of their subsidiaries is bound or subject would prohibit German American, GAHC or Union from entering into and consummating this Agreement and the Mergers on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by German American, GAHC and Union and constitutes a legal, valid and binding obligation of German American, GAHC and Union enforceable against German American, GAHC and Union in accordance with its terms and no other corporate acts or proceedings are required to be taken by German
American, GAHC or Union to authorize the execution, delivery and performance of this Agreement. Except for any requisite approvals of the FRB, OCC and IDFI and the filing of a registration statement with the SEC and certain state securities regulatory agencies, no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or the consummation of the Mergers by German
American, GAHC or Union.

     SECTION 3.03.  SUBSIDIARIES.  Each of German
American's subsidiaries is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the corporate power to own its respective properties and assets, to incur its respective liabilities and to carry on its respective business as now being conducted.

     SECTION 3.04.  FINANCIAL INFORMATION.  The
consolidated balance sheet of German American and its subsidiaries as of December 31, 1995 and related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended together with the notes thereto, included in German American's most recent Annual Report on Form 10-
K, as filed with the SEC (the "10-K"), and the unaudited consolidated balance sheets of German
American and its subsidiaries as of March 31 and June
30, 1996, and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the periods then ended included in German American's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996 as filed with the SEC (the "10-Q Reports") (collectively the financial statements and notes thereto included in the 10-Q Reports and the 10-K are sometimes referred to as the "German American Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
(except as disclosed therein) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of German American and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

     SECTION 3.05.  ABSENCE OF CHANGES.  Since December
31, 1995 (and except to the extent reflected in the 10-
Q Reports), there has not been any material adverse change in the consolidated financial condition or the consolidated results of operations or the business of German American and its subsidiaries, taken as a whole.

     SECTION 3.06.  REPORTS.  Since January 1, 1993
(or, in the case of subsidiaries of German American, the date of acquisition thereof by German American, if later), German American and each of its subsidiaries have filed all reports, notices and other statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the FRB, (iii) the FDIC, (iv) the IDFI,
(v) any applicable state securities or banking authorities, and (vi) any other governmental authority with jurisdiction over German American or any of its subsidiaries. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed.
None of the information included in such reports or documents was, at their respective dates of filing, false or misleading with respect to any material fact, or omitted to state any material fact necessary in order to make the statements therein not misleading, on a consolidated basis, taking into account the circumstances under which such reports or documents were filed and considering the total mix of information that was at the time publicly available concerning
German American and its subsidiaries.

     SECTION 3.07.  ABSENCE OF LITIGATION.  There is no
material litigation, claim or other proceeding pending or, to the knowledge of German American, threatened, before any judicial, administrative or regulatory agency or tribunal against German American or any of its subsidiaries, or to which the property of German
American or any of its subsidiaries is subject, which is required to be disclosed in SEC reports under Item
103 of Regulation S-K, and which has not been so disclosed.

     SECTION 3.08.  ABSENCE OF AGREEMENTS WITH BANKING
AUTHORITIES. Neither German American nor any of its subsidiaries is subject to any order (other than orders applicable to bank holding companies or banks generally) or is a party to any agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or bank holding companies, including without limitation the FDIC, the DFI and the FRB.

     SECTION 3.09.  COMPLIANCE WITH LAW.  German
American and its subsidiaries have all material licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses as presently conducted and are in compliance in all material respects with all applicable laws and regulations, the violation of which would be material.

                     ARTICLE FOUR
         COVENANTS OF PEOPLES AND PEOPLES BANK

     SECTION 4.01.  CONDUCT OF BUSINESS.

     (a) Peoples and Peoples Bank shall continue to carry on their respective businesses, and shall discharge or incur obligations and liabilities, only in the ordinary course of business as heretofore conducted and, by way of amplification and not limitation with respect to such obligation, neither Peoples nor Peoples
Bank will, without the prior written consent of German
American:

          (i) declare or pay any dividend or make any other distribution to shareholders, whether in cash, stock or other property, except as provided in Section 4.09 of this Agreement; or

          (ii) issue (or agree to issue) any common or other capital stock or any options, warrants or other rights to subscribe for or purchase common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

          (iii) directly or indirectly redeem, purchase or otherwise acquire (or agree to redeem, purchase or acquire) (except for shares acquired in satisfaction of a debt previously contracted) any of their own common or any other capital stock; or

          (iv) effect a split, reverse split,
     reclassification, or other similar change in, or of, any common or other capital stock or otherwise reorganize or recapitalize; or

          (v) change the Articles of Incorporation or Bylaws of Peoples or the Articles of Association or Bylaws of Peoples Bank; or

          (vi) pay or agree to pay, conditionally or otherwise, any bonus (other than year end bonuses up to a maximum of $120,000 in accordance with existing plans and policies consistent with past practice, provided that the income base used for purposes of calculating bonuses shall exclude net gain from the sale of investment securities, loans and other assets even if past bonus practice would not have excluded such net gain), additional compensation (other than ordinary and normal salary increases consistent with past practices) or severance benefit or otherwise make any changes out of the ordinary course of business with respect to the fees or compensation payable or to become payable to consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees or, except as required by law, adopt or make any change in any Employee Plan or other arrangement or payment made to, for or with any of such consultants, advisors, investment bankers, brokers, attorneys, accountants, directors, officers or employees; provided, however, that Peoples and Peoples Bank may pay the fees, expenses and other compensation of consultants, advisors, investment bankers, brokers, attorneys and accountants when, if, and as earned in accordance with the terms of the contracts, arrangements or understandings of Peoples or Peoples Bank specifically disclosed on the Disclosure Schedule;

          (vii) borrow or agree to borrow any material amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any material obligations of others except in the ordinary course of business or pursuant to outstanding letters of credit; or

          (viii) make or commit to make any new loan or issue or commit to issue any new letter of credit or any new or additional discretionary advance under any existing line of credit, or purchase or agree to purchase any interest in a loan participation, in aggregate principal amounts (A) in excess of $250,000 to any one borrower (or group of affiliated borrowers) or (B) that would cause Peoples Bank's credit extensions or commitments to any one borrower (or group of affiliated borrowers) to exceed $750,000 (German

     American's consent to credit extensions in the ordinary course of business will not be unreasonably withheld); or

          (ix) other than U.S. Treasury obligations or asset-backed securities issued or guaranteed by United States governmental agencies or financial institution certificates of deposit insured by the FDIC, in either case having an average remaining life of five years or less (except that maturities may extend to seven years on variable-rate securities), purchase or otherwise acquire any investment security for their own accounts, or sell any investment security owned by either of them which is designated as held-to-maturity, or engage in any activity that would require the establishment of a trading account for investment securities; or

          (x) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

          (xi) enter into or amend any agreement,
     contract or commitment out of the ordinary course of business; or

          (xii) except in the ordinary course of
     business, place on any of their assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

          (xiii) except in the ordinary course of
     business, cancel, release, compromise or accelerate any material indebtedness owing to Peoples or Peoples Bank, or any claims which either of them may possess, or voluntarily waive any material rights with respect thereto; or

          (xiv) sell or otherwise dispose of any real property or any material amount of any personal property other than properties acquired in foreclosure or otherwise in the ordinary course of collection of indebtedness to Peoples or Peoples
     Bank; or

          (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon, prepared by a reliable and qualified person or firm acceptable to German
     American, which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that neither Peoples nor Peoples Bank shall be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain such materials or otherwise might be contaminated; or

          (xvi) commit any act or fail to do any act which will cause a material breach of any material agreement, contract or commitment; or

          (xvii) violate any law, statute, rule,
     governmental regulation or order, which violation might have a material adverse effect on its business, financial condition, or earnings; or

          (xviii) purchase any real or personal
     property or make any other capital expenditure where the amount paid or committed therefor is in excess of $50,000 other than purchases of property made in the ordinary course of business in connection with loan collection activities or foreclosure sales in connection with any of Peoples's or Peoples Bank's loans, or

          (xix) issue certificate(s) for shares of Peoples Common to any Peoples shareholder in replacement of certificate(s) claimed to have been lost or destroyed without first obtaining from such shareholder(s), at the expense of such shareholder(s), a surety bond from a recognized insurance company in an amount that would indemnify Peoples (and its successors) against lost certificate(s) but not less than $50 per share of Peoples Common, and obtaining a usual and customary affidavit of loss and indemnity agreement from such shareholder(s); provided, however, that Peoples may waive the surety bond requirement in connection with the issuance of replacement certificates to any shareholder if the number of shares of Peoples Common so reissued
     (together with the number of shares previously reissued since July 3, 1996 to such shareholder and all other shareholders who are affiliated or associated with such shareholder) does not exceed an aggregate of 300 shares.

     (b)  Neither Peoples nor Peoples Bank shall,
without the prior written consent of German American, engage in any transaction or take any other action that would render untrue in any material respect any of the representations and warranties of Peoples or Peoples
Bank contained in Article Two hereof if such representations and warranties were given as of the date of such transaction or action.

     (c) Peoples shall promptly notify German American in writing of the occurrence of any matter or event known to Peoples or Peoples Bank that is, or is likely to become, materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of Peoples or Peoples Bank taken as a whole.

     (d) Neither Peoples nor Peoples Bank shall (a) directly or indirectly solicit, encourage or facilitate
(nor shall they permit any of their respective officers, directors, employees or agents directly or indirectly to solicit, encourage or facilitate), including by way of furnishing information other than the terms of this Agreement, any inquiries or proposals from third parties for a merger, consolidation, share exchange or similar transaction involving Peoples or Peoples Bank or for the acquisition of the stock or substantially all of the assets or business of peoples or Peoples Bank, or (b) subject to the fiduciary duties of the Directors of Peoples as advised by counsel in a written opinion, discuss with or enter into conversations with any person concerning any such merger, consolidation, share exchange, acquisition or other transaction. Peoples shall promptly notify
German American orally (to be confirmed in writing as soon as practicable thereafter) of all of the relevant details concerning any inquiries or proposals that it may receive relating to any such matters, including actions it intends to take with respect to such matters.

     SECTION 4.02.  BREACHES.  Peoples shall, in the
event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach
(or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its or Peoples Bank's representations or agreements contained or referred to in this Agreement, give prompt notice thereof to German
American and use its best efforts to prevent or promptly remedy the same.

     SECTION 4.03.  SUBMISSION TO SHAREHOLDERS.
Peoples shall cause to be duly called and held, on a date mutually selected by German American and Peoples, a special meeting of its shareholders (the "Peoples
Shareholders' Meeting") for submission of this Agreement and the Holding Company Merger for approval of Peoples shareholders as required by the IBCL. In connection with the Peoples Shareholders' Meeting, (i)
Peoples shall cooperate with and assist German American in preparing and filing a Proxy Statement/Prospectus
(the "Proxy Statement/Prospectus") with the SEC in accordance with SEC requirements and Peoples shall mail it to its shareholders, (ii) Peoples shall furnish
German American all information concerning itself that German American may reasonably request in connection with such Proxy Statement/Prospectus, and (iii) the Board of Directors of Peoples shall (unless in the written opinion of counsel for Peoples the fiduciary duties of the Board of Directors prohibit such a recommendation, in which event the individual members of the Board of Directors shall nevertheless remain personally obligated to support the Agreement and the Holding Company Merger pursuant to their personal undertakings on the signature page of this Agreement) unanimously recommend to its shareholders the approval of this Agreement and the Holding Company Merger contemplated hereby and use its best efforts to obtain such shareholder approval.

     SECTION 4.04.  FINANCIAL INFORMATION.  Peoples
will, at its expense, commence preparation of financial statements, Guide 3 statistical data, selected financial data, and "Management's Discussion and Analysis of Financial Condition and Results of
Operations" (Items 301, 302, 303 and 304(b) of SEC
Regulation S-K) ("MD&A") in compliance with SEC requirements for inclusion in the Registration
Statement, including unaudited financial statements and related Guide 3 and MD&A as of and for the appropriate quarterly and year-to-date periods ending September 30,

1996, and Peoples shall use its best efforts to provide such financial statements and data and MD&A to German
American in EDGAR format as soon as practicable but in no event later than October 21, 1996.

     SECTION 4.05.  CONSUMMATION OF AGREEMENT.  Peoples
shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and provisions hereof. Peoples shall furnish to German American in a timely manner all information, data and documents in the possession of Peoples or Peoples Bank requested by German American as may be required to obtain any necessary regulatory or other approvals of the Mergers
(including the application of Peoples Bank to the OCC under the Bank Merger Act with respect to the Bank
Merger) or to file with the SEC a registration statement on Form S-4 (the "Registration Statement") relating to the shares of German American Common to be issued to the shareholders of Peoples pursuant to the Mergers and this Agreement, and shall otherwise cooperate fully with German American to carry out the purpose and intent of this Agreement.

     SECTION 4.06.  ENVIRONMENTAL REPORTS.  Except as
German American shall otherwise consent with respect to any residential real estate (which consent will not be unreasonably withheld by German American), Peoples shall, at German American's expense, cooperate with an environmental consulting firm designated by German
American in connection with the conduct by such firm of a phase one environmental investigation on all real property owned or leased by Peoples or its subsidiaries as of the date of this Agreement, and any real property acquired or leased by Peoples or its subsidiaries after the date of this Agreement, except as otherwise provided in Section 4.01(a)(xv). If further investigation procedures are required as to any property by the report of the phase one investigation in German American's reasonable opinion, Peoples shall as soon as practicable, at Peoples's expense, commission the taking of such further procedures and provide a report of the results of such further procedures to German American. German American shall have fifteen (15) business days from the receipt of any such investigation report to notify Peoples of any objection to the contents of any such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or
(ii) recommended or suggested by such report or reports and prudent in light of the findings of such report, in the aggregate, exceed the sum of $100,000, as reasonably estimated by the environmental expert retained for such purpose by German American and reasonably acceptable to Peoples, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty, then German American shall have the right pursuant to Section 7.03 hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement without further obligation to Peoples, which shall be German American's sole remedy in such event.

     SECTION 4.07.  RESTRICTION ON RESALES.  Peoples
shall obtain and deliver to German American, at least thirty (30) days prior to the Closing Date, signed representations, in form reasonably acceptable to German American, of each shareholder who may reasonably be deemed an "affiliate" of Peoples as of the date of the Shareholders' Meeting within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding their prospective compliance with the provisions of such Rule 145. Peoples shall also obtain and deliver to German American at least 30 days prior to the Closing Date, the signed agreements of each shareholder who may reasonably be deemed an "affiliate" (as such term is described in the preceding sentence) of Peoples as of the date of the Shareholders' Meeting agreeing not to sell any shares of German American Common or otherwise reduce his or her risk relative to such shares, until such time as financial results covering at least thirty (30) days of post-Merger combined operations have been filed by German American with the SEC in a quarterly report on Form 10-Q or in an annual report on Form 10-K.

     SECTION 4.08.  ACCESS TO INFORMATION.  Peoples
shall permit German American reasonable access, in a manner which will avoid undue disruption or interference with Peoples's normal operations, to its and Peoples Bank's properties and shall disclose and make available to German American all books, documents, papers and records relating to its and Peoples Bank's assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers, litigation files, plans affecting employees, and any other business activities or prospects in which German
American may have an interest in light of the transactions contemplated by this Agreement. During the period from the date of this Agreement to the Effective
Time, Peoples will cause one or more of it or Peoples
Bank's designated representatives to confer on a regular basis with the President of German American, or any other person designated in a written notice given to Peoples by German American pursuant to this Agreement, to report the general status of the ongoing operations of Peoples and Peoples Bank. Peoples will promptly notify German American of any material change in the normal course of the operation of its business or properties and of any regulatory complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving
Peoples or Peoples Bank, and will keep German American fully informed of such events. German American will hold any such information which is nonpublic in confidence in accordance with the provisions of Section
8.01 hereof.

     SECTION 4.09.  DIVIDENDS.  Notwithstanding Section
4.01(a) of this Agreement, Peoples may (in the absence of any material adverse change in its consolidated financial condition, results of operations, or business other than the adverse change that is expected to result from the expenses associated with the Mergers), continue to declare and pay quarterly cash dividends
(during September and December 1996 for the respective quarters ending September 30 and December 31, 1996 and during the third month of each subsequent calendar quarter with respect to that calendar quarter) to Peoples shareholders in a quarterly amount not exceeding $.07 per share of Peoples Common, or an aggregate of not more than $.28 per share for 1996.

     German American typically considers the
declaration of cash dividends on German American Common at meetings of its Board of Directors held the first month of each calendar quarter, and typically declares any such dividends to be payable to holders of record of German American Common as of a subsequent date that is within the same calendar month as the month of declaration. In order to assure that Peoples shareholders will be entitled to receive, at the end of each calendar quarter, a dividend with respect to his or her Peoples Common, or a dividend with respect to the German American Common to be exchanged therefor pursuant to the Holding Company Merger, but not both, Peoples shall (commencing with its dividend for the first quarter of 1997 expected to be considered at the March 1997 meeting of the Peoples Board if the Effective Time has for any reason not then occurred) declare its quarterly dividends to be payable to its shareholders of record as of a date that is after the date in the following month that is established by German American as the record date for the following month's cash dividend with respect to German American
Common.

                     ARTICLE FIVE
        COVENANTS OF GERMAN AMERICAN AND UNION

     SECTION 5.01.  REGULATORY APPROVALS AND
REGISTRATION STATEMENT.

     (a)  German American shall file (or cause GAHC and
Union to file or cooperate with Peoples and Peoples
Bank in filing) all regulatory applications required in order to consummate the Mergers, including all necessary applications for the prior approvals of the FRB, the OCC, and the IDFI. German American shall use its best efforts to cause such banking agency regulatory applications to be filed on or before September 16, 1996. German American shall keep Peoples reasonably informed as to the status of such applications and promptly send or deliver copies of such applications, and of any supplementally filed materials, to counsel for Peoples.

     (b)  German American shall file with the SEC the
Registration Statement relating to the shares of German
American Common to be issued to the shareholders of
Peoples pursuant to this Agreement, and shall use its
best efforts to file such Registration Statement by
November 7, 1996 and shall use its best efforts to
cause the Registration Statement to become effective as
soon as practicable.   At the time the Registration
Statement becomes effective, the form of the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. At the time of the mailing thereof to the shareholders of Peoples and German American and at the time of the Peoples
Shareholders' Meeting, and the German American
Shareholder Meeting the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact regarding
German American or the Holding Company Merger necessary to make the statements therein not false or misleading.
German American shall timely file all documents required to obtain all necessary Blue Sky permits and approvals, if any, required to carry out the Merger shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. German American shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the
"Exchange Act") relating to the Mergers, or otherwise required of it under the Exchange Act prior to the Effective Time, and shall deliver copies thereof to Peoples's counsel promptly upon the filing thereof with the SEC.

     SECTION 5.02.  BREACHES.  German American shall,
in the event it has knowledge of the occurrence of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to in this Agreement, give prompt notice thereof to Peoples and use its best efforts to prevent or promptly remedy the same.

     SECTION 5.03.  CONSUMMATION OF AGREEMENT.  German
American shall use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under this Agreement and to effect the Mergers in accordance with the terms and conditions of this Agreement, and use its best efforts to cause the Closing to occur on January 31, 1997 or as soon thereafter as practicable.

     SECTION 5.04.  DIRECTORS' AND OFFICERS'
INDEMNIFICATION.

     (a) Following the Effective Time, German American will provide the directors and officers of Peoples and Peoples Bank from time to time with the same directors' and officers' liability insurance coverage that German
American provides to directors and officers of its other banking subsidiaries.

     (b)  For six (6) years after the Effective Time,
German American shall (and shall cause the Surviving
Bank to) indemnify, defend and hold harmless the present and former officers and directors of Peoples and Peoples Bank (each, an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions (arising from their present or former status as officers or directors) occurring on or prior to the Effective Time to the full extent then permitted under the applicable provisions of the IBCL and the National Bank Act and public policy.

     (c) If during the six (6) year period after the Effective Time German American or the Surviving Bank or any of its or their successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of German American and/or the Surviving Bank shall assume the obligations set forth in this
Section 5.04.

     SECTION 5.05.  BOARD OF DIRECTORS REPRESENTATION.
German American shall cause the Chairman of the Board of Peoples and one other mutually acceptable representative of the Board of Peoples (as it is constituted immediately prior to the Effective Time) to be appointed to the Board of Directors of German
American promptly after the Effective Time.

     SECTION 5.06.  PRESERVATION OF BUSINESS.  German
American shall: (a) conduct its business substantially in the manner as is presently being conducted and in the ordinary course of business and not amend its articles of incorporation in any manner that requires the approval of shareholders of German American under the IBCL; (b) file, and cause its subsidiaries to file, all required reports with applicable regulatory authorities; (c) comply with all laws, statutes, ordinances, rules or regulations applicable to it and to the conduct of its business, the noncompliance with which results or could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis; and (d) comply in all material respects with each contract, agreement, commitment, obligation, understanding, arrangement, lease or license to which it is a party by which it is or may be subject or bound, the breach of which could result in a material adverse effect on the financial condition, results of operations, business, assets or capitalization of German American on a consolidated basis.

     SECTION 5.07.  SECURITIES AND EXCHANGE COMMISSION
FILINGS. German American will provide Peoples with copies of all filings made by German American with the SEC under the Securities Exchange Act of 1934 ("1934
Act"), and the Securities Act of 1933 ("1933 Act") and the respective rules and regulations of the SEC thereunder as soon as practicable after such filings are made at any time prior to the Effective Time.

     SECTION 5.08.  RULE 144(C) INFORMATION.  For not
less than the two-year period immediately following the Effective Time, German American shall make available adequate current public information about itself as that terminology is used in and as required by Rule
144(c) of the SEC under the 1933 Act.

     SECTION 5.09.  AUTHORIZATION OF COMMON STOCK.  On
the Effective Time and on such subsequent dates when the former shareholders of Peoples surrender their Peoples share certificates for cancellation, the shares of German American Common to be exchanged with former shareholders of Peoples shall have been duly authorized and validly issued by German American and shall be fully paid and non-assessable and subject to no pre-emptive rights.

     SECTION 5.10.  PAST SERVICE CREDIT.  Employees of
Peoples Bank shall receive full vesting and eligibility credit under German American's defined contribution retirement plans for their years of service to Peoples
Bank.

     SECTION 5.11.  COMMUNITY FOUNDATION.  If Peoples
Bank determines following the Effective Time to form a non-profit foundation, managed by its Board of Directors for the benefit of the communities served by Peoples Bank, German American will support the initial year's funding by Peoples Bank of such foundation of at least $28,000 and future years' fundings at levels not less than Peoples Bank's past charitable contributions practices.

                      ARTICLE SIX
          CONDITIONS PRECEDENT TO THE MERGERS

     SECTION 6.01.  CONDITIONS OF GERMAN AMERICAN'S AND
UNION'S OBLIGATIONS. German American's and Union's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by German American, GAHC and Union) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by Peoples and Peoples Bank in this Agreement shall be true in all material respects on and as of the Closing
Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

     (b) Peoples and Peoples Bank shall have performed and complied in all material respects with all of its obligations and agreements required to be performed on or prior to the Closing Date under this Agreement.

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

     (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers shall have been obtained and all waiting periods required by law shall have expired.

     (e)  German American shall have received the
environmental reports required by Sections 4.06 and 4.01(a)(xv) hereof and shall not have elected, pursuant to Section 4.06 hereof, to terminate and cancel this Agreement.

     (f)  German American shall have received all
documents required to be received from Peoples or Peoples Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to German
American.

     (g) German American shall have received a letter, dated as of the Effective Time, from Crowe, Chizek &
Co., its independent public accountants, to the effect that the Mergers will qualify for pooling of interests accounting treatment under Accounting Principles Board
Opinion No. 16 if closed and consummated in accordance with this Agreement.

     (h) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.

     (i) German American shall have received from its counsel, Leagre & Barnes, an opinion to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Holding
Company Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Peoples Common upon receipt of the Merger consideration
(except for cash received in lieu of fractional shares); (iii) the basis of shares of German American
Common received by the shareholders of Peoples will be the same as the basis of shares of Peoples Common exchanged therefor; and (iv) the holding period of the shares of German American Common received by the shareholders of Peoples will include the holding period of the shares of Peoples Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

     SECTION 6.02.  CONDITIONS OF PEOPLES'S AND PEOPLES
BANK'S OBLIGATIONS. Peoples's and Peoples Bank's obligations to effect the Mergers shall be subject to the satisfaction (or waiver by Peoples and Peoples
Bank) prior to or on the Closing Date of the following conditions:

     (a) The representations and warranties made by German American, GAHC and Union in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date.

     (b) German American, GAHC and Union shall each have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement.

     (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect, nor shall any proceeding by any bank regulatory authority, other governmental agency or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, enforced or deemed applicable to the Mergers which makes the consummation of the Mergers illegal.

     (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Mergers, including the requisite approval of the Mergers by the shareholders of Peoples, shall have been obtained and all waiting periods required by law shall have expired.

     (e) Peoples shall have received all documents required to be received from German American, GAHC and Union on or prior to the Closing Date, all in form and substance reasonably satisfactory to Peoples.

     (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the SEC.

     (g) Peoples shall have received from counsel for German American, Leagre & Barnes, an opinion reasonably satisfactory to Peoples to the effect that if the Mergers are consummated in accordance with the terms set forth in this Agreement, (i) the Holding Company
Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the holders of shares of Peoples Common upon receipt of the Merger Consideration
(except for cash received in lieu of fractional shares); (iii) the basis of German American Common received by the shareholders of Peoples will be the same as the basis of Peoples Common exchanged therefor;
and (iv) the holding period of the shares of German
American Common received by the shareholders of Peoples will include the holding period of the shares of Peoples Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time.

     (h) Peoples shall have received an opinion of Austin Associates, Inc., or another qualified investment banking firm or other qualified financial expert, to the effect that, as of the date of the mailing of the Proxy Statement/Prospectus to the shareholders of Peoples, the Holding Company Merger was fair to the shareholders of Peoples from a financial point of view.

     (i) Peoples shall have received a letter, dated as of the Effective Time, from Crowe, Chizek & Co., its independent public accountants, to the effect that the Mergers will qualify for pooling of interests accounting treatment under Accounting Principles Board
Opinion No. 16 if closed and consummated in accordance with this Agreement.

     (j) The German American Common to be exchanged for the Peoples Common pursuant to the Holding Company
Merger shall have an aggregate value (as measured by the per share average value of the German American
Common during the Valuation Period that is utilized to determine the Exchange Ratio pursuant to Section
1.03(a)) of at least $21,100,000.

                     ARTICLE SEVEN
              TERMINATION OR ABANDONMENT

     SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement
may be terminated by the mutual written agreement of the parties approved by their respective Boards of Directors at any time prior to the Effective Time, regardless of whether shareholder approval of this Agreement and the Mergers by the shareholders of Peoples shall have been previously obtained.

     SECTION 7.02.  BREACH OF REPRESENTATIONS,
WARRANTIES OR COVENANTS.

     (a) In the event that there is a material breach in any of the representations and warranties or covenants of the parties, which breach is not cured within thirty (30) days after notice to cure such breach is given by the non-breaching party, then the Board of Directors of the non-breaching party, regardless of whether approval by the shareholders of this Agreement and the Mergers shall have been previously obtained, and in addition to any other remedies to which the non-breaching party may be entitled, may terminate and cancel this Agreement effective immediately by providing written notice thereof to the other party hereto.

     (b)  In the event that this Agreement is
terminated (i) as a result of the wilful failure of Peoples or Peoples Bank to perform its obligations in violation of this Agreement or (ii) as the result of the making by any other person or entity not a party to this Agreement of a proposal to Peoples or Peoples Bank contemplating a merger, consolidation, plan of stock exchange, sale of all or substantially all assets, or other business combination with Peoples or Peoples
Bank, then, in addition to whatever other legal rights or remedies to which German American may be entitled, Peoples shall, upon German American's demand, (x) pay to German American a termination fee of $422,000 within two business days of termination and (y) reimburse
German American for all its out-of-pocket costs and expenses in connection with the Mergers incurred from and after July 3, 1996, including its legal, accounting, environmental and other consulting fees and expenses. If German American is entitled to collect the termination fee, Peoples shall, in addition thereto, pay to German American all costs, charges, expenses (including without limitation the fees and expenses of counsel) and other amounts expended by German American in connection with or arising out of the obligations of Peoples to pay all or a portion of the fee.

     SECTION 7.03.  ADVERSE ENVIRONMENTAL REPORTS.
German American may terminate this Agreement as provided by Section 4.06 by giving written notice thereof to Peoples.

     SECTION 7.04.  FAILURE OF CONDITIONS.  In the
event any of the conditions to the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then the Board of Directors of such party may, regardless of whether approval by its shareholders of this Agreement and the Mergers shall have been previously obtained, terminate and cancel this Agreement on the Closing Date by delivery of written notice thereof to the other party on such date.

     SECTION 7.05.  TERMINATION UPON ADVERSE REGULATORY
DETERMINATION.

     In connection with the filings that the German
American, GAHC, Union, Peoples and/or Peoples Bank may be required to make in connection with the Mergers with banking, securities, and antitrust regulatory agencies

 ("Agencies"), each party shall use their best efforts to obtain all necessary approvals of, or clearances from, the Agencies, and shall cause their respective agents and advisors to cooperate and use their best efforts in connection therewith. German American (or its subsidiaries) shall be responsible for making the required Merger filings (except to the limited extent that the applicable law, regulations, or forms specify that Peoples (or Peoples Bank) is the appropriate filing party) with the Agencies, and for discussing such filings with the Agencies and responding to comments thereon. If any required filing is disapproved by any of the Agencies, or any determination is made by any of the Agencies that either of the Mergers cannot be consummated except on terms and conditions that are materially adverse from a financial point of view to German American or to the shareholders of Peoples (an "Adverse Determination"), then German American shall promptly advise Peoples of such Adverse Determination and German American's intended course of action with respect thereto. In the event that German American in its sole discretion determines to seek a judicial or regulatory appeal or review (formal or informal) of the Adverse
Determination, Peoples and Peoples Bank (and their agents and advisors) shall continue to cooperate with such appeal and review procedure and use its best efforts to assist in connection with obtaining reversal or modification of such Adverse Determination. In the event that (a) German American in its sole discretion elects not to seek an appeal or review of the Adverse
Determination or elects in its sole discretion at any time after seeking such an appeal or review to discontinue that effort, or (b) German American seeks such an appeal or review but all avenues for such appeal or review are exhausted without the Adverse
Determination having been vacated or overruled or modified in such a manner that the Adverse
Determination is no longer materially adverse ("Relief
Determination"), or (c) German American seeks such an appeal or review but such appeal or review remains pending on June 30, 1997, without having resulted in a Relief Determination, then either German American or
Peoples may terminate this Agreement without obligation to the other on account of the Adverse Determination;
provided, however, that German American shall pay
Peoples a termination fee of $422,000 within 90 days of any such termination if (x) the Agreement is terminated in accordance with this sentence solely as a result of an Adverse Determination relating to German American's eligibility to account for the Holding Company Merger under the pooling-of-interests method of accounting for reasons other than the exercise of statutory dissenters rights by shareholders of Peoples who would otherwise be entitled to receive ten percent or more of the German American Common issuable in the Merger, and (y)
Peoples and Peoples Bank and their respective agents and advisors have abided by their obligations of cooperation and best efforts expressed in this Section
7.05.

     SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If
this Agreement and consummation of the Holding Company
Merger is not approved by the shareholders of Peoples at the Shareholders' Meeting, then either party may terminate this Agreement by giving written notice thereof to the other party.

     SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In
the event that Peoples or Peoples Bank shall become a party or subject to any memorandum of understanding, cease and desist order, or civil money penalties imposed by any federal or state agency charged with the supervision or regulation of banks or bank holding companies after the date of this Agreement, then German
American may terminate this Agreement by giving written notice thereof to Peoples.

     SECTION 7.08.  LAPSE OF TIME.  If the Closing Date
does not occur on or prior to June 30, 1997, then this Agreement may be terminated by the Board of Directors of either Peoples or German American by giving written notice thereof to the other party.

                     ARTICLE EIGHT
                  GENERAL PROVISIONS

     SECTION 8.01.  CONFIDENTIAL INFORMATION.  The
parties acknowledge the confidential and proprietary nature of "Information" (as hereinafter described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents.

Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction contemplated herein. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

     SECTION 8.02.  RETURN OF DOCUMENTS.  Upon
termination of this Agreement without the Mergers becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

     SECTION 8.03.  LIABILITIES.  In the event that
this Agreement is terminated or the Mergers are abandoned pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages, termination fees, or otherwise except to the extent specifically set forth in Section 7.02(b) or the last proviso clause of Section 7.05. Directors, officers and employees of each party hereto shall have no personal liability under this Agreement with respect to the representations and warranties of their respective parties except for fraud or for their personal intentional and knowing participation in the making of false or misleading statements in such representation and warranties.

     SECTION 8.04.  NOTICES.  Any notice or other
communication hereunder shall be in writing and shall be deemed to have been given or made (a) on the date of delivery, in the case of hand delivery, or (b) three
(3) business days after deposit in the United States
Registered or Certified Mail, with mailing receipt postmarked by the Postal Service to show date of mailing, postage prepaid, or (c) upon actual receipt if transmitted during business hours by facsimile (but only if receipt of a legible copy of such transmission is confirmed by the recipient); addressed (in any case) as follows:

     (a)  If to German American, GAHC or Union:
               German American Bancorp
               711 Main Street
               Box 810
               Jasper, Indiana 47546
               Attn:  George W. Astrike,
                           Chairman of the Board
          with a copy to:
               Leagre & Barnes
               9100 Keystone Crossing
               Suite 800
               P. O. Box 40609
               Indianapolis, Indiana 46240-0609
               Attn:  Mark B. Barnes
and
     (b)  If to Peoples or Peoples Bank:

               Peoples Bancorp of Washington
               201 East Main Street
               P.O. Box 560
               Washington, IN  47501-0560
               Attn:  Joseph A. Wellman, President

          with a copy to:

               Krieg DeVault Alexander & Capehart
               One Indiana Square
               Suite 2800
               Indianapolis, Indiana  46204-2017
               Attn:  John W. Tanselle

or to such other address as any party may from time to time designate by notice to the other.

     SECTION 8.05.  NON-SURVIVAL OF REPRESENTATIONS AND
AGREEMENTS. No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the Effective Time except the covenants of German American in Sections 5.04, 5.05, 5.08, 5.09,
5.10 and 5.11 which shall survive the Effective Time.
No representation, warranty or covenant contained in this Agreement shall survive (and no claims for the breach or nonperformance thereof may be brought after) the termination of this Agreement pursuant to Article
Seven hereof except those matters addressed in Sections
8.01, 8.02 and 8.03 hereof. The obligations of the parties hereto in accordance with the terms and provisions hereof shall survive, and shall continue to be enforceable after, the Effective Time.

     SECTION 8.06.  ENTIRE AGREEMENT.  This Agreement
constitutes the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof, including, without limitation, the Offer of Merger dated July 3, 1996 of German American accepted by Peoples and the letter agreement dated May 2, 1996 between German American and Austin Associates, Inc., as agent of Peoples.

     SECTION 8.07.  HEADINGS AND CAPTIONS.  The
captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     SECTION 8.08.  WAIVER, AMENDMENT OR MODIFICATION.
The conditions of this Agreement which may be waived may only be waived by written notice specifically waiving such condition addressed to the party claiming the benefit of the waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. This
Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

     SECTION 8.09.  RULES OF CONSTRUCTION.  Unless the
context otherwise requires (a) a term used herein has the meaning assigned to it, and (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles.

     SECTION 8.10.  COUNTERPARTS.  This Agreement may
be executed in two or more counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

     SECTION 8.11.  SUCCESSORS.  This Agreement shall
be binding upon and inure to the benefit of the parties hereto and their respective successors. There shall be no third party beneficiaries hereof.

     SECTION 8.12.  GOVERNING LAW; ASSIGNMENT.  This
Agreement shall be governed by the laws of the State of Indiana and, with respect to the Bank Merger, the National Bank Act. This Agreement may not be assigned by any of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written, with the unanimous approval of their respective Boards of Directors.

                                GERMAN AMERICAN BANCORP

                                By /s/ George W. Astrike
                                --------------------------

                                      George W. Astrike
                                      Chairman of the Board and
                                      Chief Executive Officer

APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF GERMAN
AMERICAN BANCORP:

 /s/ George W. Astrike               DAVID G. BUEHLER*
-------------------------          ---------------------------

George W. Astrike                  David G. Buehler

  WILLIAM R. HOFFMAN*                MICHAEL B. LETT*
-------------------------          ---------------------------

William R. Hoffman                 Michael B. Lett


  GENE C. MEHNE*                     SKIP PLACE*
-------------------------          ---------------------------

Gene C. Mehne                      Skip Place


  ROBERT L. RUCKRIEGEL*              MARK A. SCHROEDER*
-------------------------          ---------------------------

Robert L. Ruckriegel               Mark A. Schroeder

  LARRY J. SEGER*                    JOSEPH F. STEURER*
-------------------------          ---------------------------

Larry J. Seger                     Joseph F. Steurer

                                   *By /s/ George W. Astrike
                                      ------------------------

                                       George W. Astrike,
                                       as Attorney-In-Fact

                                   GERMAN AMERICAN HOLDINGS
                                     CORPORATION

                                   By /s/ George W. Astrike
                                     ---------------------------

                                      George W. Astrike
                                      Chief Executive Officer

APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF THE GERMAN
AMERICAN HOLDINGS CORPORATION:

 /s/ George W. Astrike               MARK A. SCHROEDER*
-------------------------          -----------------------------

George W. Astrike                  Mark A. Schroeder


                                   *By /s/ George W. Astrike
                                      --------------------------

                                       George W. Astrike,
                                       as Attorney-In-Fact

                                   THE UNION BANK



                                   By  /s/ David L. Brown
                                     ---------------------------

                                      David L. Brown
                                      President



APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF THE UNION
BANK:


  JANE ASDELL*                       /s/ George W. Astrike
------------------------           ---------------------------

Jane Asdell                        George W. Astrike


  DAVID L. BROWN*                    DANNY J. GREGORY*
------------------------           ---------------------------

David L. Brown                     Danny J. Gregory


  J. DAVID LETT*                     MICHAEL B. LETT*
------------------------           ---------------------------

J. David Lett                      Michael B. Lett


  MARK A. SCHROEDER*
------------------------

Mark A. Schroeder


                                   *By  /s/ George W. Astrike
                                      --------------------------
                                       George W. Astrike,
                                       as Attorney-In-Fact



                                   PEOPLES BANCORP OF WASHINGTON


                                   By /s/ Joseph A. Wellman
                                     ---------------------------


                                   Its  President
                                      ---------------------------

APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF PEOPLES
BANCORP OF WASHINGTON:

The undersigned Directors of Peoples Bancorp of Washington hereby
(a) evidence their approval of this Agreement and the Mergers contemplated hereby and (b) agree to vote the shares of Peoples Common that are registered in their personal names (and agree to use their best efforts to cause all additional shares of Peoples Common over which they have voting control or influence to be voted) in favor of the Holding Company Merger at the Peoples Shareholders Meeting.


 /s/ David F. Crane                 /s/ Randall J. Stoll
-----------------------------      ---------------------------



 /s/ Ziba F. Graham, Jr.            /s/ Joel B. Smith
-----------------------------      ---------------------------



 /s/ Chet L. Thompson               /s/ Bryan S. Bullock
-----------------------------      ---------------------------



 /s/ David Waller                   /s/ Joseph A. Wellman
-----------------------------      ----------------------------



 /s/ David B. Graham                /s/ John J. Hoefling
-----------------------------      ----------------------------




                                   THE PEOPLES NATIONAL BANK
                                      AND TRUST COMPANY


                                   By /s/ Joseph A. Wellman
                                     --------------------------


                                   Its  President & C.E.O.
                                      --------------------------

APPROVED BY THE MEMBERS OF THE BOARD OF DIRECTORS OF THE PEOPLES
NATIONAL BANK AND TRUST COMPANY:


 /s/ David F. Crane                 /s/ Randall J. Stoll
----------------------------       ------------------------------



 /s/ Ziba F. Graham, Jr.            /s/ Joel B. Smith
-----------------------------      ------------------------------



 /s/ Chet L. Thompson               /s/ Bryan S. Bullock
-----------------------------      ------------------------------



 /s/ David Waller                   /S/ Joseph A. Wellman
-----------------------------      ------------------------------



 /s/ David B. Graham                /s/ John J. Hoefling
-----------------------------      -----------------------------

                           APPENDIX A





        ________________________________________________


                          PLAN OF MERGER


                              among


                  PEOPLES BANCORP OF WASHINGTON
                    (an Indiana corporation)


                               and



              GERMAN AMERICAN HOLDINGS CORPORATION
                    (an Indiana corporation)



                        and joined in by


                     GERMAN AMERICAN BANCORP
                    (an Indiana corporation)


________________________________________________

     THIS PLAN OF MERGER, made and entered into as of ___________, 199__, between Peoples Bancorp of Washington, an Indiana corporation ("Peoples"), German American Holdings Corporation, an Indiana corporation ("GAHC"), and joined by German American Bancorp, an Indiana corporation ("German American").

                      W I T N E S S E T H:

     WHEREAS, GAHC is a wholly owned subsidiary of German
American; and

     WHEREAS, Peoples, German American and GAHC deem it advisable for Peoples to merge with and into GAHC pursuant to this Plan of Merger in accordance with the IBCL (as defined in Section 1.01);
and

     WHEREAS, the Boards of Directors of the parties hereto have approved an Agreement and Plan of Reorganization that was executed and delivered as of ______________, 1996 between them
(the "Agreement and Plan of Reorganization");

     NOW, THEREFORE, the parties hereby agree as follows:


                           ARTICLE ONE
                   THE HOLDING COMPANY MERGER

     SECTION 1.01. THE HOLDING COMPANY MERGER. Pursuant to the terms and provisions of this Plan of Merger and the Indiana Business Corporation Law ("IBCL"), Peoples shall merge with and into GAHC (the "Holding Company Merger"). The Holding Company Merger shall be effective upon the filing of this Plan of Merger in the Office of the Indiana Secretary of State (the "Effective Time").

     SECTION 1.02. MERGING CORPORATION. Peoples shall be the merging corporation under the Holding Company Merger and its corporate identity and existence, separate and apart from GAHC, shall cease on consummation of the Holding Company Merger.

     SECTION 1.03. SURVIVING CORPORATION. GAHC shall be the surviving corporation in the Holding Company Merger and the Articles of Incorporation and Bylaws of GAHC in effect prior to the Holding Company Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                           ARTICLE TWO
               TERMS OF THE HOLDING COMPANY MERGER
                    AND CONVERSION OF SHARES

     SECTION 2.01.  EFFECT OF THE HOLDING COMPANY MERGER.  The
Holding Company Merger shall have all of the effects provided by the IBCL.

     SECTION 2.02.  CONVERSION OF SHARES.  At the Effective Time:


                                   (a)  Each of the not more than
     593,334 shares of common stock, $1.00 stated value, of Peoples ("Peoples Common") that are issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into the right to receive X.XXXX [here insert Exchange Ratio to be determined in accordance with Agreement and Plan of Reorganization] shares of common stock, $10 par value, of German American ("German American Common") (the "Merger Consideration").

                                    (b) The shares of German
     American Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of German American.

                                   (c)If any holders of Peoples
     Common dissent from the Holding Company Merger and demand dissenters' rights under the IBCL, any issued and outstanding shares of Peoples Common held by such dissenting holders shall not be converted as described in Section 2.02(a) but shall from and after the Effective Time represent only the right to receive such consideration as may be determined to be due to such dissenting holders pursuant to the IBCL; provided, however, that each share of Peoples Common outstanding immediately prior to the Effective Time and held by a dissenting holder who shall, after the Effective Time, withdraw his demand for dissenters' rights or lose his right to exercise dissenters' rights shall have only such rights as provided under the IBCL.

     SECTION 2.03. FRACTIONAL SHARES. No fractional shares of German American Common shall be issued and, in lieu thereof, holders of shares of Peoples Common who would otherwise be entitled to a fractional share interest (after taking into account all shares of Peoples Common held by such holder) shall be paid an amount in cash equal to the product of multiplying such fractional share by $______________[here insert the average of the highest bid and the lowest asked price of a share of German American Common as quoted on the NASDAQ National Market System on the last day of the Valuation Period.]


     SECTION 2.04.  EXCHANGE PROCEDURES; SURRENDER OF
CERTIFICATES.

                                   (a)The German American Bank
     shall act as Exchange Agent in the Holding Company Merger
     (the "Exchange Agent").

                                   (b)As soon as reasonably
     practicable but in no event more than five days after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as German American may reasonably specify) (each such letter the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consolidation. As soon as reasonably practical but in no event more than five days after surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the Exchange Agent shall transmit to the holder of such Certificate the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. German American reserves the right in all cases to require that a surety bond on terms and in an amount satisfactory to German American be provided to German American at the expense of the Peoples shareholder in the event that such shareholder claims loss of a Certificate and requests that German American waive the requirement for surrender of such Certificate.


                          ARTICLE THREE
               AMENDMENT; TERMINATION; ASSIGNMENT

     SECTION 3.01. AMENDMENT. At any time prior to the Effective Time, the parties to this Agreement by mutual written agreement authorized by their respective Boards of Directors (and whether before or after the shareholders of GAHC and Peoples have approved and adopted this Agreement) may amend this Agreement; provided, however, that if the shareholders of Peoples have approved and adopted this Agreement, any such amendment shall not have a material adverse effect on the shareholders of Peoples.

     SECTION 3.02. TERMINATION. This Plan of Merger may be terminated by the parties hereto prior to the Effective Time under the circumstances provided in, and strictly in accordance with, the provisions of the Agreement and Plan of Reorganization.

     SECTION 3.03. SUCCESSORS AND ASSIGNS. This Plan of Merger and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors but none of the provisions hereof shall inure to the benefit of any other person, firm, or corporation whomsoever. Neither this Plan of Merger nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger as of the day and year first above written.

                              PEOPLES BANCORP OF
                                 WASHINGTON


                               By
                                 Joseph A. Wellman,
                                 President and Chief
                                 Executive Officer



                              GERMAN AMERICAN HOLDINGS
                                CORPORATION




                              By
                                George W. Astrike,
                                Chairman of the Board
                                and Chief Executive
                                Officer






     German American Bancorp hereby joins in the foregoing Plan of Merger.


                              GERMAN AMERICAN BANCORP



                              By
                                George W. Astrike,
                                Chairman of the Board
                                and Chief Executive
                                Officer

                           APPENDIX B

             INDIANA CODE 23-1-44 DISSENTERS RIGHTS


Ind. Code 23-1-44-1. "Corporation" defined

   As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.


Ind. Code 23-1-44-2. "Dissenter" defined

   As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 [IC 23-1-44-8] of this chapter and who exercises that right when and in the manner required by sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter.



Ind. Code 23-1-44-3. "Fair value" defined

   As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.


Ind. Code 23-1-44-4. "Interest" defined

   As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

Ind. Code 23-1-44-5. "Record shareholder" defined

   As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC
23-1-30-4.

Ind. Code 23-1-44-6. "Beneficial shareholder" defined

   As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.


Ind. Code 23-1-44-7. "Shareholder" defined

   As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.


Ind. Code 23-1-44-8. Shareholder dissent

   (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

      (1) Consummation of a plan of merger to which the corporation is a party if:

         (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

         (B) The shareholder is entitled to vote on the merger.

      (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

      (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

      (4) The approval of a control share acquisition under IC
23-1-42.

      (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

      (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9);
or

      (2) Traded on the National Association of Securities
Dealers, Inc. Automated Quotations System Over-the-Counter
Markets ---- National Market Issues or a similar market.

   (c) A shareholder:

      (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

      (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.


Ind. Code 23-1-44-9. Beneficial shareholder dissent

   (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

   (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

      (1) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (2) The beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.


Ind. Code 23-1-44-10. Notice of dissenters' rights preceding shareholder vote

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

   (b) If corporate action creating dissenters' rights under
section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 [IC 23-1-44-12] of this chapter.


Ind. Code 23-1-44-11. Notice of intent to dissent

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

      (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

      (2) Must not vote the shareholder's shares in favor of the proposed action.

   (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.


Ind. Code 23-1-44-12. Notice of dissenters' rights following action creating rights

   (a) If proposed corporate action creating dissenters' rights under section 8 [IC 23-1-44-8] of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 [IC 23-1-44-11] of this chapter.

   (b) The dissenters' notice must be sent no later than ten (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

      (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

      (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

      (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

      (5) Be accompanied by a copy of this chapter.


Ind. Code 23-1-44-13. Demand for payment by dissenter

   (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 [IC 23-1-44-12] of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice under section 12(b)(3) [IC 23-1-44-12(b)(3)] of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

   (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

   (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

Ind. Code 23-1-44-14. Transfer of shares restricted after demand for payment

   (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 [IC 23-1-44-16] of this chapter.

   (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.


Ind. Code 23-1-44-15. Payment to dissenter

   (a) Except as provided in section 17 [IC 23-1-44-17] of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 [IC 23-1-44-13] of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

   (b) The payment must be accompanied by:

      (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

      (2) A statement of the corporation's estimate of the fair value of the shares; and

      (3) A statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.


Ind. Code 23-1-44-16. Return of shares and release of restrictions

   (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

   (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 [IC
23-1-44-12] of this chapter and repeat the payment demand procedure.


Ind. Code 23-1-44-17. Offer of fair value for shares obtained after first announcement

   (a) A corporation may elect to withhold payment required by section 15 [IC 23-1-44-15] of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 [IC 23-1-44-18] of this chapter.


Ind. Code 23-1-44-18. Dissenter demand for fair value under certain conditions

   (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 [IC 23-1-44-15] of this chapter), or reject the corporation's offer under section 17 [IC 23-1-44-17] of this chapter and demand payment of the fair value of the dissenter's shares, if:

      (1) The dissenter believes that the amount paid under
section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

      (2) The corporation fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

      (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

   (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty
(30) days after the corporation made or offered payment for the dissenter's shares.


Ind. Code 23-1-44-19. Effect of failure to pay demand --
Commencement of judicial appraisal proceeding

   (a) If a demand for payment under IC 23-1-42-11 or under
section 18 [IC 23-1-44-18] of this chapter remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (e) Each dissenter made a party to the proceeding is entitled to judgment:

      (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

      (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 [IC 23-1-44-17] of this chapter.


Ind. Code 23-1-44-20. Judicial determination and assessment of costs

   (a) The court in an appraisal proceeding commenced under
section 19 [IC 23-1-44-19] of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

   (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 [IC 23-1-44-10 through IC 23-1-44-18] of this chapter; or

      (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

   (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                           APPENDIX C

              [AUSTIN ASSOCIATES, INC. LETTERHEAD]

January 30, 1997


Board of Directors
Peoples Bancorp of Washington
201 East Main Street
Washington, IN  47501

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to Peoples Bancorp of Washington ("Peoples") and its shareholders of the terms of the Agreement and Plan of Reorganization dated September 27, 1996 ("Agreement") by and among Peoples, The Peoples National Bank and Trust Company ("Peoples Bank"), German American Bancorp, Jasper, Indiana ("German American"), German American Holdings Corporation ("GAHC"), and The Union Bank ("Union") Peoples owns all of the stock of Peoples Bank, and German American owns all of the stock of GAHC and Union. The terms of the Agreement provide for the merger of Union with and into Peoples Bank and simultaneously Peoples will be merged with and into GAHC, with the result that Peoples Bank will become a wholly-owned subsidiary of German American.

     The terms of the Agreement provide for all of the outstanding shares of Peoples to be converted into shares of German American at an exchange ratio that will float between a minimum of 1.0372 and a maximum of 1.1669 shares of German American for each of the 593,334 shares of Peoples Common Stock outstanding, depending upon the market value of German American Common Stock during a pre-closing Valuation Period. This range has been adjusted for the five percent stock dividend declared by German American in October, 1996.

     If the German American Common Stock is valued between $30.48 and $34.29 per share during the Valuation Period, then the Exchange Ratio will be determined within the above range by dividing $21,100,000 by the per share market value of German American to determine the total number of German American shares to be issued in the transaction. The total number of shares will then be divided by 593,334 to determine the Exchange Ratio. If the German American stock value is equal to or less than $30.48 during the Valuation Period, the exchange ratio shall be 1.1669, provided, however, that Peoples may at its option terminate the Agreement in that event. If the German American stock value is equal to or greater than $34.29 during the Valuation Period, the exchange ratio shall be 1.0372. German American will pay cash for fractional shares.

     In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of Peoples and German American, including but not limited to the following: (i) the Prospectus/Proxy Statement;
(ii) the financial statements of Peoples and German American for the period 1992 through September, 1996; (iii) certain other publicly available information regarding Peoples and German American; (iv) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Peoples and German American; (v) the financial terms, to the extent publicly available, of certain comparable transactions; and (vi) such other analysis and information as we deemed relevant.

     In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by Peoples or German American, and have instead relied upon representations and information concerning loans of Peoples and German American in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to Peoples or German American, or to Peoples shareholders receiving German American stock. In addition, we have assumed in the course of obtaining the necessary regulatory approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Peoples and its shareholders.

     Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Peoples and its shareholders.

     For our services in rendering this opinion, Peoples will pay us a fee and indemnify us against certain liabilities.

/s/ Austin Associates, Inc.

Austin Associates, Inc.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 10-Q

(Mark One)
I  X  I   Quarterly Report pursuant to Section 13 or 15(d) of The  Securities
Exchange Act of 1934 for the Quarterly  Period Ended September 30, 1996

Or

I     I   Transition Report pursuant to Section 13 or 15(d) of The Securities
Exchange Act of 1934 for the Transition Period from             to
                                                    ----------
-----------

Commission File Number 0-11244

                            German American Bancorp
             (Exact name of registrant as specified in its charter)

           INDIANA                            35-1547518
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)

                    711 Main Street,  Jasper, Indiana  47546
             (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (812) 482-1314

Indicate by check whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES     X           NO
    ----------         ----------

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


            Class                        Outstanding at
                                        October 30, 1996
Common Stock,  $10.00 par value             1,830,880

                            GERMAN AMERICAN BANCORP

                                     INDEX


PART I.        FINANCIAL INFORMATION

Item 1.
     Consolidated Balance Sheets -- September 30, 1996 and
     December 31, 1995
     Consolidated Statements of Income  --  Three Months
     Ended September 30, 1996 and 1995

     Consolidated Statements of Income -- Nine Months Ended
     September 30, 1996 and 1995

     Consolidated Statements of Cash Flows  --  Nine Months
     Ended September 30, 1996 and 1995

     Notes to Consolidated Financial Statements  --
     September 30, 1996


Item 2.
     Management's Discussion and Analysis of
     Financial Condition and Results of Operations


PART II.            OTHER INFORMATION

Item 6.        Exhibits and Reports on Form 8-K




SIGNATURES

PART 1.FINANCIAL INFORMATION
ITEM 1.FINANCIAL STATEMENTS

                            GERMAN AMERICAN BANCORP
                           CONSOLIDATED BALANCE SHEET
               (dollar references in thousands except share data)
                     (unaudited)

                                    September 30, December 31,
                                         1996         1995
ASSETS
Cash and Due from Banks                 $12,963     $15,421
Federal Funds Sold                        9,525      12,550
 Cash and Cash Equivalents               22,488      27,971

Interest-bearing Balances with Banks        699         897
Other Short-term Investments                499       5,929
Securities Available-for-Sale,
 at market (Note 3)                      82,192      78,908
Securities Held-to-Maturity, at cost
 (Market Value of $14,461 and $11,237
 on September 30, 1996 and December 31,
 1995, respectively) (Note 3)            14,079      10,607

Loans (Note 4)                          249,285     231,127
Less:  Unearned Income                    (355)       (537)
   Allowance for Loan Losses  (Note 5)  (6,030)     (5,933)
Loans, Net                              242,900     224,657

Premises, Furniture and Equipment, Net   10,025       9,624
Other Real Estate                           262         286
Intangible Assets                         1,827       1,990
Accrued Interest Receivable
 and Other Assets                         6,857       6,894

   TOTAL ASSETS                        $381,828    $367,763

LIABILITIES
Noninterest-bearing Deposits            $34,929     $40,855
Interest-bearing Deposits               301,575     286,724
 Total Deposits                         336,504     327,579

Short-term Borrowings                     3,196         ---
Accrued Interest Payable and
 Other Liabilities                        3,580       3,228

   TOTAL LIABILITIES                    343,280     330,807

SHAREHOLDERS' EQUITY
Common Stock, $10 par value; 5,000,000
 shares  authorized, and 1,830,880 and
 1,825,040 issued and outstanding
 in 1996 and 1995, respectively
 (Note 6)                                18,309      18,250
Preferred Stock, $10 par value; 500,000
 shares authorized, no shares issued        ---         ---
Additional Paid-in Capital                5,587       5,449
Retained Earnings                        14,146      12,398
Unrealized Appreciation on Securities
 Available-for-Sale (Net of tax of $332
 and $571 in 1996 and 1995,
 respectively)                              506         859

   TOTAL SHAREHOLDERS' EQUITY            38,548      36,956

   TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY            $381,828    $367,763


          See accompanying notes to consolidated financial statements.

                            GERMAN AMERICAN BANCORP
                       CONSOLIDATED STATEMENTS OF INCOME
             (dollar references in thousands except per share data)
                                  (unaudited)

                                         Three Months Ended
                                           September 30,
                                          1996        1995

INTEREST INCOME
Interest and Fees on Loans               $5,500     $5,424
Interest on Federal Funds Sold              105        159
Interest on Short-term Investments           19        181
Interest and Dividends on Securities      1,448      1,159
  TOTAL INTEREST INCOME                   7,072      6,923

INTEREST EXPENSE
Interest on Deposits                      3,439      3,277
Interest on Short-term Borrowings            15         36
  TOTAL INTEREST EXPENSE                  3,454      3,313

NET INTEREST INCOME                       3,618      3,610
Provision for Loan Losses                    67      (213)
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                         3,551      3,823

NONINTEREST INCOME
Income from Fiduciary Activities             48         37
Service Charges on Deposit Accounts         210        161
Investment Services Income                  107         55
Other Charges, Commissions, and Fees         94        100
Gains on Sales of Loans and
 Other Real Estate                            0          0
Gains on Sales of Securities                  0          0
  TOTAL NONINTEREST INCOME                  459        353

NONINTEREST EXPENSE
Salaries and Employee Benefits            1,452      1,350
Occupancy Expense                           204        207
Furniture and Equipment Expense             188        187
FDIC Premiums                               175          3
Computer Processing Fees                    107        103
Professional Fees                           122         44
Other Operating Expenses                    546        524
  TOTAL NONINTEREST EXPENSE               2,794      2,418

Income before Income Taxes                1,216      1,758
Income Tax Expense                          359        598
Net Income                                 $857     $1,160

Earnings Per Share (Note 2)               $0.45      $0.61

Dividends Paid Per Share  (Note 2)        $0.20      $0.18




          See accompanying notes to consolidated financial statements.

                            GERMAN AMERICAN BANCORP
                       CONSOLIDATED STATEMENTS OF INCOME
             (dollar references in thousands except per share data)
                                  (unaudited)

                                         Nine Months Ended
                                           September 30,
                                            1996      1995

INTEREST INCOME
Interest and Fees on Loans              $16,343    $15,680
Interest on Federal Funds Sold              411        535
Interest on Short-term Investments          141        610
Interest and Dividends on Securities      4,157      3,323
  TOTAL INTEREST INCOME                  21,052     20,148

INTEREST EXPENSE
Interest on Deposits                     10,072      9,226
Interest on Short-term Borrowings            37        168
  TOTAL INTEREST EXPENSE                 10,109      9,394

NET INTEREST INCOME                      10,943     10,754
Provision for Loan Losses (Note 5)          145         15
NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                        10,798     10,739

NONINTEREST INCOME
Income from Fiduciary Activities            146        142
Service Charges on Deposit Accounts         555        456
Investment Services Income                  329        155
Other Charges, Commissions, and Fees        288        333
Gains on Sales of Loans and
 Other Real Estate                            2         21
Gains on Sales of Securities                  0          0
  TOTAL NONINTEREST INCOME                1,320      1,107

NONINTEREST EXPENSE
Salaries and Employee Benefits            4,278      3,963
Occupancy Expense                           609        606
Furniture and Equipment Expense             546        541
FDIC Premiums                               210        351
Computer Processing Fees                    313        297
Professional Fees                           267        121
Other Operating Expenses                  1,566      1,484
  TOTAL NONINTEREST EXPENSE               7,789      7,363

Income before Income Taxes                4,329      4,483
Income Tax Expense                        1,324      1,460
Net Income                               $3,005     $3,023

Earnings Per Share (Note 2)               $1.57      $1.58

Dividends Paid Per Share  (Note 2)        $0.59      $0.54




          See accompanying notes to consolidated financial statements.

                            GERMAN AMERICAN BANCORP
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (dollar references in thousands)
                                  (unaudited)
                                          Nine Months Ended
                                             September 30,
                                            1996      1995
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                $3,005     $3,023
Adjustments to Reconcile Net Income to
 Net Cash from Operating Activities:
  Amortization and Accretion of Investments (41)      (567)
  Depreciation and Amortization              695        707
  Provision for Loan Losses                  145         15
  Gains on Sales of Securities               ---        ---
  Gains on Sales of Loans and
   Other Real Estate                         (2)       (21)
  Change in Assets and Liabilities:
   Unearned Income                         (182)      (224)
   Interest Receivable                     (295)      (377)
   Other Assets                              540      (248)
   Interest Payable                           77        362
   Deferred Loan Fees                       (18)         64
   Deferred Taxes                             31      (489)
   Other Liabilities                         275        926
      Total Adjustments                    1,225        148

   Net Cash from Operating Activities      4,230      3,171

CASH FLOWS FROM INVESTING ACTIVITIES
 Change in Interest-bearing Balances
   with Banks                                198        696
 Proceeds from Maturities of Other
 Short-term Investments                    7,000     46,632
 Purchase of Other Short-term
   Investments                           (1,466)   (40,549)
 Proceeds from Maturities of Securities
   Available-for-Sale                     23,605      3,553
 Proceeds from Sales of Securities
   Available-for-Sale                        ---        ---
 Purchase of Securities
   Available-for-Sale                   (27,541)   (15,044)
 Proceeds from Maturities of Securities
   Held-to-Maturity                          204      6,975
 Proceeds from Sales of Securities
   Held-to-Maturity                          ---        ---
 Purchase of Securities Held-to-Maturity (3,679)    (2,737)
 Purchase of Loans                         (977)    (3,509)
 Loans Made to Customers net of
   Payments Received                    (17,211)    (7,620)
 Proceeds from Sales of Loans                ---        500
 Property and Equipment Expenditures       (933)      (796)
 Proceeds from Sales of Other Real Estate     26        147
   Net Cash from Investing Activities   (20,774)   (11,752)

CASH FLOWS FROM FINANCING ACTIVITIES
 Change in Deposits                        8,925     12,707
 Change in Short-term Borrowings           3,196    (5,665)
 Dividends Paid                          (1,133)    (1,044)
 Exercise of Stock Options                     8         22
 Issuance of Shares under Dividend
   Reinvestment Plan                          65        ---
 Purchase and Retire Common Stock            ---      (110)
   Net Cash from Financing Activities     11,061      5,910

Net Change in Cash and Cash Equivalents  (5,483)    (2,671)
 Cash and Cash Equivalents at
   Beginning of Year                      27,971     22,286
 Cash and Cash Equivalents at
   End of Period                         $22,488    $19,615
Cash Paid During the Year for:
 Interest                                $10,032     $9,032
 Income Taxes                              1,396      1,371



          See accompanying notes to consolidated financial statements.

                            GERMAN AMERICAN BANCORP
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 1996
                                  (unaudited)

Note 1 -- Basis of Presentation

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles have been condensed or omitted. All adjustments made by management to these unaudited statements were of a normal recurring nature. It is suggested that these consolidated financial statements and notes be read in conjunction with the financial statements and notes thereto in the German American Bancorp's December 31,
1995 Annual Report to Shareholders.

  German American Bancorp (the ``Company'') is a multi-bank holding company based in Jasper, Indiana.
Its four affiliate banks conduct business in sixteen offices in Dubois, Martin, Pike, Perry and Spencer
Counties, Indiana.

Note 2 -- Per Share Data

  The weighted average number of shares used in calculating earnings and dividends per share amounts were 1,921,583 and 1,916,890 for the third quarters of 1996 and 1995, respectively. The weighted average number of shares for the first nine months of 1996 and 1995 were 1,919,799 and 1,917,388, respectively. The weighted average amounts have been retroactively restated for the effect of 5% stock dividends declared in October 1996 and October 1995.


Note 3 -- Securities

  At September 30, 1996 and December 31, 1995, U.S.
Government Agency structured notes with an amortized cost of $3,000,000 and $9,250,000, respectively and fair value of $2,916,000 and $9,201,000, respectively, are included in securities available-for-sale, consisting primarily of step-up and single-index bonds.

  Information regarding collateralized mortgage obligations (CMO's) and real estate mortgage investment conduits (REMIC's) is as follows:

                               September 30,   December 31,
                                    1996           1995

                            (dollar references in thousands)

Amortized Cost                    $24,466       $29,429
Fair Value                         24,648        29,474

Fixed Rate                         23,229        28,041
Variable Rate                       1,419         1,433
Note 3 -- Securities  (continued)

The amortized cost and estimated market values of Securities as of September 30, 1996 are as follows:

                                                   Estimated
                                      Amortized      Market
Securities Available-for-Sale:          Cost         Value

U.S. Treasury Securities and
  Obligations of U.S. Government
  Corporations and Agencies           $32,382       $32,117
Obligations of State and Political
  Subdivisions                         16,735        17,536
Corporate Securities                    7,771         7,891
Mortgage-backed Securities             24,466        24,648

  Total                               $81,354       $82,192

                                                   Estimated
                                      Amortized      Market
Securities Held-to-Maturity:            Cost         Value

Obligations of State and Political
  Subdivisions                        $13,065       $13,447
Other Securities                        1,014         1,014

  Total                               $14,079       $14,461

The amortized cost and estimated market values of Securities as of December 31, 1995 are as follows:
                                                   Estimated
                                      Amortized      Market
Securities Available-for-Sale:          Cost         Value

U.S. Treasury Securities and
  Obligations of U.S. Government
  Corporations and Agencies           $23,727       $23,787
Obligations of State and Political
  Subdivisions                         14,232        15,386
Corporate Securities                    6,375         6,463
Mortgage-backed Securities             33,144        33,272

  Total                               $77,478       $78,908

                                                   Estimated
                                      Amortized      Market
Securities Held-to-Maturity:            Cost         Value

Obligations of State and Political
  Subdivisions                         $9,869       $10,499
Other Securities                          738           738

  Total                               $10,607       $11,237


Note 4 -- Loans


  Loans, as presented on the balance sheet, are comprised of the following classifications:
                                  September 30,   December 31,
                                          1996       1995
                                (dollar references in thousands)

Real Estate Loans Secured by 1-4
  Family Residential Properties       $73,428      $68,826
Loans to Finance Poultry Production
  and other Related Operations         16,421       23,784
Loans to Finance Agricultural
  Production and Other Loans
  to Farmers                           31,147       27,310
Commercial and Industrial Loans        87,301       74,612
Loans to Individuals for Household,
  Family and Other Personal
  Expenditures                         39,683       34,685
Economic Development Commission Bonds     588          608
Lease Financing                           717        1,302
  Total Loans                        $249,285     $231,127

  Information regarding impaired loans is as follows at September
30, 1996 and December 31, 1995:

                                  September 30,  December 31,
                                       1996          1995
                                (dollar references in thousands)

Balance of impaired loans              $4,132       $6,244
    Less: Portion for which no
        allowance for loan loss is
        allocated                         237          215
Portion of impaired loan balance for
  which an allowance
  for credit losses is allocated       $3,895       $6,029

Portion of allowance for loan losses
  allocated to the impaired loan balance $996         $898


Note 5 -- Allowance for Loan Losses

  A summary of the activity in the Allowance for Loan Losses is as follows:
                                         1996         1995
                                (dollar references in thousands)

Balance at January 1                   $5,933       $5,669
Provision for Loan Losses                 145           15
Recoveries of Prior Loan Losses           203          430
Loan Losses Charged to the Allowance    (251)        (280)
Balance at September 30                $6,030       $5,834

Note 6 --  Stock Dividend

  The Company's Board of Directors declared a five percent stock dividend on the Company's Common Stock in October 1996, payable December 6, 1996 to holders of record November 8, 1996. These additional shares will be recorded during the fourth quarter of 1996; however, the stock dividend has been given retroactive effect for purposes of computing per share data in the consolidated financial statements. See Note 2.

Note 7 --  Stock Options

  As of January 1, 1996 Statement of Financial Accounting Standards No. 123 (FAS123), `Accounting for Stock-Based Compensation'' is applicable to the Company. FAS123 encourages, but does not require, the use of a `fair value based method'' to account for stock-based compensation plans. The Company has elected not to change its accounting for stock options to a fair value based method, and no compensation expense was recorded for stock options granted during the nine months ended September 30, 1996.

Note 8 -- Proposed Acquisition

  The Company signed a definitive agreement in September 1996 providing for the merger of Peoples Bancorp of Washington (Washington, Indiana) (`Peoples Bancorp') with a subsidiary of the Company. Peoples Bancorp owns all of the outstanding stock of Peoples National Bank and Trust Company, Washington, Indiana (`Peoples Bank''). Peoples Bank operates four banking offices in Daviess County, Indiana.

  Under the terms of the agreement, the Company will issue to the shareholders of Peoples Bancorp between 615,417 and 692,344 shares of Company Common Stock as adjusted for the Company's five percent stock dividend declared in October 1996 (subject to further antidilution adjustments in the event of any future stock dividends, splits and the like), depending upon the Company's average common stock price during a period prior to the date of the merger closing. Based on the reported bid / asked quotations for the Company's Common Stock during the period preceding September 30, 1996, the Company would have issued the minimum number of shares had the merger closed on September 30, 1996.
The transaction is expected to be accounted for as a pooling of interests.

  The proposed merger is subject to approval by the shareholders of Peoples Bancorp, approvals of bank regulatory agencies, and other conditions. The parties contemplate that the merger will
be effective in late 1996 or early 1997.   As of December 31,
1995 and for the year then ended, Peoples Bancorp reported total assets of $90,841,580, shareholders' equity of $8,832,441 and net income of $823,972.
ITEM 2.

                            GERMAN AMERICAN BANCORP
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


  German American Bancorp (``the Company'') is a multi-bank holding company based in Jasper, Indiana. Its four affiliate banks conduct business in sixteen offices in Dubois, Martin, Pike, Perry and Spencer Counties, Indiana. The banks provide a wide range of financial services, including accepting deposits; making commercial, mortgage and consumer loans; issuing credit life, accident and health insurance; providing trust services for personal and corporate customers; providing safe deposit facilities; and providing investment advisory and brokerage services.

  This section presents an analysis of the consolidated financial condition of the Company as of September 30, 1996 and December 31, 1995 and the consolidated results of operations for the periods ended September 30, 1996 and 1995. This review should be read in conjunction with the consolidated financial statements and other financial data presented elsewhere herein and with the financial statements and other financial data and the Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Company's December 31, 1995 Annual Report to Shareholders.


RESULTS OF OPERATIONS

Net Income:

  The Company's earnings for the third quarter of 1996 were $857,000 or $.45 per share, a decrease of $303,000 (or 26%) from the Company's third quarter earnings for 1995 of $1,160,000 or $.61 per share. The Company's net income for the nine months ended September 30, 1996, were $3,005,000 or $1.57 per share, down slightly from net income for the comparable 1995 period of $3,023,000 or $1.58 per share.

  The earnings comparisons for both the three month period and the nine month period were materially impacted by three factors. First, the FDIC made a $157,000 special assessment against the Company's Savings Association Insurance Fund (SAIF) deposits in the third quarter of 1996 compared to a $166,000 FDIC premium refund recorded by the Company in the third quarter of 1995. Second, the Company's third quarter 1995 operating results were positively impacted by a significantly reduced level of provision for loan loss resulting from the 1995 recovery by one of its affiliate banks of a previously charged-off loan totaling $327,000. Third, 1996 earnings have been affected by expenses associated with the Company's pending acquisition of Peoples Bancorp of Washington, Indiana. The Company's after-tax expenses for these three items increased by $339,000 ($.18 per share) during the three month period, and by $77,000 ($.04 per share) during the nine month period ended September 30, 1996, as compared to the prior year periods.

Net Interest Income:

  Net Interest Income is the Company's largest component of income and represents the difference between interest and fees earned on loans and investments and the interest paid on interest-bearing liabilities. In this discussion net interest income is presented on a `tax-equivalent'' basis whereby tax exempt income, such as interest on securities of state and political subdivisions, has been increased to the amount that would have been earned on a comparable taxable basis. This adjustment places taxable and non-taxable income on a common basis and allows an accurate comparison of rates and yields.

  The following table summarizes German American Bancorp's net interest income (on a tax-equivalent basis) for each of the periods presented herein. An effective tax rate of 34 percent is used on each period presented.


                           Nine Months         Change from
                       Ended September 30,     Prior Period

                        1996      1995      Amount  Percent
                          (dollar references in thousands)

Interest Income        $21,742   $20,739   $1,003      4.8%
Interest Expense        10,109     9,394      715      7.6%
  Net Interest Income  $11,633   $11,345     $288      2.5%

                          Three Months         Change from
                       Ended September 30,     Prior Period

                         1996     1995      Amount  Percent
                          (dollar references in thousands)

Interest Income         $7,318    $7,126     $192      2.7%
Interest Expense         3,454     3,313      141      4.3%
  Net Interest Income   $3,864    $3,813      $51      1.3%

  For the first three quarters of 1996, the tax-equivalent net interest income of $11,633,000 exceeded the 1995 amount by
$288,000 or 2.5%.   For the third quarter of 1996, tax-equivalent
net interest income of $3,864,000 increased by $51,000 or 1.3% from the 1995 level. The net interest margin for the first nine months of 1996 was 4.48% versus 4.61% for 1995. The increase in the level of higher yielding assets, such as loans, which occurred during the period in 1996 resulted in a corresponding increase in net interest income. The decrease in net interest margin reflects the effect of the decline in general interest rates which occurred during the last half of 1995 and the majority of 1996. This decrease in the net interest margin occurred as a result of the impact on the average yields on loans and short-term investments which react more quickly to changes in general short-term interest rates than the average yields on investment securities and the average rates paid on interest-bearing deposits.

Provision For Loan Losses:

  The Company provides for loan losses through regular provisions to the allowance for loan losses. These provisions are made at a level which is considered necessary by management to absorb estimated losses in the loan portfolio. A detailed evaluation of the adequacy of this loan loss reserve is completed quarterly by management.

  During the third quarter of 1995, it became evident that a single loan which was previously charged against the allowance for loan losses in the amount of $327,000 had returned to performing status. The full amount of the loan was recognized during the third quarter of 1995 as a recovery of prior loan losses. As a result of this recovery and based on Management's evaluation of the adequacy of the allowance for loan losses, a negative charge to the provision for loan losses was taken during
the third quarter of 1995.   Accordingly, the provision for loan
losses for the third quarter of 1995 was a negative $213,000 and for the first nine months of 1995 was only $15,000. The comparable provision increased by $280,000 (to $67,000) for the third quarter of 1996 and by $130,000 (to $145,000) for the nine months ended September 30, 1996.

  The amount of future years' provision for loan loss will be subject to adjustment based on the findings of future evaluations
of the adequacy of the loan loss reserve.   Net charge-offs were
$48,000 or 0.02 percent of average loans for the first nine months of 1996. For the same period of 1995, net recoveries were $150,000. Underperforming loans, as a percentage of total loans were 1.24 and 1.51 percent on September 30, 1996 and December 31, 1995, respectively. See discussion headed `Financial Condition'' for more information regarding underperforming assets.

Noninterest Income:

  Noninterest income, exclusive of gains realized on the sales of Loans and Other Real Estate, for the first three quarters of 1996 was $1,318,000. This was $232,000 or 21.4 percent greater than the $1,086,000 posted for the same period of 1995. Investment Services Income for 1996 increased by $174,000 from that earned in 1995.

  Third quarter noninterest income, exclusive of gains realized on the sales of Loans and Other Real Estate, increased by $106,000 in 1996 primarily as a result of the $52,000 increase in Investment Services Income.

  The Company had no security sales during 1996 or 1995.



Noninterest Expense:

  Total noninterest expense for the first nine months of 1996 was $7,789,000 which translates to a $426,000 or 5.8% increase over the $7,363,000 posted for the same period in 1995. Total noninterest expense for the third quarter of 1996 was $2,794,000 which represents a $376,000 or 15.6% increase over the $2,418,000 posted for the same period in 1995.

  The largest single component of noninterest expense, Salaries and Employee Benefits, represents 54.9% of total noninterest expenses for 1996. This expense category was $4,278,000 during the first nine months of 1996, an increase of $315,000 or 7.9% from the 1995 level of $3,963,000. Salaries and employee benefits were $1,452,000 during the third quarter of 1996, an increase of $102,000 or 7.6% from the 1995 level of $1,350,000. A significant portion of this increase is attributable to effects of changes in the Company's organizational structure which occurred in mid 1995. Prior to July 1995, the Company's executive officers and support functions served both the Company and its lead affiliate bank, German American Bank. In recognition of the increased management and administrative demands existing under a multi-bank holding company environment, the management and administrative support functions of German American Bank and the Company were segmented into distinct groups with additional staffing implemented as deemed appropriate. Although this organizational change did result in an increased level of Salaries & Benefits, Company management believes the increased management focus at both the Bank and Bancorp level will result in increased operating efficiency.

  Deposits held at the Company's affiliate banks are insured by the FDIC within two different funds - Bank Insurance Fund (BIF) and Savings Association Insurance Fund (SAIF). All of the deposits of First State Bank are covered under SAIF whereas nearly all the deposits of the other three affiliate banks are within BIF. During the third quarter of 1995, the FDIC refunded $166,000 to BIF insured banks as a result of this particular fund having surpassed a congressionally mandated level. The result of this refund was to reduce FDIC Premium expense to a mere $3,000 for the third quarter of 1995. However, on September 30, 1996, the Deposit Insurance Funds Act of 1996 was enacted into law. This legislation imposed a one-time special assessment on SAIF - assessable deposits for the purpose of boosting the capital of the Savings Association Insurance Fund. This special assessment to the Company was $157,000 which increased the third quarter 1996 FDIC expense to $175,000, an increase of $172,000 from the prior year's third quarter. This Act also will require the Company's BIF- insured subsidiary banks to assume a portion of the obligations (FICO bonds) previously assessed only to SAIF institutions, commencing January 1997. Beginning in 1997 and until December 31, 1999 the estimated assessment rate on these obligations will be 1.3 basis points per $100 of insured deposit base for BIF as opposed to 6.4 basis points for SAIF deposits. The Company's annualized premium expense for 1997 would be approximately $57,000 based on September 30, 1996 deposit holdings. From the year 2000 until 2019, the estimated assessment rate for the obligations is expected to be under 2.5 basis points for all deposits.

  The Company's anticipated deposit insurance premium expense for 1997 and anticipated assessment rates included in the preceding paragraph are forward- looking statements that are based solely on current levels of deposits (which might change significantly due to acquisitions by the Company of other financial institutions or branches) and FDIC estimates of assessment rates. These assessment rates represent the rates the FDIC presently feels are sufficient to generate the funds required to retire obligations known as FICO bonds which mature in the year 2019. These assessment rates could rise in future years above the levels illustrated here in the event certain actions (such as an increased level of bank or thrift failures) deplete the fund(s) below certain reserve levels thereby prompting a need to bolster the fund balance via higher premium rates. Accordingly, actual future deposit insurance expense for 1997 and future years could vary materially from the amounts presently anticipated.

  Professional Fees for the first nine months of 1996 were $267,000 or $146,000 higher than the $121,000 posted for the same three quarters of 1995. This particular category rose primarily because of the Company's pending acquisition of Peoples Bancorp of Washington, Indiana and certain other general acquisition-related expenditures.

  Professional Fees for the third quarter of 1996 were $122,000 versus $44,000 for the same three months of the prior year.
Again merger activity accounted for this increased expenditure level.


FINANCIAL CONDITION

  As of September 30, 1996, total assets increased to $381,828,000 compared to $367,763,000 at December 31, 1995.
Deposits rose $8,925,000 in 1996 over that of year-end 1995.
Loans, net of unearned income rose by $18,340,000 or 8.0% from the year-end mark of $230,590,000.

Underperforming Assets:

  The following analyzes German American Bancorp's underperforming assets at
September 30, 1996 and December 31, 1995.

                        September 30, 1996  December 31, 1995
                           (dollar references in thousands)

Loans which are contractually
  past due 90 days or more       $1,529          $2,683
Nonaccrual Loans                  1,567             803
Renegotiated Loans                  ---             ---
  Total Underperforming Loans     3,096           3,486
Other Real Estate                   262             286
  Total Underperforming Assets   $3,358          $3,772

Allowance for Loan Loss to
  Underperforming Loans          194.77%          170.20%
Underperforming Loans to
  Total Loans                      1.24%            1.51%


  Underperforming loans at September 30, 1996 were 11.2% less than the $3,486,000 of underperforming loans at December 31, 1995. Stated as a percentage of total loans, underperforming loans were 1.24% and 1.51% for September 30, 1996 and December 31, 1995, respectively. The allowance for loan loss stated as a percentage of underperforming loans equaled 194.77% and 170.20% for the same two dates respectively.

  Underperforming loans include $1,906,000 and $2,646,000 of impaired loans at September 30, 1996 and December 31, 1995 (See
Note 4 to the consolidated financial statements).

  The overall loan portfolio is diversified among a variety of individual borrowers, with a substantial portion of debtors' ability to honor their contracts dependent on the agricultural, poultry and wood manufacturing industries. Although wood manufacturers employ a significant number of people in the Company's market area, the Company does not have a concentration of credit to companies engaged in that industry. The Company has historically been involved in the financing of poultry production. As a means of controlling risk from concentrations of credit within this industry, the Company has, during recent years, utilized guaranties from the Small Business Administration
(SBA) and the Farmers Home Administration (FmHA). Typically, the guaranties provide for SBA and FmHA, in the event of default, to absorb from 85% to 90% of the loan balance remaining after the application of collateral. No unguaranteed concentration of credit in excess of 10% of total assets exists within any single industry group.

Capital Resources:

  Federal banking regulations provide guidelines for determining the capital adequacy of bank holding companies and banks. These guidelines provide for a more narrow definition of core capital and assign a measure of risk to the various categories of assets. Minimum levels of capital are required to be maintained in proportion to total risk-weighted assets and off-balance sheet exposures such as loan commitments and standby letters of credit.

  Tier 1, or core capital, consists of shareholders' equity less goodwill, core deposit intangibles, and certain tax receivables defined by bank regulations. Tier 2 capital is defined as the amount of the allowance for loan losses which does not exceed 1.25% of gross risk adjusted assets. Total capital is the sum of Tier 1 and Tier 2 capital.

  The minimum requirements under these standards are generally at least a 4.0% leverage ratio, which is Tier 1 capital divided by defined `total assets'', 4.0% Tier 1 capital to risk-adjusted assets and 8.0% total capital to risk- adjusted assets ratios. Under these guidelines, the Company, on a consolidated basis, and each of its affiliate banks individually, have capital ratios that substantially exceed the regulatory minimums.

  The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) requires federal regulatory agencies to define capital tiers. These are: well- capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. Under these regulations, a `well-capitalized'' entity must achieve a Tier One Risk-based capital ratio of at least 6.0%, a total capital ratio of at least 10.0% and a leverage ratio of at least 5.0% and not be under a capital directive order.

  At September 30, 1996, management is not under such a capital directive nor is it aware of any current recommendations by banking regulatory authorities which, if they were to be implemented, would have, or are reasonably likely to have, a material effect on the Company's liquidity, capital resources or operations.

  The table below presents the Company's consolidated capital ratios under regulatory guidelines.

RISK BASED CAPITAL STRUCTURE ($ in thousands)
                                      September 30,December 31,
                                          1996        1995
Tier 1 Capital:
 Shareholders' Equity as presented
   on Balance Sheet                    $38,548      $36,956
 Add / (Subtract):  Unrealized
   Depreciation / Appreciation on
   Securities Available-for-Sale         (506)        (859)
 Less:  Intangible Assets and
   Ineligible Deferred Tax Assets      (1,986)      (2,140)
    Total Tier 1 Capital                36,056       33,957
Tier 2 Capital:
 Qualifying Allowance for Loan Loss      3,195        2,943
    Total Capital                      $39,251      $36,900

Risk-adjusted Assets                  $252,743     $232,272

                               To be Well
                              Capitalized
                              Under Prompt
                  Minimum for  Corrective
                    Capital      Action
                    Adequacy   Provisions Sept.30, Dec. 31,
                    Purposes    (FDICIA)    1996    1995

Leverage Ratio        4.00%      5.00%     9.60%   9.29%
Tier 1 Capital to
 Risk-adjusted Assets 4.00%      6.00%    14.27%  14.62%
Total Capital to
 Risk-adjusted Assets 8.00%     10.00%    15.53%  15.89%


LIQUIDITY

 The Consolidated Statement of Cash Flows details the elements of change in the Company's cash and cash equivalents. During the first nine months of 1996, the net cash from operating activities, including net income of $3,005,000 provided $4,230,000 of available cash. Increases in deposits and short-term borrowings made available an additional $12,121,000. Major cash outflows experienced during this nine month period of 1996 included dividends of $1,133,000, property and equipment purchases of $933,000 and the net funding outlay of loans in the amount of $18,188,000. The purchase of securities and short-term investments (net of proceeds from maturities) decreased cash by $1,679,000. Total cash outflows for the period exceeded inflows by $5,483,000 leaving a cash and cash equivalent balance of $22,488,000 at September 30, 1996.

PROPOSED PEOPLES BANCORP MERGER

 The Company has agreed to acquire Peoples Bancorp of Washington, Washington, Indiana (`Peoples Bancorp'') on the terms set forth in Note 8 to the financial statements included in this report.
In evaluating the terms of this acquisition, the Company prepared estimates of the future earnings and financial condition for the Company and for Peoples Bancorp which took into consideration cost savings and efficiencies that Company management believes could be achieved in future years. These estimates compared the estimated earnings per share of the Company's common stock and its estimated shareholders' equity per share to the estimated earnings per share and shareholders' equity per share on a prospective pro forma basis giving effect to the acquisition on the agreed terms. Based on such analysis, the proposed acquisition of Peoples Bancorp is expected to be materially dilutive, in the early years, to the Company's earnings per share and shareholders' equity per share compared to the amounts that might be expected without the business combination with Peoples Bancorp. The Company believes, however, that the anticipated dilution is acceptable given the Company's belief that entry into the Daviess County banking market offers strategic advantages to the Company.

PART II.  --  OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K

(a)   Exhibits

      Exhibit No.        Description

          2              Agreement and Plan of Reorganization
                         by and among Peoples Bancorp of
                         Washington, the Registrant, and certain
                         affiliates dated September 27, 1996.


         27              Financial Data Schedule for the period
                         ended September 30, 1996.

(b)   Reports on Form 8-K

      There were no reports on Form 8-K filed during the three months ended September 30, 1996, except a report filed July 17, 1996 reporting under Item 5 the Registrant's execution of an agreement to acquire Peoples Bancorp of Washington, Washington, Indiana.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              GERMAN AMERICAN BANCORP

Date  11/13/96                By/s/George W. Astrike
      ------------------      ----------------------------
                              George W. Astrike
                              Chairman

Date  11/13/96                By/s/John M. Gutgsell
     -------------------      -----------------------------
                              John M. Gutgsell
                              Controller and Principal
                              Accounting Officer

                        PART II

        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors.

     Under the Indiana Business Corporation Law and
Article IV of German American's Restated Bylaws, German
American's officers, Directors, and employees are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested Directors, a special legal counsel, or a majority vote of the shares of German American's voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be the best interests of German American. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

     Under the Indiana Business Corporation Law, a
Director of German American cannot be held liable for actions that do not constitute wilful misconduct or recklessness. The Articles of Incorporation of German
American provide that Directors of German American shall be immune from personal liability for any action taken as a Director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a Director of German
American against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested Directors of German American, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of German American.

     At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and German American does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

     In addition, officers and Directors of German
American are entitled to indemnification under an insurance policy of German American for expenditures incurred by them in connection with certain acts in their capacities as such, and providing reimbursement to German American for expenditures in indemnifying such Directors and officers for such acts. The maximum aggregate coverage for German American and insured individuals is $2,000,000 for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

Item 21.  Exhibits and Financial Statement.

     The exhibits described in the Exhibit List immediately following the "Signatures" page of this Registration Statement (which Exhibit List is incorporated by reference) are hereby filed as part of this Registration Statement.

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus
(i) that is filed pursuant to the paragraph immediately proceeding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, 13 or 18 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on January 31, 1997.

                                      GERMAN AMERICAN BANCORP


                                   By /s/ Mark A. Schroeder
                                   Mark A. Schroeder,
                                   President and Chief
                                   Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration
Statement has been signed on January 31, 1997 by the following persons in the capacities indicated.

Principal Executive Officer:

GEORGE W. ASTRIKE*                      Chairman of
George W. Astrike                       the Board
                                        and Chief
                                        Executive
                                        Officer
Principal Financial Officer:

/s/ Mark A. Schroeder_
Mark A. Schroeder                       President
                                        and Chief
                                        Financial
                                        Officer

Principal Accounting Officer:

/s/ John M. Gutgsell
John M. Gutgsell                        Vice President and
                                        Controller


GEORGE W. ASTRIKE*                      Director
George W. Astrike


DAVID G. BUEHLER*                       Director
David G. Buehler


WILLIAM R. HOFFMAN*                     Director
William R. Hoffman


MICHAEL B. LETT*                        Director
Michael B. Lett


GENE C. MEHNE*                          Director
Gene C. Mehne


A. WAYNE ("SKIP") PLACE, JR.*           Director
A. Wayne ("Skip") Place, Jr.


ROBERT L. RUCKRIEGEL*                   Director
Robert L. Ruckriegel


_________________________               Director
Mark A. Schroeder


LARRY J. SEGER*                         Director
Larry J. Seger


JOSEPH F. STEURER*                      Director
Joseph F. Steurer

*By /s/ Mark A. Schroeder
    Mark A. Schroeder,
    as Attorney-In-Fact

                        EXHIBIT INDEX

Exhibit
Number           Description

  2       Agreement and Plan of Reorganization between German
          American and Peoples (included as Appendix A to the
          Prospectus/Proxy Statement).

  3.1     Restated Articles of Incorporation of German
          American Bancorp, as amended April 24, 1995. The copy of this exhibit filed as Exhibit 3.1 to German
          American's Report on Form 10-K for the year ended
          December 31, 1995, is incorporated herein by reference.

  3.2 Restated Bylaws of German American Bancorp, as amended August 14, 1990. The copy of this exhibit filed as Exhibit 3.2 to German American's Report on Form 10-K for the year ended December 31, 1995, is incorporated herein by reference.

  5* Opinion of Leagre & Barnes regarding legality of securities being offered, including consent.

  8* Opinion of Leagre & Barnes regarding federal income tax consequences, including consent.

 10.1     German American Bancorp 1992 Stock Option Plan.
          The copy of this exhibit filed as Exhibit 10.1 to Amendment No. 1 to German American's Registration
          Statement on Form S-4 filed January 21, 1993 (No.
          33-55170) is incorporated herein by reference.

 10.2 Executive Deferred Compensation Agreement dated December 1, 1992 between The German American Bank and George W. Astrike. The copy of this exhibit filed as Exhibit 10.3 to Amendment No. 1 to German American's Registration Statement on Form S-4 filed January 21, 1993 (No. 33-55170) and is incorporated herein by reference.

 10.3 Director Deferred Compensation Agreement between The German American Bank and all but one of its Directors. The documents filed as Exhibit 10.4 to Amendment No. 1 to German American's Registration Statement on Form S-4 filed January 21, 1993 (No. 33-55170) are incorporated herein by reference. (The Agreement entered into by George W. Astrike, a copy of which was filed as Exhibit 10.4 to the S-4, is substantially identical to the Agreements entered into by the other

          Directors.) The schedule following Exhibit 10.4 to the S-4 lists the Agreements with the other
          Directors and sets forth the material detail in which such Agreements differ from the Agreement filed as Exhibit 10.4 to the Unibancorp S-4.

 10.4 Sublease entered by and between Buehler Foods, Inc. and The German American Bank, dated January 2, 1987 (Huntingburg Banking Center Branch). The copy of this exhibit filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-4 filed February 28, 1994 (No. 33-75762) (the "Otwell S-4") is incorporated herein by reference.

 10.5*    Sublease entered by and between Buehler Foods, Inc.
          and The German American Bank dated August 1, 1990
          (The Crossing Shopping Center Branch).

 10.6 Letter dated January 5, 1995 from the German American Bank to Buehler Foods, Inc. notifying Buehler Foods, Inc. of exercise of renewal option on The Crossing Shopping Center Branch. The copy of this exhibit filed as Exhibit 10.4 of the Registrant's Report on Form 10-K for the year ended December 31, 1994 is incorporated herein by reference.

 10.7     Incentive stock option agreement between German
          American and George W. Astrike dated April 20,
          1993.  The copy of this exhibit filed as Exhibit
          10.6 to the Otwell S-4 is incorporated herein by reference.

 10.8 Form of Incentive Stock Option Agreement. The copy of this exhibit filed as Exhibit 10.7 to the Otwell S-4 is incorporated herein by reference. The Incentive Stock Option Agreement between German American Bancorp and Mark A. Schroeder dated
          April 20, 1993, is substantially identical to the Form of Incentive Stock Option Agreements entered into by German American and the following other executive officers of German American, all on April 20, 1993: James E. Essany (1,500 shares); Urban R. Giesler (1,500 shares); Stan J. Ruhe (3,000 shares) (all numbers and prices unadjusted for subsequent stock splits).

 13 Annual Report to Shareholders for the year ended December 31, 1995. The copy of this exhibit filed as Exhibit 13 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 10-K") is incorporated herein by reference. This exhibit, except to the extent specifically incorporated by reference into the 1995 10-K, is furnished for the information of the Commission only and is not to be deemed "filed" as a part of the 1995 10-K or this Registration Statement.

 21*      Subsidiaries of German American.

 23.1**   Consent of Crowe, Chizek and Company, LLP.

 23.2**   Consent of Crowe, Chizek and Company, LLP.

 23.3 Consents of counsel are filed as part of Exhibits 5 and 8 to this Registration Statement.

 23.4*    Consent of Austin Associates, Inc.

 23.5* Consent of David B. Graham (a person named herein as about to become a Director of the registrant)

 23.6**   Consent of Paul E. Nonte, Certified Public
          Accountant

 23.7     Consent of Austin Associates, Inc., dated January
          31, 1997

 24*      Power of Attorney, included on signature page.

 99.1**   Form of Proxy (Peoples).

 99.2**   Form of Proxy (German American).

 99.3*    Cover Letter to Shareholders (Peoples).

 99.4*    Cover Letter to Shareholders (German American).

 99.5    Supplement No. 1 to Prospectus/Proxy Statement
         Dated January 30, 1997

 99.6    Notice of Rescheduled Special Meeting of
         Shareholders (Peoples)

 99.7    Notice of Rescheduled Special Meeting of
         Shareholders (German American)

 99.8    Preliminary appraisal prepared by Austin
         Associates, Inc. The paper copy of this document that is being filed with the Commission under cover of Form SE by courier on January 31, 1997, is incorporated herein by reference.


 *Filed as part of original Registration Statement on November 19, 1996.

**Filed (or refiled) with Pre-Effective Amendment No. 1